Exhibit 4.1

EXECUTION VERSION

GRAFTECH FINANCE INC.

AND EACH OF THE NOTE GUARANTORS PARTY HERETO

4.625% Senior Secured Notes due 2028

INDENTURE

Dated as of December 22, 2020

U.S. BANK NATIONAL ASSOCIATION,

as Trustee and Notes Collateral Agent

i

Appendix A	-	Provisions Relating to the Notes
Exhibit A	-	Form of Note
Exhibit B	-	Form of Supplemental Indenture
Exhibit C	-	Form of Equal Priority Intercreditor Agreement

INDENTURE, dated as of December 22, 2020, among GRAFTECH FINANCE INC., a Delaware corporation (the “Issuer”), GRAFTECH INTERNATIONAL LTD., a Delaware corporation (“Holdings”), each SUBSIDIARY GUARANTOR from time to time party hereto (collectively, the “Subsidiary Guarantors,” and, together with Holdings, the “Note Guarantors”) and U.S. BANK NATIONAL ASSOCIATION, a national banking association, as trustee (in such capacity, the “Trustee”) and collateral agent (in such capacity, the “Notes Collateral Agent”).

Each party agrees as follows for the benefit of the other parties and for the equal and ratable benefit of the Holders of the Issuer’s 4.625% Senior Secured Notes due 2028 issued on the date hereof (the “Initial Notes”) and any Additional Notes (as defined herein):

ARTICLE 1

DEFINITIONS

SECTION 1.01. Definitions.

“Acquired EBITDA” means, with respect to any Acquired Entity or Business or any Converted Restricted Subsidiary (any of the foregoing, a “Pro Forma Entity”) for any period, the amount for such period of Consolidated EBITDA of such Pro Forma Entity (determined as if references to Holdings and the Restricted Subsidiaries in the definition of “Consolidated EBITDA” were references to such Pro Forma Entity and its subsidiaries that will become Restricted Subsidiaries), all as determined on a consolidated basis for such Pro Forma Entity.

“Acquired Entity or Business” has the meaning given such term in the definition of “Consolidated EBITDA.”

“Acquired Indebtedness” means, with respect to any specified Person:

  (1) Indebtedness of any other Person existing at the time such other Person is merged, consolidated or amalgamated with or into or became a Restricted Subsidiary of such specified Person; and

  (2) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person;

including, in the case of clauses (1) and (2), Indebtedness incurred and Liens granted in connection with, or in contemplation of, such other Person merging, amalgamating or consolidating with or into, or becoming a Restricted Subsidiary of, such specified Person.

“Acquisition” means:

  (1) an acquisition by Holdings or a Restricted Subsidiary of a business or of assets constituting a business unit, line of business or business division of another Person, from a Person other than Holdings or its Restricted Subsidiaries that will be owned and operated by Holdings and its Restricted Subsidiaries;

  (2) an acquisition of Capital Stock of a Person that becomes a Restricted Subsidiary as a result of such acquisition;

  (3) an acquisition of Capital Stock of a Restricted Subsidiary that constitutes an increase in the aggregate percentage of the Capital Stock of such Restricted Subsidiary owned collectively by Holdings and its Restricted Subsidiaries; and

  (4) a merger, amalgamation or consolidation of Holdings or a Restricted Subsidiary with or into a Person that is not Holdings or a Restricted Subsidiary, in which Holdings or a Restricted Subsidiary is the surviving company or which results in the surviving company becoming a Restricted Subsidiary of Holdings or a Successor Company.

“Additional Equal Priority Obligations” means the Obligations with respect to any Indebtedness having, or intended to have, Equal Lien Priority (but without regard to the control of remedies) relative to the Notes with respect to the Collateral; provided, that an authorized representative of the holders of such Indebtedness shall have executed a joinder to the Equal Priority Intercreditor Agreement (or entered into such other intercreditor agreement having substantially similar terms as the Equal Priority Intercreditor Agreement, taken as a whole).

“Additional Equal Priority Secured Parties” means the holders of any Additional Equal Priority Obligations and any trustee, authorized representative or agent of such Additional Equal Priority Obligations.

“Additional Notes” means Notes issued under the terms of this Indenture subsequent to the Issue Date and in compliance with Sections 2.13, 4.06 and 4.10, it being understood that any Notes issued in exchange for or replacement of any Initial Note shall not be an Additional Note.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise.

“After-Acquired Collateral” means and property or assets (other than Excluded Assets) of Holdings, the Issuer or any Subsidiary Guarantor that secures or is required to secure any Senior Credit Facilities Obligations that is not already subject to the Lien under the Security Documents.

“Applicable Premium” means, with respect to any Note on any Redemption Date, the greater of:

  (1) 1.0% of the principal amount of such Note; and

  (2) the excess, if any, of (a) the present value at such Redemption Date of (i) the redemption price of such Note at December 15, 2023 (such redemption price being set forth in Section 5 of the Notes), plus (ii) all required remaining scheduled interest payments due on such Note through December 15, 2023 (excluding accrued but unpaid interest to the Redemption Date), computed using a discount rate equal to the Treasury Rate as of such Redemption Date plus 50 basis points, over (b) the then outstanding principal amount of such Note on such Redemption Date, as calculated by the Issuer or on behalf of the Issuer by such Person as the Issuer shall designate; provided, that such calculation shall not be the duty or obligation of the Trustee.

“Asset Sale” means:

(1) the sale, conveyance, transfer or other disposition, whether in a single transaction or a series of related transactions (including by way of a Sale and Lease-Back Transaction) of property or assets of Holdings or any of its Restricted Subsidiaries other than Capital Stock (each referred to in this definition as a “disposition”) other than Equity Interests; or

(2) the issuance or sale of Equity Interests of any Restricted Subsidiary (other than Preferred Stock or Disqualified Stock of Restricted Subsidiaries issued in compliance with Section 4.06), whether in a single transaction or a series of related transactions;

in each case, other than:

(a) any disposition of (i) Cash Equivalents or (ii) obsolete, damaged or worn out property or assets or any disposition of inventory or goods (or other assets) held for sale or no longer used or useful in the business of Holdings and its Restricted Subsidiaries;

(b) the disposition of all or substantially all of the assets of the Issuer in a manner permitted pursuant to the provisions of Article 5 or any disposition that constitutes a Change of Control pursuant to this Indenture;

(c) the making of a Restricted Payment made in accordance with Section 4.07 or a Permitted Investment;

(d) any disposition of property or assets or issuance or sale of Equity Interests of any Restricted Subsidiary in any transaction or series of related transactions with an aggregate fair market value of less than the greater of (i) $25,000,000 and (ii) 2.5% of LTM EBITDA determined at the date of incurrence;

(e) any disposition of property or assets or issuance of securities by a Restricted Subsidiary to the Issuer or by Holdings or a Restricted Subsidiary to a Restricted Subsidiary;

(f) to the extent allowable under Section 1031 of the Code, any exchange of like property (excluding any boot thereon) for use in a Similar Business;

(g) (i) the lease, assignment or sub-lease, license or sublicense of any real or personal property in the ordinary course of business and (ii) the exercise of termination rights with respect to any lease, sub-lease, license or sublicense or other agreement;

(h) any issuance, disposition or sale of Equity Interests in, or Indebtedness, assets or other securities of, an Unrestricted Subsidiary;

(i) condemnation, expropriation or any similar action with respect to assets;

(j) sales of accounts receivable, or participations therein, or any disposition of Securitization Assets or related assets in connection with any Qualified Securitization Facility or the disposition of an account receivable in connection with the collection or compromise thereof in the ordinary course of business or in bankruptcy or similar proceedings;

(k) any financing transaction with respect to property built or acquired by Holdings or any Restricted Subsidiary after the Issue Date, including Sale and Lease-Back Transactions and asset securitizations permitted by this Indenture;

(l) the sale or discount of inventory, accounts receivable, notes receivable or immaterial assets in the ordinary course of business or the conversion of accounts receivable to notes receivable;

(m) the licensing or sub-licensing of intellectual property or other general intangibles in the ordinary course of business;

(n) any surrender or waiver of contract rights or the settlement, release or surrender of contract rights or other litigation claims in the ordinary course of business;

(o) the unwinding of any Hedging Obligations;

(p) sales, transfers and other dispositions of Investments in joint ventures to the extent required by, or made pursuant to, customary buy/sell arrangements between the joint venture parties set forth in joint venture arrangements and similar binding arrangements;

(q) any disposition of intellectual property rights (including by ceasing to enforce, abandoning, allowing to lapse, terminate or to be invalidated, discontinuing the use or maintenance of or putting into the public domain, any registration or application for registration of such intellectual property) that is no longer used or useful or economically practicable to maintain or with respect to which the Issuer determines in its reasonable business judgment such action or inaction is desirable in the conduct of the business;

(r) the granting of a Lien that is permitted under Section 4.10 and any foreclosure of such Lien;

(s) the issuance of directors’ qualifying shares and shares of Capital Stock of Foreign Subsidiaries issued to foreign nationals as required by applicable law;

(t) [reserved]; and

(u) any disposition of any assets (other than Equity Interests in a Restricted Subsidiary, unless all Equity Interests in such Restricted Subsidiary are disposed of) (i) acquired in connection with any Acquisition or other Investment not prohibited hereunder, which assets are not used or useful to the core or principal business of Holdings and the Restricted Subsidiaries and/or (ii) made to obtain the approval of any applicable antitrust authority in connection with an Acquisition; provided, that with respect to any such Acquisition or other Investment, the aggregate fair market value of the assets disposed of in reliance on this clause (u) shall not exceed 20% of the aggregate consideration paid by Holdings and its Restricted Subsidiaries in respect of such Acquisition or other Investment.

“Bankruptcy Code” means Title 11 of the United States Code, as amended.

“Bankruptcy Law” means the Bankruptcy Code and any similar federal, state or foreign law for the relief of debtors.

“Board of Directors” means, for any Person, the board of directors or other governing body of such Person or, if such Person does not have such a board of directors or other governing body and is owned or managed by a single entity, the Board of Directors of such entity, or, in either case, any committee thereof duly authorized to act on behalf of such Board of Directors. Unless otherwise provided, “Board of Directors” means the Board of Directors of Holdings.

“Business Day” means each day that is not a Legal Holiday.

“Capital Stock” means:

(1) in the case of a corporation, corporate stock or shares in the capital of such corporation;

(2) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock; and

(3) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited);

but excluding from all of the foregoing any debt securities convertible into or exchangeable for Capital Stock.

“Capitalized Lease Obligation” means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be required to be capitalized and reflected as a liability on a balance sheet (excluding the footnotes thereto) prepared in accordance with GAAP.

“Capitalized Software Expenditures” means, for any period, the aggregate of all expenditures (whether paid in cash or accrued as liabilities) by a Person and its Restricted Subsidiaries during such period in respect of licensed or purchased software or internally developed software and software enhancements that, in conformity with GAAP, are or are required to be reflected as capitalized costs on the consolidated balance sheet of a Person and its Restricted Subsidiaries.

“Cash Equivalents” means:

(1) United States dollars;

(2) (a) Euros, Canadian Dollars, Sterling or Swiss francs, or (b) such other local currencies held by Holdings or any of its Restricted Subsidiaries, as the case may be, from time to time in the ordinary course of business;

(3) readily marketable obligations issued or directly and fully guaranteed or insured by the government or any agency or instrumentality of (a) the United States, (b) the United Kingdom, (c) Canada, (d) Switzerland or (e) any member nation of the European Union, in each case having average maturities of not more than 24 months from the date of acquisition thereof; provided, that the full faith and credit of such country or such member nation of the European Union is pledged in support thereof;

(4) time deposits and eurodollar time deposits with, or certificates of deposit or bankers’ acceptances of, any commercial bank that (a) is a lender under the Senior Credit Facilities or (b) has a combined capital and surplus of not less than $250,000,000, in the case of U.S. banks, and $100,000,000 (or the United States dollar equivalent as of the date of determination), in the case of non-U.S. banks, in each case with average maturities of not more than 12 months from the date of acquisition thereof;

(5) repurchase obligations for underlying securities of the types described in clauses (3) and (4) above or with any financial institution or recognized securities dealer meeting the qualifications specified in clause (4) above;

(6) commercial paper and variable or fixed rate notes issued by any financial institution or recognized securities dealer meeting the qualifications specified in clause (4) above (or by the parent company thereof) or any commercial paper and variable or fixed rate note issued by, or guaranteed by, a corporation rated at least P-2 by Moody’s or at least A-2 by S&P (or, if at any time neither Moody’s nor S&P shall be rating such obligations, an equivalent rating from another nationally recognized statistical rating agency selected by Holdings) and in each case maturing within 12 months after the date of acquisition thereof;

(7) marketable short-term money market and similar highly liquid funds substantially all of the assets of which are comprised of securities of the types described in clauses (3) through (6) above;

(8) direct obligations of the United States of America or any agency thereof or obligations guaranteed by the United States of America or any agency thereof;

(9) Investments with average maturities of 12 months or less from the date of acquisition in mutual funds rated AAA- (or the equivalent thereof) or better by S&P or Aaa3 (or the equivalent thereof) or better by Moody’s (or, if at any time neither Moody’s nor S&P shall be rating such obligations, an equivalent rating from another nationally recognized statistical rating agency selected by Holdings);

(10) instruments equivalent to those referred to in clauses (1) through (9) above denominated in Euros or any other foreign currency comparable in credit quality and tenor to those referred to above and customarily used by corporations for cash management purposes in any jurisdiction outside the United States to the extent reasonably required in connection with any business conducted by any Subsidiary organized in such jurisdiction;

(11) investments, classified in accordance with GAAP as current assets of Holdings or any Subsidiary, in money market investment programs that are registered under the Investment Company Act of 1940 or that are administered by financial institutions having capital of at least $250,000,000 or its equivalent, and, in either case, the portfolios of which are limited such that substantially all of such investments are of the character, quality and maturity described in clauses (1) through (10) of this definition;

(12) investments in money market funds access to which is provided as part of “sweep” accounts maintained with any financial institution or recognized securities dealer meeting the qualifications specified in clause (4) above;

(13) investments in industrial development revenue bonds that (a) “re set” interest rates not less frequently than quarterly, (b) are entitled to the benefit of a remarketing arrangement with an established broker dealer and (c) are supported by a direct pay letter of credit covering principal and accrued interest that is issued by any financial institution or recognized securities dealer meeting the qualifications specified in clause (4) above;

(14) investments in pooled funds or investment accounts consisting of investments of the nature described in the foregoing clause (13); and

(15) investment funds investing at least 90% of their assets in securities of the types described in clauses (1) through (14) above.

In the case of Investments by any Restricted Subsidiary that is a Foreign Subsidiary, “Cash Equivalents” shall also include (i) obligations of the national government of or obligations fully and unconditionally guaranteed by the country in which such Restricted Subsidiary is organized and is conducting business; provided, that such obligations have a rating of at least A by S&P or A2 by Moody’s (or the equivalent thereof from comparable foreign rating agencies), (ii) investments of the type and maturity described in clauses (3) through (6) and (8) above of foreign obligors, which Investments or obligors (or the parents of such obligors) have ratings described in such clauses or equivalent ratings from comparable foreign rating agencies, and (iii) Investments of the type and maturity described in clauses (3) through (6) and (8) above of foreign obligors (or the parents of such obligors), which Investments or obligors (or the parents of such obligors) are not rated as provided in such clauses or in clause (ii) above but which are, in the reasonable judgment of Holdings, comparable in investment quality to such Investments and obligors (or the parents of such obligors; provided, however, that the aggregate face amount outstanding at any time of such Investments of all Foreign Subsidiaries made pursuant to this clause (iii) does not exceed $75,000,000.

Notwithstanding the foregoing, “Cash Equivalents” shall include amounts denominated in currencies other than those set forth in clauses (1) and (2) above; provided, that such amounts are converted into any currency listed in clause (1) or (2) above as promptly as practicable and in any event within ten (10) Business Days following the receipt of such amounts.

“Cash Management Services” means any agreement or arrangement to provide cash management services, including treasury, depository, cash pooling arrangements, cash management services or any automated clearing house transfers of funds, overdraft, netting services, credit card processing or credit or debit card, purchase card, electronic funds transfer, other cash management arrangements and similar arrangements.

“Casualty Event” means any event that gives rise to the receipt by Holdings or any Restricted Subsidiary of any insurance proceeds or condemnation awards in respect of any equipment, fixed assets or real property (including any improvements thereon) to replace or repair such equipment, fixed assets or real property.

“CFC” means any Person that is a “controlled foreign corporation” within the meaning of Section 957 of the Code.

“Change of Control” means the occurrence of any of the following after the Issue Date:

(1) the sale, lease, transfer, conveyance or other disposition in one or a series of related transactions (other than by merger, amalgamation or consideration) of all or substantially all of the assets of Holdings and its Subsidiaries, taken as a whole, to any Person other than one or more Permitted Holders;

(2) Holdings becomes aware of (by way of a report or any other filing pursuant to Section 13(d) of the Exchange Act, proxy, vote, written notice or otherwise) the acquisition by any Person or group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act, or any successor provision) (other than any Permitted Holders), in a single transaction or in a related series of transactions, by way of merger, consolidation, amalgamation or other business combination or purchase of beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act, or any successor provision) of 50% of the total voting power of the Voting Stock of Holdings directly or indirectly through any of its direct or indirect parent holding companies, other than in each case, in connection with any transaction or series of transactions in which Holdings shall become the Wholly-Owned Subsidiary of a Parent Company; or

(3) Holdings ceases to own, directly or indirectly, all of the Capital Stock of the Issuer (other than in connection with a merger of Holdings into the Issuer permitted by this Indenture).

A Person or group will not be deemed to have beneficial ownership of securities to be acquired under a subscription agreement, stock purchase agreement, merger agreement, option agreement, convertible debt agreement or similar agreement until the consummation of the acquisition of such securities under the relevant agreement.

“Change of Control Triggering Event” means the occurrence of both a Change of Control and a Rating Decline.

“Code” means the Internal Revenue Code of 1986, as amended, or any successor thereto.

“Collateral” means all of the assets and property of the Issuer or any Note Guarantor, whether real, personal or mixed, securing or purported to secure any Secured Notes Obligations, other than Excluded Assets.

“Collateral Agent” means (1) in the case of any Senior Credit Facilities Obligations, the Senior Credit Facilities Collateral Agent, (2) in the case of the Secured Notes Obligations, the Notes Collateral Agent and (3) in the case of any Additional Equal Priority Obligations, the collateral agent, administrative agent or the trustee with respect thereto.

“Collateral and Guarantee Requirement” has the meaning ascribed to such term in the Credit Agreement as in effect on the date hereof (including the defined terms referenced in such definition as in effect on the date hereof), mutatis mutandis.

“Consolidated Cash Interest Expense” means, for any period, for Holdings and its Restricted Subsidiaries on a consolidated basis, (1) the amount payable with respect to such period in respect of total interest expense payable in cash with respect to all outstanding Indebtedness and Disqualified Stock of Holdings and its Restricted Subsidiaries, including the interest component under Capitalized Lease Obligations, but excluding, to the extent included in such interest expense, (a) fees and expenses (including any penalties and interest relating to taxes) associated with the consummation of the Transactions, (b) annual agency fees paid to the administrative agents and collateral agents under any credit facilities or other debt instruments or documents, (c) costs associated with obtaining Hedging Obligations and any interest expense attributable to the movement of the mark-to-market valuation of obligations under Hedging Obligations or other derivative instruments, and any one-time cash costs associated with breakage in respect of Hedging Obligations, (d) fees and expenses (including any penalties and interest relating to taxes) associated with any Investment permitted under this Indenture, or the issuance of Equity Interests or Indebtedness, (e) any interest component relating to accretion or accrual of discounted liabilities, (f) all non-recurring cash interest expense consisting of liquidated damages for failure to timely comply with registration rights obligations, (g) amortization of deferred financing fees, debt issuance costs, commissions, fees and expenses or expensing of any financing fees or prepayment or redemption premiums or penalty and any other amounts of non-cash interest (including as a result of the effects of acquisition method accounting or pushdown accounting), (h) any interest expense attributable to the exercise of appraisal rights and the settlement of any claims or actions (whether actual, contingent or potential) with respect thereto and with respect to any Acquisition or other Investment, all as calculated on a consolidated basis in accordance with GAAP, and (i) “PIK” interest expense in respect of Indebtedness incurred pursuant to Section 4.06(b)(26), minus (2) cash interest income of Holdings and its Restricted Subsidiaries earned during such period, in each case as determined in accordance with GAAP.

“Consolidated EBITDA” means, for any Test Period, Consolidated Net Income for such Test Period, plus:

(1) without duplication and to the extent already deducted (and not added back) in arriving at such Consolidated Net Income, the sum of the following amounts for such period (in each case, as determined on a consolidated basis for Holdings and its Restricted Subsidiaries in accordance with GAAP):

(a) total interest expense and, to the extent not reflected in such total interest expense, the sum of (i) premium payments, debt discount, fees, charges and related expenses incurred in connection with borrowed money (including capitalized interest) or in connection with the deferred purchase price of assets, plus (ii) the portion of rent expense with respect to such period under Capitalized Lease Obligations that is treated as interest expense in accordance with GAAP, plus (iii) the implied interest component of synthetic leases with respect to such period, plus (iv) bank and letter of credit fees and costs of surety bonds in connection with financing activities, plus (v) any commissions, discounts, yield and other fees and charges (including any interest expense) related to any Qualified Securitization Facility, plus (vi) amortization or write-off of deferred financing fees, debt issuance costs, debt discount or premium, terminated hedging obligations and other commissions, financing fees and expenses and adjusted, to the extent included, to exclude any refunds or similar credits received in connection with the purchasing or procurement of goods or services under any purchasing card or similar program;

(b) provision for taxes based on income, profits or capital, including federal, provincial, territorial, foreign, state, local, franchise, excise, and similar taxes and foreign withholding taxes paid or accrued during such period (including in respect of repatriated funds), including penalties and interest related to such taxes or arising from any tax examinations;

(c) Non-Cash Charges;

(d) the amount of any minority interest expense consisting of income attributable to non-controlling interests of third parties in any non-Wholly-Owned Subsidiary (other than any Unrestricted Subsidiary) deducted (and not added back in such period) in calculating Consolidated Net Income;

(e) any costs or expenses incurred by Holdings or any of its Restricted Subsidiaries pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or agreement, any severance agreement or any stock subscription or shareholder agreement, to the extent that such costs or expenses are non-cash or otherwise funded with cash proceeds contributed to the capital of Holdings or any of its Restricted Subsidiaries (other than by Holdings or any Restricted Subsidiary) or Net Proceeds of an issuance of Equity Interests of Holdings or any of its Restricted Subsidiaries (other than to Holdings or any Restricted Subsidiary);

(f) extraordinary, non-recurring, exceptional or special losses, expenses or charges;

(g) earn-out and contingent consideration obligations (including to the extent accounted for as bonuses or otherwise) and adjustments thereof and purchase price adjustments, in each case in connection with Investments permitted hereunder;

(h) charges, losses, lost profits, expenses (including litigation expenses, fees and charges) or write-offs to the extent indemnified or insured by a third party, including expenses or losses covered by indemnification provisions or by any insurance provider in connection with any Investment permitted hereunder, or any disposition or any Casualty Event permitted hereunder, in each case, to the extent that coverage has not been denied and so long as such amounts are actually reimbursed in cash within one year after the related amount is first added to Consolidated EBITDA pursuant to this clause (h) (and if not so reimbursed within one year, such amount shall be deducted from Consolidated EBITDA for the first fiscal quarter ending after the end of such year);

(i) cash receipts (or any netting arrangements resulting in reduced cash expenses) not included in Consolidated EBITDA in any period to the extent non-cash gains relating to such receipts were deducted in the calculation of Consolidated EBITDA pursuant to clause (3) below for any previous period and not added back;

(j) Public Company Costs; and

(k) (i) restructuring charges, (ii) costs, expenses or charges resulting from employee relocation or severance and (iii) charges or expenses resulting from the reconstruction or retirement of fixed assets; plus

(2) without duplication, the amount of “run rate” cost savings, operating expense reductions, other operating improvements, and synergies related to any Specified Transaction, any restructuring, cost saving initiative or other initiative projected by Holdings or any of its Restricted Subsidiaries in good faith to be realized as a result of actions taken, committed to be taken or planned to be taken, in each case on or prior to the date that is 18 months after the end of the relevant period (including actions initiated prior to the Issue Date) (which cost savings, operating expense reductions, other operating improvements and synergies shall be added to Consolidated EBITDA until fully realized and calculated on a pro forma basis as though such cost savings, operating expense reductions, other operating improvements and synergies had been realized on the first day of the relevant period) (net of the amount of actual benefits realized from such actions and amounts no longer expected to be realized); provided, that (a) such cost savings, operating expense reductions, other operating improvements and synergies are reasonably identifiable and quantifiable as determined in good faith by a Financial Officer, the chief executive officer or the president of Holdings, (b) no cost savings, operating expense reductions, other operating improvements or synergies shall be added pursuant to this clause (2) to the extent duplicative of any expenses or charges relating to such cost savings, operating expense reductions, other operating improvements or synergies that are included above or in the definition of “Pro Forma Adjustment” (it being understood and agreed that “run rate” shall mean the full recurring benefit for a period that is associated with any action taken, committed to be taken or planned to be taken, in each case on or prior to the date that is 18 months after the end of the relevant period) and (c) the aggregate amount of the add-back to Consolidated EBITDA pursuant to this clause (2) for any Test Period shall not exceed 20.0% of Consolidated EBITDA for such Test Period (determined prior to giving effect to such add-back); less

(3) without duplication and to the extent included in arriving at such Consolidated Net Income, the sum of the following amounts for such period (in each case, as determined on a consolidated basis for Holdings and its Restricted Subsidiaries in accordance with GAAP):

(a) non-cash gains (excluding any non-cash gain to the extent it represents the reversal of an accrual or reserve for a potential cash item that reduced Consolidated Net Income or Consolidated EBITDA in any prior period);

(b) the amount of any minority interest expense consisting of loss attributable to non-controlling interests of third parties in any non-Wholly-Owned Subsidiary added (and not deducted in such period) to Consolidated Net Income;

(c) cash interest income of Holdings and its Restricted Subsidiaries earned during such period; and

(d) extraordinary, non-recurring, exceptional or special gains;

provided, that:

(i) to the extent included in Consolidated Net Income for any period, there shall be excluded in determining Consolidated EBITDA for such period currency translation gains and losses related to currency remeasurements of assets or liabilities (including the net loss or gain resulting from hedging agreements for currency exchange risk and revaluations of intercompany balances);

(ii) there shall be included in determining Consolidated EBITDA for any period, without duplication, (A) to the extent not included in Consolidated EBITDA or Consolidated Net Income for such period, the Acquired EBITDA of any Person, property, business or asset or attributable to any Person, property, business or asset acquired by Holdings or any of its Restricted Subsidiaries during such period (other than any Unrestricted Subsidiary) to the extent not subsequently sold, transferred or otherwise disposed of during such period (but not including the Acquired EBITDA of any related Person, property, business or assets to the extent not so acquired) (each such Person, property, business or asset acquired, including pursuant to a transaction consummated prior to the Issue Date, and not subsequently so disposed of, an “Acquired Entity or Business”), and the Acquired EBITDA of any Unrestricted Subsidiary that is converted into a Restricted Subsidiary during such period (each, a “Converted Restricted Subsidiary”), in each case based on the Acquired EBITDA of each Pro Forma Entity for such period (including the portion thereof occurring prior to such acquisition or conversion) determined on a Pro Forma Basis and (B) to the extent not included in the Acquired EBITDA of any Pro Forma Entity or in Consolidated EBITDA or Consolidated Net Income, in each case for such period, an adjustment in respect of each Pro Forma Entity equal to the amount of the Pro Forma Adjustment with respect to such Pro Forma Entity for such period (including the portion thereof occurring prior to such acquisition or conversion) as determined in good faith by a Financial Officer, the chief executive officer or the president of Holdings; provided, that with respect to any determination to be made on a Pro Forma Basis, at the election of Holdings, such Acquired EBITDA or such adjustment shall not be required to be included for any Pro Forma Entity to the extent the aggregate consideration paid in connection with the acquisition of such Acquired Entity or Business or the fair market value of such Converted Restricted Subsidiary, in the aggregate, is less than $25,000,000;

(iii) there shall be (A) excluded in determining Consolidated EBITDA for any period, without duplication, to the extent included in Consolidated EBITDA or Consolidated Net Income for such period, the Disposed EBITDA of any Person, property, business or asset (other than any Unrestricted Subsidiary) sold, transferred or otherwise disposed of, closed or classified as discontinued operations in accordance with GAAP (other than (x) if so classified on the basis that it is being held for sale unless such sale has actually occurred during such period and (y) for periods prior to the applicable sale, transfer or other disposition, if the Disposed EBITDA of such Person, property, business or asset is positive (i.e., if such Disposed EBITDA is negative, it shall be added back in determining Consolidated EBITDA for any period)) by Holdings or any of its Restricted Subsidiaries during such period (each such Person, property, business or asset so sold, transferred or otherwise disposed of, closed or classified, a “Sold Entity or Business”), and the Disposed EBITDA of any Restricted Subsidiary that is converted into an Unrestricted Subsidiary during such period (each, a “Converted Unrestricted Subsidiary”), in each case based on the Disposed EBITDA of such Sold Entity or Business or Converted Unrestricted Subsidiary for such period (including the portion thereof occurring prior to such sale, transfer, disposition, closure, classification or conversion) determined on a Pro Forma Basis and (B) included in determining Consolidated EBITDA for any period in which a Sold Entity or Business is disposed, without duplication, to the extent not included in Consolidated Net Income, an adjustment equal to the Pro Forma Disposal Adjustment with respect to such Sold Entity or Business (including the portion thereof occurring prior to such disposal) as determined in good faith by a Financial Officer, the chief executive officer or the president of Holdings; and

(iv) to the extent included in Consolidated Net Income for such period, there shall be excluded in determining Consolidated EBITDA any expense (or income) as a result of adjustments recorded to contingent consideration liabilities relating to any Investment not prohibited hereunder.

“Consolidated First Lien Debt” means, as of any date of determination, the aggregate principal amount of Consolidated Total Debt outstanding on such date that (1) constitutes Secured Notes Obligations or (2) is not subordinated in right of payment to the Secured Notes Obligations and is secured by a Lien on the Collateral on an equal priority basis as the Liens on the Collateral securing the Secured Notes Obligations (but without regard to control of remedies).

“Consolidated First Lien Net Leverage Ratio” means, with respect to any Test Period, the ratio of:

(1) (a) Consolidated First Lien Debt outstanding (or deemed to be outstanding) on the last day of such Test Period, minus (b) up to $200,000,000 in aggregate amount of cash and Cash Equivalents included in the consolidated balance sheet of Holdings prepared in accordance with GAAP as of such date (excluding the amounts of cash and Cash Equivalents which are listed as “Restricted” on such balance sheet, but including the amounts of cash and Cash Equivalents restricted in favor of the Secured Notes Obligations); to

(2) Consolidated EBITDA of Holdings for such Test Period;

in the case of each of clauses (1) and (2), on a Pro Forma Basis.

“Consolidated Net Income” means, for any period, the net income (loss) of Holdings and its Restricted Subsidiaries for such period determined on a consolidated basis in accordance with GAAP, excluding, without duplication (and, in each case, during or for such period):

(1) extraordinary non-cash items;

(2) unusual, non-recurring, exceptional or special non-cash gains, losses or charges;

(3) non-cash restructuring charges, non-cash asset impairment charges (other than in respect of inventory and accounts receivable) and non-cash charges resulting from the retirement of fixed assets, in each case, excluding any such charges in respect of an item that increased Consolidated Net Income in a prior period;

(4) gains or losses attributable to asset dispositions or the sale or other disposition of any Equity Interests of any Person other than in the ordinary course of business, as determined in good faith by a Financial Officer of Holdings;

(5) the cumulative effect of a change in accounting principles;

(6) any Transaction Costs incurred;

(7) any fees and expenses (including any transaction or retention bonus or similar payment) incurred, or any amortization thereof, in connection with any acquisition, Investment, recapitalization, asset disposition, non-competition agreement, issuance or repayment of debt, issuance of equity securities, refinancing transaction or amendment or other modification of or waiver or consent relating to any debt instrument (in each case, including the Transaction Costs and any such transaction consummated prior to the Issue Date and any such transaction undertaken but not completed) and any charges or non-recurring merger costs incurred as a result of any such transaction, in each case whether or not successful (including, for the avoidance of doubt, the effects of expensing all transaction-related expenses in accordance with the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 805, Business Combinations, and gains or losses associated with ASC 460, Guarantees);

(8) any income (loss) (and all fees and expenses or charges relating thereto) for such period attributable to the early extinguishment of Indebtedness, hedging agreements or other derivative instruments;

(9) accruals and reserves that are established or adjusted as a result of any Investment not prohibited under this Indenture in accordance with GAAP (including any adjustment of estimated payouts on earn-outs) or changes as a result of the adoption or modification of accounting policies during such period;

(10) Non-Cash Compensation Expense;

(11) any income (loss) attributable to deferred compensation plans or trusts;

(12) any non-cash gain or loss attributable to the mark-to-market movement in the valuation of any Equity Interests, and hedging obligations or other derivative instruments (in each case, including pursuant to ASC 815, Derivatives and Hedging, but only to the extent the cash impact resulting from such loss has not been realized);

(13) any unrealized or realized gain or loss due solely to fluctuations in currency values and the related tax effects, determined in accordance with GAAP; and

(14) the net income or loss of any Person that is not a Restricted Subsidiary of Holdings or is an Unrestricted Subsidiary or that is accounted for by the equity method of accounting, except to the extent of the amount of dividends or distributions or other payments paid in cash (or to the extent converted into cash) by such Person to Holdings or any of its Restricted Subsidiaries.

There shall be included in Consolidated Net Income, without duplication, the amount of any cash tax benefits related to the tax amortization of intangible assets in such period. There shall be excluded from Consolidated Net Income for any period the effects from applying acquisition method accounting, including applying acquisition method accounting to inventory, property and equipment, loans and leases, software and other intangible assets and deferred revenue (including deferred costs related thereto and deferred rent) required or permitted by GAAP and related authoritative pronouncements (including the effects of such adjustments pushed down to Holdings or any of its Subsidiaries), as a result of any acquisition or Investment consummated prior to the Issue Date and any other Investment permitted hereunder or the amortization or write-off of any amounts thereof.

“Consolidated Secured Net Leverage Ratio” means, with respect to any Test Period, the ratio of:

(1) (a) Consolidated Total Debt outstanding (or deemed to be outstanding) on the last day of such Test Period that is secured by a Lien on the Collateral, minus (b) up to $200,000,000 in aggregate amount of cash and Cash Equivalents included in the consolidated balance sheet of Holdings prepared in accordance with GAAP as of such date (excluding the amounts of cash and Cash Equivalents which are listed as “Restricted” on such balance sheet, but including the amounts of cash and Cash Equivalents restricted in favor of the Secured Notes Obligations); to

(2) Consolidated EBITDA of Holdings for such Test Period;

in the case of each of clauses (1) and (2), on a Pro Forma Basis.

“Consolidated Total Debt” means, as of any date of determination, the aggregate principal amount of all Indebtedness and Disqualified Stock of Holdings and the Restricted Subsidiaries, consisting only of outstanding Indebtedness for borrowed money, drawn obligations under letters of credit that have not been reimbursed after one Business Day, obligations in respect of Capitalized Lease Obligations, debt obligations evidenced by promissory notes or similar instruments and Disqualified Stock of Holdings and its Restricted Subsidiaries, determined on a consolidated basis in accordance with GAAP, without duplication (and excluding any Indebtedness which represents “PIK” interest expense in respect of Indebtedness incurred pursuant to Section 4.06(b)(26)).

“Contingent Obligations” means, with respect to any Person, any obligation of such Person guaranteeing any leases, dividends or other obligations that do not constitute Indebtedness (“primary obligations”) of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, including any obligation of such Person, whether or not contingent:

(1) to purchase any such primary obligation or any property constituting direct or indirect security therefor;

(2) to advance or supply funds:

(a) for the purchase or payment of any such primary obligation; or

(b) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor; or

(3) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation against loss in respect thereof.

“Controlled Investment Affiliate” means, as to any Person, any other Person, other than any Investor, which directly or indirectly is in control of, is controlled by, or is under common control with such Person and is organized by such Person (or any Person controlling such Person) primarily for making direct or indirect equity or debt investments in Holdings and/or other companies.

“Controlling Collateral Agent” means, with respect to any Shared Collateral, (1) until the Controlling Collateral Agent Change Date, the Senior Credit Facilities Collateral Agent and (2) from and after the Controlling Collateral Agent Change Date, the Major Non-Controlling Collateral Agent.

“Controlling Collateral Agent Change Date” means the earlier of (1) the discharge of the Senior Credit Facilities Obligations and (2) the Non-Controlling Collateral Agent Enforcement Date.

“Controlling Secured Parties” means, with respect to any Shared Collateral, the Series of Equal Priority Secured Parties whose Collateral Agent is the Controlling Collateral Agent for such Shared Collateral.

“Converted Restricted Subsidiary” has the meaning given such term in the definition of “Consolidated EBITDA.”

“Converted Unrestricted Subsidiary” has the meaning given such term in the definition of “Consolidated EBITDA.”

“Credit Agreement” has the meaning given such term in the definition of “Senior Credit Facilities.”

“Credit Facilities” means, with respect to Holdings or any of its Restricted Subsidiaries, one or more debt facilities, including the Senior Credit Facilities or any other credit facility, any indenture or fiscal agency agreement, any commercial paper facility, any letter of credit facility or any other financing agreement or arrangement, including any notes, mortgages, guarantees, collateral documents, instruments and agreements executed in connection therewith, and any amendments, supplements, modifications, extensions, renewals, restatements, refundings, refinancings or replacements thereof, in whole or in part, whether under the Senior Credit Facilities or any other credit facility, any indenture or fiscal agency agreement, any commercial paper facility, any letter of credit facility or any other financing agreement or arrangement, including any one or more of the foregoing that increases the amount permitted to be borrowed or issued thereunder or alters the maturity thereof (provided, that any such increase in borrowings or issuances is permitted under Section 4.06 and, if applicable, Section 4.10) or that adds additional borrowers or guarantors thereunder, and whether with the same or any other agent, trustee, fiscal agent, lender, investor, holder or group of agents, trustees, fiscal agents, lenders, investors or holders.

“Default” means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

“Designated Non-cash Consideration” means the fair market value of non-cash consideration received by Holdings or a Restricted Subsidiary in connection with an Asset Sale that is so designated as Designated Non-cash Consideration pursuant to an Officer’s Certificate, setting forth the basis of such valuation, less the amount of Cash Equivalents received in connection with a subsequent sale, redemption or repurchase of, or collection or payment on, such Designated Non-cash Consideration.

“Designated Preferred Stock” means Preferred Stock of Holdings or any direct or indirect parent company thereof (in each case, other than Disqualified Stock) that is issued for cash (other than to a Restricted Subsidiary or an employee stock ownership plan or trust established by Holdings or any of its Subsidiaries) and is so designated as Designated Preferred Stock pursuant to an Officer’s Certificate on or promptly after the issuance date thereof, the cash proceeds of which are excluded from the calculation set forth in Section 4.07(a)(3).

“Disposed EBITDA” means, with respect to any Sold Entity or Business or Converted Unrestricted Subsidiary for any period through (but not after) the date of such disposition, the amount for such period of Consolidated EBITDA of such Sold Entity or Business or Converted Unrestricted Subsidiary (determined as if references to Holdings or any of its Restricted Subsidiaries in the definition of the term “Consolidated EBITDA” (and in the component financial definitions used therein) were references to such Sold Entity or Business and its subsidiaries or to such Converted Unrestricted Subsidiary and its subsidiaries), all as determined on a consolidated basis for such Sold Entity or Business or Converted Unrestricted Subsidiary.

“Disqualified Stock” means, with respect to any Person, any Capital Stock of such Person which, by its terms, or by the terms of any security into which it is convertible or for which it is redeemable or exchangeable, or upon the happening of any event, matures or is mandatorily redeemable (other than solely as a result of a Change of Control or Asset Sale, so long as such terms do not require the repurchase or redemption of such Capital Stock prior to compliance with the provisions of Section 4.03 and Section 4.12 arising in connection therewith) pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof (other than solely as a result of a Change of Control or Asset Sale), in whole or in part, in each case prior to the date 91 days after the Notes are no longer outstanding; provided, that:

(1) if such Capital Stock is issued to any plan for the benefit of future, current or former employees, directors, officers, members of management or consultants (or their respective Controlled Investment Affiliates or Immediate Family Members) of Holdings or its Subsidiaries or by any such plan to such employees, directors, officers, members of management or consultants (or their respective Controlled Investment Affiliates or Immediate Family Members), such Capital Stock shall not constitute Disqualified Stock solely because it may be required to be repurchased by Holdings or its Subsidiaries in order to satisfy applicable statutory or regulatory obligations or as a result of such employee’s, director’s, officer’s, management member’s or consultant’s termination, death or disability; and

(2) any Capital Stock held by any future, current or former employee, director, officer, member of management or consultant (or their respective Controlled Investment Affiliates or Immediate Family Members) of Holdings, any of its Subsidiaries, any of its direct or indirect parent companies or any other entity in which Holdings or a Restricted Subsidiary has an Investment and is designated in good faith as an “affiliate” by the Board of Directors (or the compensation committee thereof), in each case pursuant to any stock subscription or shareholders’ agreement, management equity plan or stock option plan or any other management or employee benefit plan or agreement, shall not constitute Disqualified Stock solely because it may be required to be repurchased by Holdings or its Subsidiaries in order to satisfy applicable statutory or regulatory obligations or as a result of such employee’s, director’s, officer’s, management member’s or consultant’s termination, death or disability.

The amount of any such Disqualified Stock or Preferred Stock shall be the greater of its voluntary or involuntary liquidation preference and maximum fixed repurchase price determined in accordance with GAAP. For any such Disqualified Stock or Preferred Stock that does not have a fixed repurchase price, such maximum fixed repurchase price shall be calculated in accordance with the terms thereof as if such Disqualified Stock or Preferred Stock were purchased on the relevant date of determination under this definition and, if such price is based upon, or measured by, the fair market value of such Disqualified Stock or Preferred Stock, such fair market value shall be determined in the good faith judgment of a Financial Officer of Holdings.

“Domestic Foreign Holdco” means, with respect to any Person, any Subsidiary of such Person substantially all of whose assets (directly and/or indirectly through one or more Subsidiaries) are Capital Stock (and, if applicable, debt) of one or more Subsidiaries that are CFCs.

“Domestic Subsidiary” means, with respect to any Person, any Subsidiary of such Person that is organized under the law of the United States, any state thereof or the District of Columbia.

“EMU Legislation” means the legislative measures of the European Council for the introduction of, changeover to or operation of a single or unified European currency.

“Equal Lien Priority” means, with respect to specified Indebtedness, such Indebtedness is secured by a Lien that is equal in priority to the Liens on specified Collateral (but without regard to control of remedies) and is subject to the Equal Priority Intercreditor Agreement (or such other intercreditor agreement having substantially similar terms as the Equal Priority Intercreditor Agreement, taken as a whole).

“Equal Priority Intercreditor Agreement” means the intercreditor agreement, dated as of the Issue Date, among the Notes Collateral Agent, the Senior Credit Facilities Collateral Agent, the Issuer, the Note Guarantors and any Additional Equal Priority Secured Parties from time to time party thereto, substantially in the form of Exhibit C hereto (as the same may be amended, restated, renewed, replaced or otherwise modified from time to time).

“Equal Priority Obligations” means, collectively, (1) the Senior Credit Facilities Obligations, (2) the Secured Notes Obligations and (3) each Series of Additional Equal Priority Obligations.

“Equal Priority Secured Parties” means, collectively, (1) the Senior Credit Facilities Secured Parties, (2) the Secured Notes Secured Parties and (3) any Additional Equal Priority Secured Parties.

“Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock, but excluding any debt security that is convertible into, or exchangeable for, Capital Stock.

“Equity Offering” means any public or private sale of common stock or Preferred Stock of Holdings or any of its direct or indirect parent companies (excluding Disqualified Stock), other than:

(1) public offerings with respect to Holdings’ or any direct or indirect parent company’s common stock registered under the Securities Act on Form S-4 or Form S-8;

(2) issuances to any Subsidiary of Holdings; and

(3) any such public or private sale to the extent any proceeds thereof constitute an Excluded Contribution.

“Euros” means the lawful currency of the Participating Member States introduced in accordance with the EMU Legislation.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Excluded Assets” means the following:

(1) any fee-owned real property that is not a Material Real Property and all leasehold (including ground lease) interests in real property (including requirements to deliver landlord lien waivers, estoppels and collateral access letters);

(2) motor vehicles and other assets subject to certificates of title;

(3) letter-of-credit rights;

(4) commercial tort claims with a value of less than $10,000,000 (as determined by Holdings in good faith) (except, in the case of clauses (2) through (4), to the extent a security interest therein can be perfected with the filing of a Uniform Commercial Code financing statement);

(5) Excluded Equity Interests;

(6) any lease, contract, license, sublicense, other agreement, or any property subject to a purchase money security interest or similar arrangement not prohibited by this Indenture (as described in Section 4.06(b)(4)) to the extent and for so long as, the grant of a security interest therein would (a) require the consent of a third party other than Holdings or any Restricted Subsidiary (unless such consent has been received) or (b) violate or invalidate, or constitute a breach of or a default under, such lease, contract, license, sublicense, other agreement or document, or create a right of termination in favor of any other party thereto (other than Holdings or any Restricted Subsidiary), after giving effect to the applicable anti-assignment provisions of the Uniform Commercial Code, other than, in each case, proceeds and receivables thereof the assignment of which is expressly deemed effective under the Uniform Commercial Code, notwithstanding such prohibition;

(7) any asset subject to a Lien permitted as described under clause (9) of the definition of “Permitted Liens,” in each case if, to the extent and for so long as the grant of a Lien thereon to secure the Secured Notes Obligations constitutes a breach of or a default under, or creates a right of termination in favor of any party (other than the Issuer or any Note Guarantor) to, any agreement pursuant to which such Lien has been created after giving effect to the applicable anti-assignment provisions of the Uniform Commercial Code;

(8) (a) any intent-to-use trademark applications filed in the United States Patent and Trademark Office pursuant to Section 1(b) of the Lanham Act, 15 U.S.C. Section 1051, prior to the accepted filing of a “Statement of Use” and issuance of a “Certificate of Registration” pursuant to Section 1(d) of the Lanham Act or an accepted filing of an “Amendment to Allege

Use” whereby such intent-to-use trademark application is converted to a “use in commerce” application pursuant to Section 1(c) of the Lanham Act and (b) any other Intellectual Property in any jurisdiction where the grant of a Lien thereon would cause the invalidation or abandonment of such Intellectual Property under applicable law;

(9) any asset if, to the extent and for so long as the grant of a Lien thereon to secure the Secured Notes Obligations (a) is prohibited or limited by any applicable Requirements of Law, rule or regulation, any permitted contractual obligation existing on the Issue Date (or, if later, the date of acquisition of such asset, so long as the contractual prohibition is not created in contemplation of such transaction) or agreements with any governmental authority (in each case, after giving effect to the applicable anti-assignment provisions of the Uniform Commercial Code, other than proceeds and receivables thereof the assignment of which is expressly deemed effective under the Uniform Commercial Code, notwithstanding such prohibition) or (b) would require consent, approval, license or authorization from any governmental authority or regulatory authority, unless such consent, approval, license or authorization has been received;

(10) margin stock (within the meaning of Regulation U of the Board of Governors of the Federal Reserve System, as in effect from time to time);

(11) Securitization Assets;

(12) any deposit account or securities account that is a pension fund, escrow (including any escrow accounts for the benefit of customers), trust, or similar account;

(13) assets to the extent a security interest in such assets would result in an investment in “United States property” by a CFC within the meaning of Section 956 of the Code or would otherwise result in a material adverse tax consequence to Holdings or any of its Domestic Subsidiaries (or, if applicable, the parent of a consolidated group for U.S. federal income tax purposes of which Holdings or any of its Domestic Subsidiaries is a member), as reasonably determined by Holdings in consultation with the Notes Collateral Agent; and

(14) any assets with respect to which, in the reasonable judgment of the Notes Collateral Agent and Holdings (as agreed to in writing), the cost, burden, difficulty or other consequences (including adverse tax consequences) of pledging such assets or perfecting a security interest therein shall be excessive in view of the benefits to be obtained by the Secured Notes Secured Parties therefrom.

“Excluded Contribution” means any net cash proceeds and marketable securities received by Holdings from:

(1) contributions to its common equity capital; and

(2) the sale (other than to a Subsidiary of Holdings or to any management equity plan or stock option plan or any other management or employee benefit plan or agreement of Holdings) of Capital Stock (other than Disqualified Stock and Designated Preferred Stock) of Holdings;

in each case, designated as an Excluded Contribution pursuant to an Officer’s Certificate on or promptly after the date such capital contributions are made or the date such Equity Interests are sold, as the case may be, and which are excluded from the calculation set forth in Section 4.07(a)(3).

“Excluded Equity Interests” means (1) any of the outstanding voting Equity Interests or other voting ownership interests of any Subsidiary that is a CFC or Domestic Foreign Holdco in excess of 65% of all the outstanding voting Equity Interests or other voting ownership interests of such CFC or Domestic Foreign Holdco, except to the extent that such voting Equity Interests or other voting ownership interests secure the Senior Credit Facilities Obligations of Holdings or any Domestic Subsidiary, (2) any Equity Interests or other ownership interests in any Subsidiary of a CFC or Domestic Foreign Holdco, except to the extent that such Equity Interests or other ownership interests secure the Senior Credit Facilities Obligations of Holdings or any Domestic Subsidiary, (3) the Equity Interests of a Subsidiary (other than a Wholly-Owned Subsidiary) the pledge of which would violate the organizational or joint venture documents of such Subsidiary, or a contractual obligation to the owners of the other Equity Interests of such Subsidiary (other than such owners that are the co-borrowers under the Senior Credit Facilities or Affiliates of such co-borrowers) that is binding on or relating to such Equity Interests after giving effect to the applicable anti-assignment provisions in the Uniform Commercial Code and (4) the Equity Interests of any Unrestricted Subsidiary.

“fair market value” means, with respect to any asset or liability, the fair market value of such asset or liability as determined by Holdings in good faith.

“Financial Officer” means the Chief Financial Officer, the Treasurer or other financial officer of Holdings, as appropriate.

“Foreign Subsidiary” means, with respect to any Person:

(1) any Restricted Subsidiary of such Person that is not organized or existing under the laws of the United States, any state thereof, the District of Columbia, or any territory thereof and any Restricted Subsidiary of such Foreign Subsidiary; and

(2) any Restricted Subsidiary that is treated as a disregarded entity for United States federal income tax purposes and substantially all of whose assets consist of Equity Interests and/or Indebtedness of one or more Foreign Subsidiaries and any Restricted Subsidiary of such Foreign Subsidiary.

“GAAP” means:

(1) generally accepted accounting principles in the United States of America as are in effect from time to time, or

(2) if elected by Holdings by written notice to the Trustee, the accounting standards and interpretations (“IFRS”) adopted by the International Accounting Standards Board, as in effect from time to time; provided, that:

(a) any such election once made shall be irrevocable;

(b) all financial statements and reports required to be provided after such election pursuant to this Indenture shall be prepared on the basis of IFRS;

(c) from and after such election, all ratios, computations and other determinations based on GAAP contained in this Indenture shall be computed in conformity with IFRS; and

(d) in connection with the delivery of financial statements:

(i) for any of its first three financial quarters of any financial year, to the extent previously prepared in accordance with GAAP, Holdings shall provide consolidated interim financial statements for such interim financial period and the comparable period in the prior year prepared in accordance with IFRS; and

(ii) for delivery of audited annual financial information, Holdings shall provide consolidated historical financial statements prepared in accordance with IFRS for the prior most recent fiscal year.

Notwithstanding the foregoing, any lease that would be accounted for as an operating lease pursuant to GAAP as in effect on February 12, 2018 may be accounted for as an operating lease under the relevant provisions of such GAAP, whether such lease was in effect on February 12, 2018 or thereafter, and shall not constitute Indebtedness.

“Government Securities” means securities that are:

(1) direct obligations of the United States of America for the timely payment of which its full faith and credit is pledged; or

(2) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case, are not callable or redeemable at the option of the issuers thereof, and shall also include a depository receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act), as custodian with respect to any such Government Securities or a specific payment of principal of or interest on any such Government Securities held by such custodian for the account of the holder of such depository receipt; provided, that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the Government Securities or the specific payment of principal of or interest on the Government Securities evidenced by such depository receipt.

“Grantor” means Holdings, the Issuer or any Subsidiary Guarantor.

“guarantee” means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including letters of credit and reimbursement agreements in respect thereof), of all or any part of any Indebtedness or other obligations.

“Hedging Obligations” means, with respect to any Person, the obligations of such Person under any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, commodity swap agreement, commodity cap agreement, commodity collar agreement, foreign exchange contract, currency swap agreement or similar agreement providing for the transfer or mitigation of interest rate, currency or commodity risks either generally or under specific contingencies.

“Holder” means the Person in whose name a Note is registered on the Registrar’s books.

“Immaterial Subsidiary” has the meaning ascribed to such term in the Credit Agreement as in effect on the date hereof (including the defined terms referenced in such definition as in effect on the date hereof).

“Immediate Family Members” means with respect to any individual, such individual’s children, stepchildren, grandchildren or more remote descendants, parents, stepparents, grandparents, spouse, former spouse, qualified domestic partner, siblings, mother-in-law, father-in-law, sons-in-law and daughters-in-law (including adoptive relationships) and any trust, partnership or other bona fide estate-planning vehicle the only beneficiaries of which are any of the foregoing individuals or any private foundation or fund that is controlled by any of the foregoing individuals or any donor-advised fund of which any such individual is the donor.

“Indebtedness” means, with respect to any Person, without duplication:

(1) any indebtedness (including principal and premium) of such Person, whether or not contingent:

(a) in respect of borrowed money;

(b) evidenced by (i) bonds, notes, debentures or similar instruments or (ii) letters of credit or bankers’ acceptances (or, without duplication, reimbursement agreements in respect thereof);

(c) representing the balance deferred and unpaid portion of the purchase price of any property (including Capitalized Lease Obligations), except any such balance that constitutes an obligation in respect of a trade payable or similar obligation to a trade creditor, in each case accrued in the ordinary course of business;

(d) representing the net obligations under any Hedging Obligations; or

(e) in respect of obligations under conditional sale or other title retention agreements relating to property acquired by such Person;

if and to the extent that any of the foregoing Indebtedness (other than obligations in respect of letters of credit bankers’ acceptances and Hedging Obligations) would appear as a liability upon a balance sheet (excluding the footnotes thereto) of such Person prepared in accordance with GAAP; provided, that Indebtedness of any direct or indirect parent of Holdings appearing upon the balance sheet of Holdings solely by reason of push-down accounting under GAAP shall be excluded;

(2) to the extent not otherwise included, any obligation by such Person to be liable for, or to pay, as obligor, guarantor or otherwise, on the obligations of the type referred to in clause (1) of a third Person (whether or not such items would appear upon the balance sheet of such obligor or guarantor), other than by endorsement of negotiable instruments for collection in the ordinary course of business; and

(3) to the extent not otherwise included, the obligations of the type referred to in clause (1) of a third Person secured by a Lien on any asset owned by such first Person, whether or not such Indebtedness is assumed by such first Person or would appear on the balance sheet of such Person;

provided, that notwithstanding the foregoing, Indebtedness shall not include:

(a) Contingent Obligations incurred in the ordinary course of business;

(b) obligations under or in respect of Qualified Securitization Facilities; provided, further, that Indebtedness shall be calculated without giving effect to the effects of ASC 815, Derivatives and Hedging, and related or successor interpretations to the extent such effects would otherwise increase or decrease an amount of Indebtedness for any purpose under this Indenture as a result of accounting for any embedded derivatives created by the terms of such Indebtedness; or

(c) deferred or prepaid revenues, and Indebtedness shall be determined without giving effect to ASC 460, Guarantees, and related or successor interpretations.

Acquired Indebtedness is deemed to be incurred by Holdings or the relevant Restricted Subsidiary at such time as the obligor on such Indebtedness is merged, consolidated or amalgamated with or into Holdings or such Restricted Subsidiary or becomes a Restricted Subsidiary, or Holdings or such Restricted Subsidiary acquires an asset securing such Acquired Indebtedness, as the case may be.

The amount of any item of Indebtedness of any Person at any date shall be:

(a) the accreted value of the Indebtedness, in the case of any Indebtedness issued with original issue discount;

(b) the maximum amount of the relevant Indebtedness, the amount of which shall be calculated as applicable pursuant to clause (a) or (d) of this paragraph, for which such Person may be liable in respect of any contingent obligations under clause (1)(b)(ii) or (2) of this definition;

(c) in the case of clause (3) of this definition, if the Indebtedness referred to therein is not recourse to Holdings or any Restricted Subsidiary, the lesser of the (i) fair market value of all assets of Holdings or a Restricted Subsidiary securing such Indebtedness as of such date (or as of the date of the most recent balance sheet of Holdings if such fair market value is not reasonably determinable as of such date) and (ii) amount of the Indebtedness secured; and

(d) the outstanding principal amount or other outstanding balance, as the case may be, of the Indebtedness, in the case of any other Indebtedness;

in each case, calculated without giving effect to any increase or decrease as a result of any embedded derivative created by the terms of such Indebtedness.

The U.S. dollar-equivalent principal amount of any Indebtedness denominated in a foreign currency will reflect the currency translation effects, determined in accordance with GAAP, of Hedging Obligations for currency exchange risks with respect to the applicable currency in effect on the date of determination of the U.S. dollar-equivalent principal amount of such Indebtedness.

“Indenture” means this Indenture, as amended or supplemented from time to time.

“Independent Financial Advisor” means an accounting, appraisal or investment banking firm or consultant of nationally recognized standing that is, in the good faith judgment of Holdings, qualified to perform the task for which it has been engaged.

“Intellectual Property” means, with respect to any Person, all intellectual property rights of every kind and nature now owned or hereafter acquired by such Person, including patents, copyrights, trademarks, licenses and all registrations and applications of any of the foregoing.

“Interest Coverage Ratio” means, with respect to any Person for any Test Period, on a Pro Forma Basis, the ratio of Consolidated EBITDA of such Person for such Test Period to the Consolidated Cash Interest Expense of such Person for such Test Period.

“Investment” means, with respect to any Person, any investment by such Person in other Persons (including Affiliates) in the form of a loan (including a guarantee), advance, capital contribution, purchase or other acquisition for consideration of Indebtedness, Equity Interests or other securities issued by any other Person or any investments that are required by GAAP to be classified on the balance sheet (excluding footnotes) of Holdings in the same manner as the other investments included in this definition to the extent such transactions involve the transfer of cash or other property.

For purposes of the definition of “Unrestricted Subsidiary” and Section 4.07:

(1) Investments shall include the portion of the fair market value of the net assets of a Subsidiary of Holdings at the time that such Subsidiary is designated an Unrestricted Subsidiary (proportionate to the ownership of the Equity Interests of such Subsidiary by Holdings and the Restricted Subsidiaries); provided, that upon a redesignation of such Subsidiary as a Restricted Subsidiary, Holdings shall be deemed to continue to have a permanent “Investment” in an Unrestricted Subsidiary in an amount (if positive) equal to:

(a) Holdings’ “Investment” in such Subsidiary at the time of such redesignation; less

(b) the portion (proportionate to Holdings’ Equity Interest in such Subsidiary) of the fair market value of the net assets of such Subsidiary at the time of such redesignation; and

(2) any property transferred to or from an Unrestricted Subsidiary shall be valued at its fair market value at the time of such transfer.

Except as otherwise expressly provided in this Indenture, the amount of any Investment outstanding at any time shall be the original cost of such Investment, reduced by any dividend, distribution, interest payment, return of capital, repayment or other amount received in cash by Holdings or a Restricted Subsidiary in respect of such Investment.

“Investment Grade Rating” means a rating equal to or higher than Baa3 (or the equivalent) by Moody’s and BBB- (or the equivalent) by S&P, or an equivalent rating by any other Rating Agency selected by Holdings pursuant to the definition of “Rating Agency.”

“Investor” means Brookfield Asset Management Inc. and its Affiliates, and any funds, partnerships or other investment vehicles managed or directly or indirectly controlled by them, but not including, however, any portfolio companies of the foregoing.

“Issue Date” means December 22, 2020.

“Junior Lien Priority” means, with respect to specified Indebtedness, that such Indebtedness is secured by a Lien that is junior in priority to the Liens on the Collateral securing the Senior Priority Obligations.

“Lien” means, with respect to any asset, any mortgage, lien (statutory or otherwise), pledge, hypothecation, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction; provided, that in no event shall an operating lease be deemed to constitute a Lien.

“Limited Condition Transaction” means (1) any acquisition (including by way of merger), Investment, Restricted Payment or other transaction by Holdings or any Restricted Subsidiary permitted pursuant to this Indenture the consummation of which is not conditioned upon the availability of, or on obtaining, third-party financing (or, if such a condition does exist, Holdings or any Restricted Subsidiary would be required to pay any fee, liquidated damages or other amount or be subject to any indemnity, claim or other liability as a result of such third-party financing not having been available or obtained), (2) any redemption, repurchase, defeasance, satisfaction and discharge or repayment of Indebtedness requiring irrevocable notice in advance of such redemption, repurchase, defeasance, satisfaction and discharge or repayment and (3) any Restricted Payment requiring irrevocable notice thereof.

“LTM EBITDA” means, as of any date, Consolidated EBITDA of Holdings for the most recent Test Period determined on a Pro Forma Basis.

“Major Non-Controlling Collateral Agent” means, (1) as of the Issue Date, the Notes Collateral Agent and (2) after the Controlling Collateral Agent Change Date, the Collateral Agent (other than the Senior Credit Facilities Collateral Agent) of the Series of Equal Priority Obligations that constitutes the largest outstanding aggregate principal amount of any then outstanding Series of Equal Priority Obligations (excluding the Senior Credit Facilities Obligations) with respect to such Shared Collateral.

“Material Real Property” means, with respect to any Person, real property (including fixtures) located in the United States and owned in fee by such Person with a fair market value, as reasonably determined by Holdings in good faith, greater than or equal to $10,000,000 (it being agreed that in no event shall an appraisal or other third-party valuation be required unless required by an applicable Requirement of Law).

“Moody’s” means Moody’s Investors Service, Inc. and any successor to its rating agency business.

“Mortgage” has the meaning ascribed to such term in the Credit Agreement as in effect on the date hereof (including the defined terms referenced in such definition as in effect on the date hereof).

“Mortgaged Property” has the meaning ascribed to such term in the Credit Agreement as in effect on the date hereof (including the defined terms referenced in such definition as in effect on the date hereof).

“Net Proceeds” means the aggregate cash or Cash Equivalents proceeds received by Holdings or any of its Restricted Subsidiaries in respect of any Asset Sale, including, for the avoidance of doubt, any cash or Cash Equivalents received upon the sale or other disposition of assets deemed to be Cash Equivalents solely for purposes Section 4.12(a)(2)(b), (c) or (e) or any Designated Non-cash Consideration received in any Asset Sale, net of the costs relating to such Asset Sale and the sale or disposition of such property so designated to be Cash Equivalents or Designated Non-cash Consideration, including:

(1) legal, accounting and investment banking fees and underwriting, brokerage and sales commissions;

(2) payments made in order to obtain a necessary consent or required by applicable law;

(3) brokerage and sales commissions;

(4) all dividends, distributions or other payments required to be made to minority interest holders in Restricted Subsidiaries as a result of any such Asset Sale by, or consisting of Capital Stock of, a Restricted Subsidiary;

(5) the amount of any purchase price or similar adjustment claimed by any Person to be owed by Holdings or any Restricted Subsidiary, until such time as such claim shall have been settled or otherwise finally resolved, or paid or payable by Holdings or any Restricted Subsidiary, in either case in respect of such Asset Sale or other disposition;

(6) any relocation expenses incurred as a result thereof;

(7) other fees and expenses, including title and recordation expenses, or taxes paid or payable as a result of such Asset Sale or other disposition or any transactions occurring or deemed to occur to effectuate a payment under this Indenture (before taking into account any available tax credits or deductions, but after taking into account any tax sharing arrangements);

(8) amounts required to be applied to the repayment of principal, premium, if any, and interest on Indebtedness (other than Subordinated Indebtedness) or amounts required to be applied to the repayments of Indebtedness secured by a Lien on such assets and required (other than required by Section 4.12(b)(1)) to be paid as a result of such transaction; and

(9) any deduction of appropriate amounts to be provided by Holdings or any of its Restricted Subsidiaries as a reserve in accordance with GAAP against any liabilities associated with the asset disposed of in such transaction and retained by Holdings or any of its Restricted Subsidiaries after such sale or other disposition thereof, including pension and other post-employment benefit liabilities and liabilities related to environmental matters or against any indemnification obligations associated with such transaction.

“New Project” shall mean (1) each facility that is either a new facility, branch or office or an expansion, relocation, remodeling or substantial modernization of an existing facility, branch or office owned by Holdings or any Restricted Subsidiary, which in fact commences operations, and (2) each creation (in one or a series of related transactions) of a business unit to the extent such business unit commences operations or each expansion (in one or a series of related transactions) of business into a new market.

“Non-Cash Charges” means (1) any impairment charge or asset write-off or write-down, including impairment charges or asset write-offs or write-downs related to intangible assets (including goodwill), long-lived assets, and Investments in debt and equity securities or as a result of a change in law or regulation, in each case pursuant to GAAP, and the amortization of intangibles pursuant to GAAP (which, without limiting the foregoing, shall include any impairment charges resulting from the application of FASB Statements No. 142 and 144 and the amortization of intangibles arising pursuant to No. 141), (2) all losses from Investments recorded using the equity method, (3) depreciation and amortization (including as they relate to acquisition accounting, amortization of deferred financing fees or costs, Capitalized Software Expenditures and amortization of unrecognized prior service costs and actuarial gains and losses related to pension and other post-employment benefits) and (4) other non-cash charges, including non-cash charges related to deferred rent and actuarial losses and mark-to-market expense with respect to pension and post-retirement funding; provided, that (a) if any non-cash charges represent an accrual or reserve for potential cash items in any future period, then any cash payment in respect of such non-cash charge in such future period shall be subtracted from Consolidated EBITDA for the period in which such cash payment is made, and (b) Non-Cash Charges for any period shall exclude amortization of a prepaid cash item that was paid in a prior period.

“Non-Cash Compensation Expense” means any non-cash expenses and costs that result from the issuance of stock-based awards, partnership interest-based awards, stock appreciation rights, equity incentive programs or similar incentive based compensation awards, rights or arrangements.

“Non-Controlling Collateral Agent” means, at any time with respect to any Shared Collateral, any Collateral Agent that is not the Controlling Collateral Agent at such time with respect to such Shared Collateral.

“Non-Controlling Collateral Agent Enforcement Date” means, with respect to any Non-Controlling Collateral Agent, the date that is 90 days (throughout which 90-day period such Non-Controlling Collateral Agent was the Major Non-Controlling Collateral Agent) after the occurrence of both (1) an event of default, as defined in the indenture or other debt facility for the applicable Series of Equal Priority Obligations, but only for so long as such event of default is continuing, and (2) the Controlling Collateral Agent’s and each other Collateral Agent’s receipt of written notice from such Non-Controlling Collateral Agent certifying that (a) such Non-Controlling Collateral Agent is the Major Non-Controlling Collateral Agent and that an event of default, as defined in the indenture or other debt facility for that Series of Equal Priority Obligations has occurred and is continuing and (b) the Equal Priority Obligations of that Series are currently due and payable in full (whether as a result of acceleration thereof or otherwise) in accordance with the indenture or debt facility for that Series of Equal Priority Obligations; provided, that the Non-Controlling Collateral Agent Enforcement Date will be stayed and will not occur and will be deemed not to have occurred with respect to any Shared Collateral (i) at any time the Controlling Collateral Agent has commenced and is diligently pursuing any enforcement action with respect to such Shared Collateral or (ii) at any time the Issuer or any Note Guarantor that has granted a security interest in such Shared Collateral is then a debtor under or with respect to (or otherwise subject to) any insolvency or liquidation proceeding.

“Note Guarantee” means the guarantee by any Note Guarantor of the Issuer’s Obligations under this Indenture and the Notes.

“Note Guarantors” means, collectively, Holdings and each Subsidiary Guarantor.

“Notes” means the Initial Notes and Additional Notes, if any, treated as a single class.

“Notes Collateral Agent” means U.S. Bank National Association, as collateral agent for the holders of the Notes under the Security Documents and any successor pursuant to the provisions of this Indenture and the Security Documents.

“Obligations” means any principal, interest (including any interest accruing on or subsequent to the filing of a petition in bankruptcy, reorganization or similar proceeding at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable state, federal or foreign law), premium, penalties, fees, indemnifications, reimbursements (including reimbursement obligations with respect to letters of credit and banker’s acceptances), damages and other liabilities, and guarantees of payment of such principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities, payable under the documentation governing any Indebtedness.

“Offering Memorandum” means the final offering memorandum for the Initial Notes, dated as of December 8, 2020.

“Officer” means, with respect to any Person, the Chairman of the Board of Directors, the Chief Executive Officer, the Chief Financial Officer, the President, any Executive Vice President, Senior Vice President or Vice President, the Treasurer or the Secretary of such Person.

“Officer’s Certificate” means a certificate signed on behalf of a Person by an Officer of such Person that meets the requirements set forth in this Indenture and provided to the Trustee.

“Opinion of Counsel” means a written opinion of counsel who may be an employee of or counsel to the Issuer or any Note Guarantor that meet the requirements set forth in this Indenture.

“Parent Company” means any Person so long as such Person directly or indirectly holds 100.0% of the total voting power of the Capital Stock of Holdings, and at the time such Person acquired such voting power, no Person and no group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act or any successor provision) (other than any Permitted Holder) shall have beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act, or any successor provision), directly or indirectly, of 50.0% or more of the total voting power of the Voting Stock of such Person.

“Participating Member State” means each state so described in any EMU Legislation.

“Permitted Holder” means (1) the Investor, (2) any Person who is acting solely as an underwriter in connection with a public or private offering of Equity Interests of Holdings, acting in such capacity, (3) any group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act or any successor provision) of which a majority of the Equity Interests owned by the group is owned by Permitted Holders under clause (1), and (4) a Parent Company. Any Person or group whose acquisition of beneficial ownership constitutes a Change of Control in respect of which a Change of Control Offer is made in accordance with the requirements of this Indenture (or would result in a Change of Control Offer in the absence of the waiver of such requirement by Holders in accordance with the provisions of this Indenture) will thereafter, together with its Affiliates, constitute an additional Permitted Holder.

“Permitted Investments” means:

(1) any Investment in Holdings or any of its Restricted Subsidiaries;

(2) any Investment by Holdings or any of its Restricted Subsidiaries in a Person that is engaged (directly or through entities that will be Restricted Subsidiaries) in a Similar Business if as a result of such Investment:

(a) such Person becomes a Restricted Subsidiary; or

(b) such Person, in one transaction or a series of related transactions, is amalgamated, merged or consolidated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, Holdings or a Restricted Subsidiary; and in each case, any Investment held by such Person; provided, that such Investment was not acquired by such Person in contemplation of such transaction made pursuant to clause (a) or (b) above;

(3) any Investment constituting a Cash Equivalent at the time such Investment is made;

(4) any Investments in securities or other assets not constituting cash or Cash Equivalents and received in connection with an Asset Sale made in in accordance with Section 4.12 or any disposition of assets not constituting an Asset Sale, respectively;

(5) any Investment existing on the Issue Date or made pursuant to binding commitments in effect on the Issue Date to the extent described in the Offering Memorandum or an Investment consisting of any extension, modification, replacement, renewal or reinvestment of any Investment or binding commitment existing on the Issue Date; provided, that the amount of any such Investment or binding commitment may be increased:

(a) as required by the terms of such Investment or binding commitment as in existence on the Issue Date (including as a result of the accrual or accretion of interest or original issue discount or the issuance of pay-in-kind securities); or

(b) as otherwise permitted under this Indenture;

(6) any Investment acquired by Holdings or any of its Restricted Subsidiaries:

(a) in exchange for any other Investment, accounts receivable or endorsements for collection or deposit held by Holdings or any such Restricted Subsidiary in connection with or as a result of a bankruptcy, workout, reorganization or recapitalization of, or settlement of delinquent accounts and disputes with or judgments against, the issuer of such other Investment or accounts receivable (including any trade creditor or customer);

(b) in satisfaction of judgments against other Persons;

(c) as a result of a foreclosure by Holdings or any of its Restricted Subsidiaries with respect to any secured Investment or other transfer of title with respect to any secured Investment in default; or

(d) as a result of the settlement, compromise or resolution of litigation, arbitration or other disputes with Persons who are not Affiliates of Holdings;

(7) Hedging Obligations permitted under Section 4.06(b)(10);

(8) to the extent it constitutes an Investment, any transaction made in accordance with the provisions of Section 4.08(b) except clauses (b)(2), (b)(3)(i) or (b)(5);

(9) Investments the payment for which consists of Equity Interests (other than Disqualified Stock) of Holdings or any of its direct or indirect parent companies; provided, that such Equity Interests will not increase the amount available for Restricted Payments under Section 4.07(a)(3);

(10) guarantees of Indebtedness permitted under Section 4.06, performance guarantees and Contingent Obligations incurred in the ordinary course of business and the creation of Liens on the assets of Holdings or any Restricted Subsidiary in compliance with Section 4.10;

(11) to the extent that they constitute Investments, purchases and acquisitions of inventory, supplies, materials or equipment or purchases, acquisitions, licenses or leases of other assets, intellectual property, or other rights or the contribution of intellectual property pursuant to joint marketing arrangements with other Persons, in each case in the ordinary course of business;

(12) Investments, taken together with all other Investments made pursuant to this clause (12) that are at that time outstanding (without giving effect to the sale or distribution of Investments in an Unrestricted Subsidiary except to the extent Holdings or its Restricted Subsidiaries receive proceeds therefrom in the form of Cash Equivalents or marketable securities or subsequently convert the proceeds therefrom to Cash Equivalents or marketable securities) not to exceed the greater of (a) $250,000,000 and (b) 25% of LTM EBITDA, with the amount of each Investment being measured at the time made and without giving effect to subsequent changes in value, but subject to adjustment as set forth in the definition of Investment;

(13) Investments in or relating to a Securitization Subsidiary that, in the good faith determination of Holdings, are necessary or advisable to effect any Qualified Securitization Facility or any repurchase obligation in connection therewith, including Investments of funds held in accounts permitted or required by the arrangements governing such Qualified Securitization Facilities or any related Indebtedness;

(14) loans and advances to, or guarantees of Indebtedness of, (a) employees, directors, officers, members of management and consultants for business-related travel expenses, moving expenses, entertainment, relocation (including moving expenses and costs of replacement homes), business machines or supplies, automobiles and analogous ordinary business purposes and other similar expenses or payroll advances, in each case incurred in the ordinary course of business or consistent with past practices, (b) future, present and former employees, directors, officers, members of management and consultants (and their Controlled Investment Affiliates and Immediate Family Members) to fund such Person’s purchase of Equity Interests of Holdings or any direct or indirect parent company thereof, and (c) for purposes not described in the foregoing clauses (a) and (b), in an aggregate principal amount outstanding under this clause (c) at any time not to exceed $10,000,000;

(15) advances, loans, extensions of trade credit and accommodation guarantees in the ordinary course of business by Holdings or any of its Restricted Subsidiaries and prepayments and other credits to suppliers made in the ordinary course of business;

(16) any Investment in any Subsidiary or any joint venture in connection with intercompany cash management arrangements or related activities arising in the ordinary course of business;

(17) Investments made in the ordinary course of business in connection with obtaining, maintaining or renewing client contacts and loans or advances made to distributors in the ordinary course of business;

(18) Investments for prepaid expenses, negotiable instruments held for collection and lease, utility and workers compensation, performance and similar deposits and trade accounts in the ordinary course of business;

(19) repurchases of the Notes;

(20) Investments in joint ventures and Unrestricted Subsidiaries, taken together with all other Permitted Investments made pursuant to this clause (20) that are at the time outstanding, without giving effect to the sale of an Unrestricted Subsidiary to the extent the proceeds of such sale do not consist of, or have not been subsequently sold or transferred for, Cash Equivalents or marketable securities, not to exceed the greater of (a) $125,000,000 and (b) 12.5% of LTM EBITDA, with the amount of each Investment being measured at the time made and without giving effect to subsequent changes in value, but subject to adjustment as set forth in the definition of Investment;

(21) Investments in the ordinary course of business consisting of Uniform Commercial Code Article 3 endorsements for collection or deposit and Article 4 customary trade arrangements with customers in the ordinary course of business ;

(22) non-cash Investments in connection with tax planning and reorganization activities, which do not have a material adverse effect on Holdings;

(23) Investments by an Unrestricted Subsidiary outstanding at the time it is redesignated as a Restricted Subsidiary;

(24) any Investment if, after giving Pro Forma Effect thereto, the Consolidated First Lien Net Leverage Ratio for the Test Period immediately preceding such Investment would be no greater than 2.50 to 1.00 so long as no Event of Default shall have occurred and be continuing or would result therefrom;

(25) Investments (including debt obligations and Equity Interests) received in connection with the bankruptcy or reorganization of suppliers and customers or in settlement of delinquent obligations of, or other disputes with, customers and suppliers or upon the foreclosure with respect to any secured Investment or other transfer of title with respect to any secured Investment;

(26) Investments and other acquisitions to the extent that payment for such Investments is made with Equity Interests of Holdings (or any direct or indirect parent thereof) other than Disqualified Stock;

(27) contributions to a “rabbi” trust for the benefit of employees, directors, consultants, independent contractors or other service providers or other grantor trust subject to claims of creditors in the case of a bankruptcy of Holdings or any Restricted Subsidiary; and

(28) to the extent they constitute Investments, guaranties in the ordinary course of business of the obligations of suppliers, customers, franchisees, lessors and licensees of Holdings and any Restricted Subsidiary.

“Permitted Liens” means, with respect to any Person:

(1) pledges or deposits by such Person under workmen’s compensation laws, unemployment insurance, health, disability or employee benefits, other social security laws or similar legislation or regulations or other insurance-related obligations (including, but not limited to, in respect of deductibles, self-insured retention amounts and premiums and adjustments thereto) or indemnification obligations of (including obligations in respect of letters of credit or bank guarantees for the benefit of) insurance carriers providing property, casualty or liability insurance, or good faith deposits in connection with bids, tenders, contracts (other than for the payment of Indebtedness) or leases to which such Person is a party, or deposits to secure public or statutory obligations of such Person or deposits of cash or U.S. government bonds to secure surety or appeal bonds to which such Person is a party, or deposits as security for contested taxes or import duties or for the payment of rent, in each case incurred in the ordinary course of business;

(2) outstanding motor vehicle fines and Liens arising or imposed by law, such as carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s, landlord’s or construction contractors’ Liens and other similar Liens, in each case arising in the ordinary course of business and:

(a) for sums not yet overdue for a period of more than 60 days or, if more than 60 days overdue, are unfiled and no other action has been taken to enforce such Liens; or

(b) being contested in good faith by appropriate actions or other Liens arising out of judgments or awards against such Person with respect to which such Person shall then be proceeding with an appeal or other proceedings for review if adequate reserves with respect thereto are maintained on the books of such Person in accordance with GAAP;

(3) Liens for taxes, assessments or other governmental charges not yet overdue for a period of more than 30 days or not yet payable or subject to penalties for nonpayment or which are being contested in good faith by appropriate actions, if adequate reserves with respect thereto are maintained on the books of such Person in accordance with GAAP;

(4) Liens incurred or deposits made to secure the performance of bids, trade contracts, governmental contracts and leases, statutory obligations, surety, stay, customs and appeal bonds, performance bonds, return-of-money bonds, bankers’ acceptance facilities and other obligations of a like nature (including those to secure health, safety and environmental obligations) and obligations in respect of letters of credit, bank guarantees or similar instruments that have been posted to support the same, in each case incurred in the ordinary course of business or consistent with past practice, whether pursuant to statutory requirements, common law or consensual arrangements;

(5) survey exceptions, encumbrances, easements or reservations of, or rights of others for, licenses, rights-of-way, servitudes, sewers, electric lines, telegraph, telephone and cable television lines and other similar purposes, or zoning, building codes or other restrictions (including minor defects or irregularities in title and similar encumbrances) as to the use of real properties or Liens incidental to the conduct of the business of such Person or to the ownership of its properties which were not incurred in connection with Indebtedness and which do not in the aggregate materially impair their use in the operation of the business of such Person and exceptions on title policies insuring liens granted on Mortgaged Properties (as defined in the Credit Agreement);

(6) Liens securing obligations in respect of Indebtedness permitted to be incurred pursuant to Section 4.06(b)(4) and (b)(13); provided, that Liens securing Indebtedness incurred pursuant to:

(a) such clause (b)(4) extend only to the assets so purchased, leased, replaced or improved and proceeds and products thereof as provided therein;

(b) such clause (b)(13):

(i) relate only to obligations relating to Refinancing Indebtedness that is secured by Liens on the same assets as the assets securing the Refinanced Debt (as defined in the definition of Refinancing Indebtedness), plus improvements, accessions, proceeds or dividends or distributions in respect thereof and after-acquired property as provided in the terms of the Refinanced Debt, and serves to refund or refinance Indebtedness, Disqualified Stock or Preferred Stock incurred under Section 4.06(b)(2) or (b)(13); and

(ii) if such Liens are consensual Liens that are secured by the Collateral, then the holders of the Indebtedness or other obligations secured thereby (or a representative or trustee on their behalf) shall enter into the Equal Priority Intercreditor Agreement and/or other agreements providing that the Liens on the Collateral (other than cash and Cash Equivalents) securing such Indebtedness or other obligations shall rank (A) if the Liens on the Collateral that secured the Indebtedness that was refinanced by such Refinancing Indebtedness ranked equal in priority with the Liens on the Collateral securing the Secured Notes Obligations, at the option of Holdings, either equal in priority (but without regard to the control of remedies) with the Liens on the Collateral (other than cash and Cash Equivalents) securing the Secured Notes Obligations or junior in priority to the Liens on the Collateral securing the Secured Notes Obligations or (B) if the Liens on the Collateral that secured the Indebtedness that was refinanced by such Refinancing Indebtedness ranked junior in priority to the Liens on the Collateral securing the Secured Notes Obligations, junior in priority to the Liens on the Collateral securing the Secured Notes Obligations but, in any event, shall not be required to enter into any such agreement with respect to any Collateral consisting of cash and Cash Equivalents;

(7) Liens existing on the Issue Date (other than Liens securing the Senior Credit Facilities);

(8) Liens on property or shares of stock or other assets of a Person at the time such Person becomes a Subsidiary; provided, that such Liens are not created or incurred in connection with, or in contemplation of, such other Person becoming such a Subsidiary; provided, further, that such Liens are limited to all or part of the same property or assets (plus improvements, accessions, proceeds or dividends or distributions in respect thereof and after-acquired property) that secured the obligations to which such Liens relate;

(9) Liens on property or other assets at the time Holdings or a Restricted Subsidiary acquired the property or such other assets, including any acquisition by means of a merger, amalgamation or consolidation with or into Holdings or any of its Restricted Subsidiaries; provided, that such Liens are not created or incurred in connection with, or in contemplation of, such acquisition, amalgamation, merger or consolidation; provided, further, that such Liens are limited to all or part of the same property or assets (plus improvements, accessions, proceeds or dividends or distributions in respect thereof and after acquired-property) that secured the obligations to which such Liens relate;

(10) Liens (other than, if granted in favor of any Person that is not the Issuer or a Note Guarantor, Liens on the Collateral ranking on an equal or senior priority basis to the Liens on the Collateral securing the Secured Notes Obligations) securing obligations in respect of Indebtedness or other obligations of a Restricted Subsidiary owing to Holdings or another Restricted Subsidiary permitted to be incurred in accordance with Section 4.06;

(11) Liens:

(a) securing Hedging Obligations of Holdings or any Restricted Subsidiary permitted to be entered into under this Indenture;

(b) on cash and Cash Equivalents on deposit with banks or other financial institutions securing Indebtedness or other obligations arising in connection with transactions contemplated by Section 4.06(b)(20); or

(c) on cash and Cash Equivalents used to defease or satisfy or discharge any Indebtedness of Holdings or any Restricted Subsidiary if such defeasance or satisfaction and discharge is permitted under this Indenture;

(12) Liens on specific items of inventory or other goods and proceeds of any Person securing such Person’s obligations in respect of bankers’ acceptances or letters of credit issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

(13) leases, subleases, licenses or sublicenses (or other agreement under which Holdings or any Restricted Subsidiary has granted rights to end users to access and use Holdings’ or any Restricted Subsidiary’s products, technologies or services) granted to others in the ordinary course of business which do not materially interfere with the ordinary conduct of the business of Holdings or any of its Restricted Subsidiaries and the customary rights reserved or vested in any Person by the terms of any lease, sublease, license, sublicense, grant or permit, or that require annual or periodic payments as a condition to the continuance thereof;

(14) Liens arising from Uniform Commercial Code (or equivalent statutes) financing statement filings regarding operating leases, consignments or accounts entered into by Holdings and its Restricted Subsidiaries in the ordinary course of business or purported Liens evidenced by the filing of precautionary Uniform Commercial Code (or equivalent statutes) financing statements or similar public filings;

(15) Liens in favor of the Issuer or any Note Guarantor;

(16) Liens on equipment of Holdings or any of its Restricted Subsidiaries granted in the ordinary course of business to Holdings’ clients;

(17) Liens on accounts receivable, Securitization Assets and related assets incurred in connection with a Qualified Securitization Facility;

(18) Liens to secure any modification, refinancing, refunding, extension, renewal or replacement (or successive modifications, refinancings, refundings, extensions, renewals or replacements) as a whole, or in part, of any Indebtedness secured by any Lien referred to in the foregoing clauses (7), (8) and (9); provided, that:

(a) such new Lien shall be limited to all or part of the same property (plus improvements, accessions, proceeds or dividends or distributions in respect thereof and after-acquired property as provided for in the terms of the original Lien) that secured the original Lien (plus improvements and accessions on such property) and proceeds and products thereof; and

(b) the Indebtedness secured by such Lien at such time is not increased to any amount greater than the sum of:

(i) the outstanding principal amount or, if greater, committed amount of the Indebtedness described under clauses (7), (8) and (9) at the time the original Lien became a Permitted Lien under this Indenture; and

(ii) the aggregate amount of fees (including upfront, commitment and ticking fees and original issue discount), underwriting discounts, penalties or premiums (including reasonable tender premiums), defeasance and satisfaction and discharge costs, accrued interest and other costs and expenses incurred in connection with such modification, refinancing, refunding, extension, renewal or replacement;

(19) deposits made or other security provided in the ordinary course of business to secure liability to insurance carriers or self-insurance arrangements;

(20) Liens:

(a) constituting the prior rights of consignees and their lenders under consignment arrangements entered into in the ordinary course of business;

(b) arising out of conditional sale, title retention, consignment or similar arrangements for the sale or purchase of goods in the ordinary course of business or consistent with industry practice; and

(c) arising by operation of law under Article 2 of the Uniform Commercial Code;

(21) Liens securing judgments for the payment of money not constituting an Event of Default under Section 6.01(a)(5);

(22) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods in the ordinary course of business;

(23) Liens:

(a) of a collection bank arising under Section 4-210 of the Uniform Commercial Code, or any comparable or successor provision, on items in the course of collection;

(b) attaching to pooling, commodity trading accounts or other commodity brokerage accounts incurred in the ordinary course of business; and

(c) in favor of banking institutions arising as a matter of law or under general terms and conditions encumbering deposits (including the right of set-off) and which are within the general parameters customary in the banking industry;

(24) Liens deemed to exist in connection with Investments in repurchase agreements permitted under this Indenture; provided, that such Liens do not extend to any assets other than those that are the subject of such repurchase agreement;

(25) Liens encumbering reasonable customary deposits and margin deposits and similar Liens attaching to commodity trading accounts or other brokerage accounts incurred in the ordinary course of business and not for speculative purposes;

(26) Liens that are contractual rights of set-off:

(a) relating to the establishment of depository relations with banks or other deposit-taking financial institutions and not given in connection with the issuance of Indebtedness;

(b) relating to pooled deposit or sweep accounts of Holdings or any of its Restricted Subsidiaries to permit satisfaction of overdraft or similar obligations incurred in the ordinary course of business of Holdings and its Restricted Subsidiaries; or

(c) relating to purchase orders and other agreements entered into with customers of Holdings or any of its Restricted Subsidiaries in the ordinary course of business;

(27) Liens arising from Personal Property Security Act financing statement filings regarding leases entered into by Holdings or any of its Restricted Subsidiaries in the ordinary course of business;

(28) any encumbrance or restriction (including put, call arrangements, tag, drag, right of first refusal and similar rights) with respect to capital stock of any joint venture or similar arrangement pursuant to any joint venture or similar agreement;

(29) Liens solely on any cash earnest money deposits made by Holdings or any of its Restricted Subsidiaries in connection with any letter of intent or purchase agreement permitted under this Indenture;

(30) ground leases in respect of real property on which facilities owned or leased by Holdings or any of its Subsidiaries are located;

(31) Liens on insurance policies and the proceeds thereof securing the financing of the premiums with respect thereto;

(32) Liens on Capital Stock or other securities of:

(a) any joint venture or Unrestricted Subsidiary (i) that secures Indebtedness or other obligations of such joint venture or Unrestricted Subsidiary or such joint venture’s or Unrestricted Subsidiary’s Subsidiaries, or (ii) pursuant to the relevant joint venture agreement or arrangement; or

(b) a Person that is not a Subsidiary of Holdings that secure Indebtedness or other obligations of such Person or such Person’s Subsidiaries;

(33) Liens (a) on cash advances or escrow deposits in favor of the seller of any property to be acquired in an Investment or other acquisition permitted under this Indenture to be applied against the purchase price for such Investment or other acquisition or otherwise in connection with any escrow arrangements with respect to any such Investment or any disposition permitted under this Indenture (including any letter of intent or purchase agreement with respect to such Investment or disposition), or (b) consisting of an agreement to dispose of any property in a disposition permitted under this Indenture, in each case, solely to the extent such Investment or disposition, as the case may be, would have been permitted on the date of the creation of such Lien;

(34) any interest or title of a lessor, sublessor, licensor or sublicensor or secured by a lessor’s, sublessor’s, licensor’s or sublicensor’s interest under leases or licenses entered into by Holdings or any of the Restricted Subsidiaries in the ordinary course of business;

(35) deposits of cash with the owner or lessor of premises leased and operated by Holdings or any of its Subsidiaries in the ordinary course of business of Holdings and such Subsidiary to secure the performance of Holdings’ or such Subsidiary’s obligations under the terms of the lease for such premises;

(36) Liens securing obligations in respect of the Notes or any Note Guarantees;

(37) Liens on cash and Cash Equivalents used to satisfy or discharge Indebtedness; provided, such satisfaction or discharge is permitted hereunder;

(38) Liens securing Indebtedness in an aggregate principal amount outstanding at any one time and secured under this clause (38) not to exceed the greater of (a) $150,000,000 and (b) 15% of LTM EBITDA (determined at the date of such incurrence); provided, that, if such Liens are consensual Liens that are secured by the Collateral, then the holders of the Indebtedness or other obligations secured thereby (or a representative or trustee on their behalf) shall enter into the Equal Priority Intercreditor Agreement and/or other agreements providing that the Liens on the Collateral (other than cash and Cash Equivalents) securing such Indebtedness or other obligations shall rank, at the option of Holdings, either equal in priority (but without regard to the control of remedies) with, or junior to, the Liens on the Collateral (other than cash and Cash Equivalents) securing the Secured Notes Obligations but, in any event, shall not be required to enter into any such agreement with respect to any Collateral consisting of cash and Cash Equivalents;

(39) Liens securing obligations in respect of Indebtedness permitted to be incurred under any Credit Facility incurred pursuant to Section 4.06(b)(1); provided, that if such Liens are consensual Liens that are secured by the Collateral, then:

(a) in the case of Indebtedness incurred in reliance on Section 4.06(b)(1)(i), the holders of the Indebtedness or other obligations secured thereby (or a representative or trustee on their behalf) shall enter into the Equal Priority Intercreditor Agreement and/or other agreements providing that the Liens on the Collateral (other than cash and Cash Equivalents) securing such Indebtedness or other obligations shall rank, at the option of Holdings, either equal in priority (but without regard to the control of remedies) with, or junior to, the Liens on the Collateral (other than cash and Cash Equivalents) securing the Secured Notes Obligations;

(b) in the case of Indebtedness incurred in reliance on Section 4.06(b)(1)(ii)(A), the holders of the Indebtedness or other obligations secured thereby (or a representative or trustee on their behalf) shall enter into the Equal Priority Intercreditor Agreement providing that the Liens on the Collateral (other than cash and Cash Equivalents) securing such Indebtedness or other obligations shall rank equal in priority (but without regard to the control of remedies) with the Liens on the Collateral (other than cash and Cash Equivalents) securing the Secured Notes Obligations; and

(c) in the case of Indebtedness incurred in reliance on Section 4.06(b)(1)(ii)(B), the holders of the Indebtedness or other obligations secured thereby (or a representative or trustee on their behalf) shall enter into agreements providing that the Liens on the Collateral (other than cash and Cash Equivalents) securing such Indebtedness or other obligations shall rank junior in priority (but without regard to the control of remedies) to the Liens on the Collateral (other than cash and Cash Equivalents) securing the Secured Notes Obligations;

but, in any event, the holders of such Indebtedness shall not be required to enter into any such agreement with respect to any Collateral consisting of cash and Cash Equivalents;

(40) Liens securing, or otherwise arising from, judgments, decrees or attachments not constituting an Event of Default under this Indenture;

(41) rights of recapture of unused real property in favor of the seller of such property set forth in customary purchase agreements and related arrangements with any governmental authority;

(42) Liens in favor of deposit banks or securities intermediaries securing customary fees, expenses or charges in connection with the establishment, operation or maintenance of deposit accounts or securities accounts;

(43) Liens arising from or constituting non-exclusive licenses or sublicenses, or other similar grants of rights, to intellectual property;

(44) rights of setoff, banker’s lien, netting agreements and other Liens arising by operation of law or by the terms of documents of banks or other financial institutions in relation to the maintenance of administration of deposit accounts, securities accounts, cash management arrangements or in connection with the issuance of letters of credit, bank guarantees or other similar instruments, in each case within the general parameters customary in the banking or finance industry;

(45) Liens or security given to public utilities or to any municipality or governmental authority when required by the utility, municipality or governmental authority in connection with the supply of services or utilities to Holdings and any Restricted Subsidiaries, in each case in the ordinary course of business or consistent with industry practice;

(46) servicing agreements, development agreements, site plan agreements, subdivision agreements, facilities sharing agreements, cost sharing agreements and other agreements pertaining to the use or development of any of the assets of the Person; provided, the same do not result in a substantial and prolonged interruption or disruption of the business activities of Holdings and the Restricted Subsidiaries, taken as a whole;

(47) the rights reserved to or vested in any Person or governmental authority by the terms of any lease, license, franchise, grant or permit held by Holdings or any of its Restricted Subsidiaries or by a statutory provision, to terminate any such lease, license, franchise, grant or permit, or to require annual or periodic payments as a condition to the continuance thereof;

(48) Liens or covenants restricting or prohibiting access to or from lands abutting on controlled access highways or covenants affecting the use to which lands may be put; provided, that such Liens or covenants do not interfere with the ordinary conduct of business of Holdings or any Restricted Subsidiary; provided, further, that Holdings or the applicable Restricted Subsidiary are in compliance with any such covenants;

(49) statutory Liens incurred or pledges or deposits made, in each case in the ordinary course of business, in favor of a governmental authority to secure the performance of obligations of Holdings or any Restricted Subsidiary under environmental laws to which any such Person is subject;

(50) receipt of progress payments and advances from customers in the ordinary course of business to the extent the same creates a Lien on the related inventory and proceeds thereof;

(51) Liens securing any obligation arising in the ordinary course of business that is secured by a Lien on any collateral in favor of a governmental authority, including any such Lien securing amounts owing for wages, vacation pay, severance pay, employee deductions, sales tax, excise tax, other taxes, workers compensation, governmental royalties and stumpage or pension fund obligations;

(52) any interest or title of a lessor or licensee under any operating lease or license entered into by Holdings or any Restricted Subsidiary in the ordinary course of its business or consistent with industry practice and covering only the assets so leased or licensed (and any Liens on the interest of such lessor in such leased asset); and

(53) leases, licenses, subleases or sublicenses granted to others (including licenses and sublicenses of intellectual property) that do not (a) interfere in any material respect with the business of Holdings and its Restricted Subsidiaries, taken as a whole, or (b) secure any Indebtedness.

“Person” means any individual, corporation, limited liability company, partnership, joint venture, association, joint stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

“Post-Transaction Period” means, with respect to any Specified Transaction, the period beginning on the date such Specified Transaction is consummated and ending 18 months following the date on which such Specified Transaction is consummated.

“Preferred Stock” means any Equity Interest with preferential rights of payment of dividends or upon liquidation, dissolution, or winding up.

“Pro Forma Adjustment” means, for any relevant period that includes all or any part of a fiscal quarter included in any Post-Transaction Period with respect to the Acquired EBITDA of the applicable Pro Forma Entity or the Consolidated EBITDA of Holdings, the pro forma increase or decrease in such Acquired EBITDA or such Consolidated EBITDA, as the case may be, projected by Holdings in good faith as a result of (1) actions taken, prior to or during such Post-Transaction Period, for the purposes of realizing reasonably identifiable and quantifiable cost savings, or (2) any additional costs incurred prior to or during such Post-Transaction Period, in each case in connection with the combination of the operations of such Pro Forma Entity with the operations of Holdings and the Restricted Subsidiaries; provided, that (a) so long as such actions are taken prior to or during such Post-Transaction Period or such costs are incurred prior to or during such Post-Transaction Period, it may be assumed, for purposes of projecting such pro forma increase or decrease to such Acquired EBITDA or such Consolidated EBITDA, as the case may be, that such cost savings will be realizable during the entirety of such period, or such additional costs will be incurred during the entirety of such period and (b) any such pro forma increase or decrease to such Acquired EBITDA or such Consolidated EBITDA, as the case may be, shall be without duplication for cost savings or additional costs already included in such Acquired EBITDA or such Consolidated EBITDA, as the case may be, for such period.

“Pro Forma Basis” or “Pro Forma Effect” means, with respect to compliance with any test, financial ratio or covenant hereunder required by the terms of this Indenture to be made on a Pro Forma Basis or after giving Pro Forma Effect thereto, that (1) to the extent applicable, the Pro Forma Adjustment shall have been made and (2) all Specified Transactions and the following transactions in connection therewith that have been made during the applicable period of measurement or subsequent to such period and prior to or simultaneously with the event for which the calculation is made shall be deemed to have occurred as of the first day of the applicable period of measurement in such test, financial ratio or covenant: (a) income statement items (whether positive or negative) attributable to the property or Person subject to such Specified Transaction, (i) in the case of a disposition of all or substantially all Equity Interests in any Subsidiary or any division, product line, or facility used for operations of Holdings or any of its Subsidiaries, shall be excluded and (ii) in the case of an Investment described in the definition of “Specified Transaction,” shall be included; (b) any retirement of Indebtedness; and (c) any Indebtedness incurred or assumed by Holdings or any of its Restricted Subsidiaries in connection therewith and if such Indebtedness has a floating or formula rate, shall have an implied rate of interest for the applicable period for purposes of this definition determined by utilizing the rate that is or would be in effect with respect to such Indebtedness as at the relevant date of determination and interest on any Indebtedness under a revolving credit facility computed on a Pro Forma Basis shall be computed based upon the average daily balance of such Indebtedness during the applicable period; provided, that without limiting the application of the Pro Forma Adjustment pursuant to clause (1) above, the foregoing pro forma adjustments may be applied to any such test or covenant solely to the extent that such adjustments are consistent with the definition of Consolidated EBITDA and give effect to operating expense reductions that are (A)(x) directly attributable to such transaction, (y) expected to have a continuing impact on Holdings or any of its Restricted Subsidiaries and (z) factually supportable and quantifiable or (B) otherwise consistent with the definition of Pro Forma Adjustment.

“Pro Forma Disposal Adjustment” means, for any relevant period that includes all or a portion of a fiscal quarter included in any Post-Transaction Period with respect to any Sold Entity or Business, the pro forma increase or decrease in Consolidated EBITDA projected by Holdings in good faith as a result of contractual arrangements between Holdings or any Restricted Subsidiary entered into with such Sold Entity or Business at the time of its disposal or within the Post-Transaction Period and which represents an increase or decrease in Consolidated EBITDA which is incremental to the Disposed EBITDA of such Sold Entity or Business for such period.

“Pro Forma Entity” has the meaning given to such term in the definition of “Acquired EBITDA.”

“Public Company Costs” means the initial costs relating to establishing compliance with the Sarbanes-Oxley Act of 2002, as amended, and other expenses arising out of or incidental to Holdings’ or its Restricted Subsidiaries’ initial establishment of compliance with the obligations of a reporting company, including costs, fees and expenses (including legal, accounting and other professional fees) relating to compliance with provisions of the Securities Act and the Exchange Act.

“Qualified Securitization Facility” means any Securitization Facility (1) constituting a securitization financing facility that meets the following conditions: (a) the Board of Directors shall have determined in good faith that such Securitization Facility (including financing terms, covenants, termination events and other provisions) is in the aggregate economically fair and reasonable to Holdings and the applicable Restricted Subsidiary or Securitization Subsidiary; and (b) all sales and/or contributions of Securitization Assets and related assets to the applicable Person or Securitization Subsidiary are made at fair market value (as determined in good faith by Holdings); or (2) constituting a receivables financing facility.

“Rating Agencies” means Moody’s and S&P or if Moody’s or S&P shall not make a rating on the Notes publicly available, a nationally recognized statistical rating agency or agencies, as the case may be, selected by Holdings which shall be substituted therefor.

“Rating Date” means the date that is 90 days prior to the earliest of (1) a Change of Control, (2) the date of public notice of the occurrence of a Change of Control and (3) the date of public notice of the intention by Holdings to effect a Change of Control.

“Rating Decline” means the occurrence of the events described in (1) or (2) of this definition on, or within 90 days after the earliest of (x) a Change of Control, (y) the date of public notice of the occurrence of a Change of Control and (z) the date of public notice of the intention of Holdings to effect a Change of Control (which 90-day period shall be extended so long as the rating of the Notes is under publicly announced consideration for possible downgrade by a Rating Agency): (1) if the Notes are rated by both Rating Agencies on the Rating Date as Investment Grade, the rating of the Notes shall be reduced so that the Notes are rated below Investment Grade by both Rating Agencies; or (2) if the Notes are rated below Investment Grade by at least one Rating Agency, the ratings of the Notes by both Rating Agencies shall be decreased by one or more gradations (including gradations within rating categories, as well as between rating categories) and the Notes are then rated below Investment Grade by both Rating Agencies.

“Refinancing Indebtedness” means (x) Indebtedness incurred by Holdings or any Restricted Subsidiary, (y) Disqualified Stock issued by Holdings or any Restricted Subsidiary or (z) Preferred Stock issued by any Restricted Subsidiary which, in each case, serves to extend, replace, refund, refinance, renew or defease any Indebtedness, Disqualified Stock or Preferred Stock, including Refinancing Indebtedness, so long as:

(1) the principal amount (or accreted value, if applicable) of such new Indebtedness, the amount of such new Preferred Stock or the liquidation preference of such new Disqualified Stock does not exceed the principal amount of (or accreted value, if applicable), plus any accrued and unpaid interest on, the Indebtedness, the amount of, plus any accrued and unpaid dividends on, the Preferred Stock or the liquidation preference of, plus any accrued and unpaid dividends on, the Disqualified Stock being so extended, replaced, refunded, refinanced, renewed or defeased (such Indebtedness, Disqualified Stock or Preferred Stock, the “Refinanced Debt”), plus the aggregate amount of fees (including upfront, commitment and ticking fees and original issue discount), underwriting discounts, penalties or premiums (including reasonable tender premiums), defeasance and satisfaction and discharge costs and other costs and expenses incurred in connection with the issuance of such new Indebtedness, Preferred Stock or Disqualified Stock or the extension, replacement, refunding, refinancing, renewal or defeasance of such Refinanced Debt;

(2) such Refinancing Indebtedness has a Weighted Average Life to Maturity at the time such Refinancing Indebtedness is incurred that is not less than the remaining Weighted Average Life to Maturity of the Indebtedness, Disqualified Stock or Preferred Stock being extended, replaced, refunded, refinanced, renewed or defeased;

(3) such Refinancing Indebtedness has a final scheduled maturity date equal to or later than the final scheduled maturity date of the Indebtedness, Preferred Stock or Disqualified Stock being so extended, replaced, refunded, refinanced, renewed or defeased (or, if earlier, the date that is 91 days after the maturity date of the Notes);

(4) to the extent such Refinancing Indebtedness extends, replaces, refunds, refinances, renews or defeases (a) Subordinated Indebtedness, such Refinancing Indebtedness is subordinated to the Notes or the relevant Note Guarantee at least to the same extent as the Indebtedness being extended, replaced, refunded, refinanced, renewed or defeased (as determined by Holdings in good faith) or (b) Disqualified Stock or Preferred Stock, such Refinancing Indebtedness must be Disqualified Stock or Preferred Stock, respectively.

“Refinancing Indebtedness” shall not include:

(a) Indebtedness, Disqualified Stock or Preferred Stock of a Subsidiary of Holdings that is not a Note Guarantor that refinances Indebtedness or Disqualified Stock of Holdings;

(b) Indebtedness, Disqualified Stock or Preferred Stock of a Subsidiary of Holdings that is not the Issuer or a Note Guarantor that refinances Indebtedness, Disqualified Stock or Preferred Stock of the Issuer or a Note Guarantor; or

(c) Indebtedness or Disqualified Stock of Holdings or Indebtedness, Disqualified Stock or Preferred Stock of a Restricted Subsidiary that refinances Indebtedness, Disqualified Stock or Preferred Stock of an Unrestricted Subsidiary.

“Requirements of Law” means, with respect to any Person, any statutes, laws, treaties, rules, regulations, orders, decrees, writs, injunctions or determinations of any arbitrator or court or other governmental authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

“Responsible Officer” means, with respect to the Trustee, any officer assigned to the Global Corporate Trust Division (or any successor division or unit) of the Trustee located at the Corporate Trust Office of the Trustee, who shall have direct responsibility for the administration of this Indenture, and for the purposes of Section 7.01(c)(ii) and the second sentence of Section 7.04 shall also include any other officer of the Trustee to whom any corporate trust matter is referred because of such officer’s knowledge of and familiarity with the particular subject.

“Restricted Investment” means an Investment other than a Permitted Investment.

“Restricted Subsidiary” means, at any time, any direct or indirect Subsidiary of Holdings (including the Issuer) that is not then an Unrestricted Subsidiary; provided, that upon the occurrence of an Unrestricted Subsidiary ceasing to be an Unrestricted Subsidiary, such Subsidiary shall be included in the definition of “Restricted Subsidiary” if it remains a Subsidiary in connection therewith.

“S&P” means S&P Global Ratings, a division of S&P Global Inc., and any successor to its rating agency business.

“Sale and Lease-Back Transaction” means any arrangement providing for the leasing by Holdings or any of its Restricted Subsidiaries of any real or tangible personal property, which property has been or is to be sold or transferred by Holdings or such Restricted Subsidiary to a third Person in contemplation of such leasing.

“SEC” means the U.S. Securities and Exchange Commission.

“Secured Indebtedness” means any Indebtedness of Holdings or any of its Restricted Subsidiaries secured by a Lien.

“Secured Notes Obligations” means Obligations in respect of the Notes, this Indenture, the Note Guarantees and the Security Documents relating to the Notes.

“Secured Notes Secured Parties” means the Trustee, the Notes Collateral Agent and the Holders.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Securitization Assets” means:

(1) the accounts receivable, royalty or other revenue streams and other rights to payment and other assets related thereto subject to a Qualified Securitization Facility and the proceeds thereof; and

(2) contract rights, lockbox accounts and records with respect to such accounts receivable and any other assets customarily transferred together with accounts receivable in a securitization financing.

“Securitization Facility” means any of one or more receivables or securitization financing facilities, as amended, supplemented, modified, extended, renewed, restated or refunded from time to time, the Obligations of which are non-recourse (except for customary representations, warranties, covenants and indemnities made in connection with such facilities) to Holdings or any of its Restricted Subsidiaries (other than a Securitization Subsidiary) pursuant to which Holdings or any of its Restricted Subsidiaries sells or grants a security interest in its accounts receivable or Securitization Assets or assets related thereto to either (1) a Person that is not a Restricted Subsidiary or (2) a Securitization Subsidiary that in turn sells its accounts receivable to a Person that is not a Restricted Subsidiary.

“Securitization Fees” means distributions or payments made directly or by means of discounts with respect to any participation interest issued or sold in connection with, and other fees and expenses (including reasonable fees and expenses of legal counsel) paid to a Person that is not a Securitization Subsidiary in connection with, any Qualified Securitization Facility.

“Securitization Subsidiary” means any Subsidiary formed for the purpose of, and that solely engages only in, one or more Qualified Securitization Facilities and other activities reasonably related thereto.

“Security Agreement” means that certain Collateral Agreement, dated as of the Issue Date, among the Issuer, the Note Guarantors and the Notes Collateral Agent.

“Security Documents” means, collectively, the Security Agreement, other security agreements relating to the Collateral securing the Secured Notes Obligations and the mortgages and instruments filed and recorded in appropriate jurisdictions to preserve and protect the Liens on the Collateral securing the Secured Notes Obligations (including, without limitation, financing statements under the Uniform Commercial Code of the relevant states), each for the benefit of the Notes Collateral Agent, as amended, restated, renewed, replaced or otherwise modified from time to time.

“Senior Credit Facilities” means, collectively, the senior secured term loan facility and the senior secured revolving facility under that certain credit agreement, dated as of February 12, 2018, as amended, by and among Holdings, the borrowers and guarantors party thereto, JP Morgan Chase Bank N.A., as the administrative agent and collateral agent, and the lenders and other entities party thereto (the “Credit Agreement”), including any notes, mortgages, guarantees, collateral documents, instruments and agreements executed in connection therewith, and any amendments, supplements, modifications, extensions, renewals, restatements, refundings, refinancings or replacements thereof, in whole or in part, whether under any of the foregoing facilities or any other credit facility, any indenture or fiscal agency agreement, any commercial paper facility, any letter of credit facility or any other financing agreement or arrangement, including any one or more of the foregoing that increases the amount permitted to be borrowed or issued thereunder or alters the maturity thereof (provided that any such increase in borrowings or issuances is permitted under Section 4.06 and, if applicable, Section 4.10) or that adds additional borrowers or guarantors thereunder, and whether with the same or any other agent, trustee, fiscal agent, lender, investor, holder or group of agents, trustees, fiscal agents, lenders, investors or holders.

“Senior Credit Facilities Collateral Agent” means the collateral agent for the lenders and other secured parties under the Senior Credit Facilities, together with its successors and permitted assigns under the Senior Credit Facilities.

“Senior Credit Facilities Obligations” means the “Secured Obligations” as defined in the Credit Agreement.

“Senior Credit Facilities Secured Parties” means the “Secured Parties” as defined in the Credit Agreement.

“Senior Indebtedness” means any Indebtedness of the Issuer or a Note Guarantor unless the terms thereof expressly provide that such Indebtedness is subordinated in right of payment to the Notes or the relevant Note Guarantee.

“Series” means (1) with respect to the Equal Priority Secured Parties, each of (a) the Senior Credit Facilities Secured Parties (in their capacities as such), (b) the Secured Notes Secured Parties (in their capacities as such) and (c) the Additional Equal Priority Secured Parties that are represented by a common representative (in its capacity as such for such Additional Equal Priority Secured Parties) and (2) with respect to any Equal Priority Obligations, each of (a) the Senior Credit Facilities Obligations, (b) the Secured Notes Obligations and (c) the Additional Equal Priority Obligations incurred pursuant to any applicable agreement, which are to be represented under the Equal Priority Intercreditor Agreement (or under such other intercreditor agreement having substantially similar terms as the Equal Priority Intercreditor Agreement, taken as a whole, that replaces the Equal Priority Intercreditor Agreement) by a common representative (in its capacity as such for such Additional Equal Priority Obligations).

“Shared Collateral” means, at any time, Collateral in which the holders of two or more Series of Equal Priority Obligations hold a valid and perfected security interest at such time. If more than two Series of Equal Priority Obligations are outstanding at any time and the holders of less than all Series of Equal Priority Obligations hold a valid and perfected security interest in any Collateral at such time, then such Collateral shall constitute Shared Collateral for those Series of Equal Priority Obligations that hold a valid security interest in such Collateral at such time and shall not constitute Shared Collateral for any Series that does not have a valid and perfected security interest in such Collateral at such time.

“Significant Subsidiary” means any Restricted Subsidiary that would be a “significant subsidiary” as defined in Article 1, Rule 1-02 of Regulation S-X of the SEC, as such regulation is in effect on the Issue Date.

“Similar Business” means:

(1) any business conducted or proposed to be conducted by Holdings or any of its Restricted Subsidiaries on the Issue Date; or

(2) any business or other activities that are reasonably similar, ancillary, incidental, complementary or related to, or a reasonable extension, development or expansion of, the businesses in which Holdings and its Restricted Subsidiaries conduct or propose to conduct on the Issue Date.

“Sold Entity or Business” has the meaning assigned to such term in the definition of the term “Consolidated EBITDA.”

“Specified Transaction” means:

(1) solely for the purposes of determining the applicable cash balance, any contribution of capital (other than in respect of Disqualified Stock) to Holdings;

(2) any Investment that results in a Person becoming a Restricted Subsidiary;

(3) any designation of a Subsidiary as a Restricted Subsidiary or an Unrestricted Subsidiary in compliance with this Indenture;

(4) any Acquisition;

(5) any Asset Sale:

(a) that results in a Restricted Subsidiary ceasing to be a Subsidiary of Holdings; or

(b) of a business, business unit, line of business or division of Holdings or a Restricted Subsidiary, in each case whether by merger, amalgamation, consolidation, spin-off or otherwise; or

(6) any New Project.

“Subordinated Indebtedness” means:

(1) any Indebtedness of the Issuer which is by its terms subordinated in right of payment to the Notes; and

(2) any Indebtedness of any Note Guarantor which is by its terms subordinated in right of payment to its Note Guarantee.

“Subsidiary” means, with respect to any Person:

(1) any corporation, association, or other business entity (other than a partnership, joint venture, limited liability company or similar entity) of which more than 50.0% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, members of management or trustees thereof is at the time of determination owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof; and

(2) any partnership, joint venture, limited liability company or similar entity of which:

(a) more than 50.0% of the capital accounts, distribution rights, total equity and voting interests or general or limited partnership interests, as applicable, are owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof whether in the form of membership, general, special or limited partnership or otherwise; and

(b) such Person or any Subsidiary of such Person is a controlling general partner, member or trustee.

“Subsidiary Guarantor” means each Restricted Subsidiary of Holdings, if any, that guarantees the Notes in accordance with the terms of this Indenture.

“Supply Chain Arrangement” means each of the existing agreements between GrafTech Mexico S.A. de C.V. and Banorte under which Banorte buys raw materials and other supplies which it resells to GrafTech Mexico S.A. de C.V. on longer payment terms and other similar supply chain contracts of Foreign Subsidiaries, in each case entered into to obtain longer payment terms for the purchase of raw materials and other supplies; provided, that (1) the aggregate amount owed by Foreign Subsidiaries under all such agreements at any time shall not exceed $25,000,000 and (2) the payment terms shall not be longer than 90 days under any such agreement.

“Tax Receivables Agreement” means that certain tax receivables agreement, dated as of April 23, 2018, between Holdings and Brookfield Asset Management Inc.

“Test Period” in effect at any time means Holdings’ most recently ended four fiscal quarters for which internal financial statements are available (as determined in good faith by Holdings).

“Transaction Costs” has the meaning ascribed to such term in the Credit Agreement as in effect on the date hereof (including the defined terms referenced in such definition as in effect on the date hereof).

“Transactions” has the meaning ascribed to such term in the Credit Agreement as in effect on the date hereof (including the defined terms referenced in such definition as in effect on the date hereof).

“Treasury Rate” means, as of any Redemption Date, the most recent yield to maturity as of such Redemption Date of United States Treasury securities with a constant maturity most nearly equal to the period from the Redemption Date to December 15, 2023 (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) (or any successor publication which is published weekly by the Board of Governors of the Federal Reserve System), or, if such Statistical Release is no longer published, any source of similar market data, that is publicly available as of two Business Days prior to the Redemption Date or, if applicable, the date of deposit for purposes of determining the amount to be deposited with the Trustee under Article 8 or Article 11); provided, that if the period from the Redemption Date to such date is less than one year, the weekly average yield on actively traded United States Treasury securities adjusted to a constant maturity of one year will be used.

“Trustee” means U.S. Bank National Association until a successor replaces it and, thereafter, means the successor.

“Uniform Commercial Code” means the Uniform Commercial Code or any successor provision thereof as the same may from time to time be in effect in the State of New York.

“Unrestricted Subsidiary” means:

(1) any Subsidiary of Holdings which at the time of determination is an Unrestricted Subsidiary (as designated by Holdings, as provided below); and

(2) any Subsidiary of an Unrestricted Subsidiary.

Holdings may designate any Subsidiary of Holdings (including any existing Subsidiary and any newly acquired or newly formed Subsidiary, but excluding the Issuer) to be an Unrestricted Subsidiary unless such Subsidiary or any of its Subsidiaries owns any Equity Interests or Indebtedness of, or owns or holds any Lien on, any property of, Holdings or any Subsidiary of Holdings (other than solely any Subsidiary of the Subsidiary to be so designated); provided, that:

(1) such designation complies with Section 4.07; and

(2) each of (a) the Subsidiary to be so designated and (b) its Subsidiaries has not at the time of designation, and does not thereafter, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become liable with respect to any Indebtedness pursuant to which the lender has recourse to any of the assets of Holdings or any Restricted Subsidiary, except for a Lien granted pursuant to clause (34) of the definition of “Permitted Liens.”

The Board of Directors of Holdings may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided, that immediately after giving effect to such designation, no Default shall have occurred and be continuing and either:

(1) Holdings could incur at least $1.00 of additional Indebtedness pursuant to the Ratio Test; or

(2) the Interest Coverage Ratio for Holdings would be equal to or greater than such ratio for Holdings immediately prior to such designation, in each case, on a Pro Forma Basis taking into account such designation.

Any designation by Holdings provided for under this definition shall be notified by Holdings to the Trustee by promptly filing with the Trustee a copy of the resolution of the Board of Directors giving effect to such designation and an Officer’s Certificate certifying that such designation complied with the foregoing provisions.

“Voting Stock” of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

“Weighted Average Life to Maturity” means, when applied to any Indebtedness, Disqualified Stock or Preferred Stock, as the case may be, at any date, the quotient obtained by dividing:

(1) the sum of the products of the number of years from the date of determination to the date of each successive scheduled principal payment of such Indebtedness or redemption or similar payment with respect to such Disqualified Stock or Preferred Stock multiplied by the amount of such payment; by

(2) the sum of all such payments;

provided, that for purposes of determining the Weighted Average Life to Maturity of any Indebtedness that is being extended, replaced, refunded, refinanced, renewed or defeased (the “Applicable Indebtedness”), the effects of any amortization or prepayments made on such Applicable Indebtedness prior to the date of the applicable extension, replacement, refunding, refinancing, renewal or defeasance shall be disregarded.

“Wholly-Owned Subsidiary” means, at any time, a Restricted Subsidiary, 100.0% of the outstanding Equity Interests of which (other than directors’ qualifying shares and shares of Capital Stock of Foreign Subsidiaries issued to foreign nationals as required under applicable law) is owned at such time by Holdings and/or by one or more Restricted Subsidiaries that also qualify as Wholly-Owned Subsidiaries of Holdings.

SECTION 1.02. Other Definitions.

Term	Defined in Section
“Acceptable Commitment”	4.12	(b)
“Action”	12.08	(u)
“Affiliate Transaction”	4.08	(a)
“Agent Members”	Appendix A
“Applicable Premium Deficit”	8.04	(a)
“Applicable Procedures	Appendix A
“Asset Sale Offer”	4.12	(b)
“Asset Sale Payment Date”	4.12	(c)
“Assumed Obligations”	4.06	(b)
“Authentication Order”	2.02
“CERCLA”	12.08	(p)
“Change of Control Offer”	4.03	(a)
“Change of Control Payment”	4.03	(a)
“Change of Control Payment Date”	4.03	(a)
“Clearstream”	Appendix A
“Covenant Defeasance”	8.03
“Covenant Suspension Event”	4.14	(a)
“Custodian”	6.01	(a)
“Definitive Note”	Appendix A
“Depositary”	Appendix A
“Euroclear”	Appendix A
“Event of Default”	6.01	(a)
“Excess Proceeds”	4.12	(b)
“Global Note”	Appendix A
“Global Notes Legend”	Appendix A
“Guaranteed Obligations”	10.01
“incur” and “incurrence”	4.06	(a)
“Initial Notes”	Preamble
“Initial Purchasers”	Appendix A

Term	Defined in Section
“LCT Election”	1.05	(a)
“LCT Test Date”	1.05	(a)
“Legal Defeasance”	8.02
“Legal Holiday”	13.08
“Notes Custodian”	Appendix A
“Pari Passu Indebtedness”	4.12	(b)
“Paying Agent”	2.03	(a)
“protected purchaser”	2.07
“Purchase Agreement”	Appendix A
“QIB”	Appendix A
“Ratio Test”	4.06	(a)
“Redemption Date”	Exhibit A
“Refunding Capital Stock”	4.07	(b)
“Registrar”	2.03	(a)
“Regulation S”	Appendix A
“Regulation S Global Note”	Appendix A
“Regulation S Note”	Appendix A
“Related Person”	12.08	(b)
“Restricted Payments”	4.07	(a)
“Reversion Date”	4.14	(c)
“Rule 144A”	Appendix A
“Rule 144A Global Note”	Appendix A
“Rule 144A Note”	Appendix A
“Second Commitment”	4.12	(b)
“Security Document Order”	12.08	(q)
“Successor Company”	5.01	(a)
“Successor Person”	5.01	(c)
“Suspended Covenants”	4.14	(a)
“Suspension Date”	4.14	(a)
“Suspension Period”	4.14	(c)
“Tax Group”	4.07	(b)
“Transfer Restricted Notes”	Appendix A
“Treasury Capital Stock”	4.07	(b)

SECTION 1.03. No Incorporation by Reference of Trust Indenture Act.

Notwithstanding any other provision of this Indenture, no obligation or requirement under the Trust Indenture Act shall be applicable to the Issuer, any Note Guarantor or any other obligor of the Notes.

SECTION 1.04. Rules of Construction. Unless the context otherwise requires:

(a) a term has the meaning assigned to it;

(b) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

(c) “or” is not exclusive;

(d) “including” means including without limitation;

(e) words in the singular include the plural and words in the plural include the singular;

(f) references to sections of, or rules under, the Securities Act or the Exchange Act shall be deemed to include substitute, replacement or successor sections or rules adopted by the SEC from time to time; and

(g) any reference to an “Article”, “Section” or “clause” refers to an Article, Section or clause, as the case may be, of this Indenture.

SECTION 1.05. Limited Condition Transactions.

(a) Notwithstanding anything to the contrary in this Indenture, in connection with any action being taken solely in connection with a Limited Condition Transaction, for purposes of:

(1) determining compliance with any provision of this Indenture that requires the calculation of the Consolidated First Lien Net Leverage Ratio, Consolidated Secured Net Leverage Ratio or the Interest Coverage Ratio;

(2) determining whether a Default or Event of Default shall have occurred and be continuing; or

(3) testing availability under exceptions baskets set forth in this Indenture (including baskets measured as a percentage of LTM EBITDA);

in each case at the option of Holdings (any such election, an “LCT Election”), with such option to be exercised on or prior to the date of execution of the definitive agreements with respect to such Limited Condition Transaction, the date of determination of whether any such action shall be permitted hereunder shall be deemed to be the date the definitive agreements for such Limited Condition Transaction are entered into (or, if applicable, the date of delivery of an irrevocable notice, declaration of a Restricted Payment or similar event) (each, an “LCT Test Date”) and if, after such ratios and other provisions are measured on a Pro Forma Basis after giving effect to such Limited Condition Transaction and the other Specified Transactions to be entered into in connection therewith (including any incurrence of Indebtedness and the use of proceeds thereof) as if they occurred at the beginning of the applicable Test Period ending prior to the applicable LCT Test Date, Holdings or the applicable Restricted Subsidiary could have taken such action on the relevant LCT Test Date in compliance with such ratios and provisions, such ratios and provisions shall be deemed to have been complied with.

(b) For the avoidance of doubt, (x) if any of such ratios or baskets are exceeded (or, with respect to the Interest Coverage Ratio, not reached) as a result of fluctuations in such ratio or basket (including due to fluctuations in Consolidated EBITDA of Holdings or fluctuations in Consolidated EBITDA of the target of any Limited Condition Transaction) at or prior to the consummation of the relevant Limited Condition Transaction, such ratios and other provisions will not be deemed to have been exceeded (or, with respect to the Interest Coverage Ratio, not reached) as a result of such fluctuations solely for purposes of determining whether the Limited Condition Transaction is permitted hereunder and (y) such ratios and other provisions shall not be tested at the time of consummation of such Limited Condition Transaction or related Specified Transactions. If Holdings has made an LCT Election for any Limited Condition Transaction, then in connection with any subsequent calculation of any ratio or basket availability with respect to any other Specified Transaction on or following the relevant LCT Test Date and prior to the earlier of the date on which such Limited Condition Transaction is consummated or the date that the definitive agreements for such Limited Condition Transaction are terminated or expire without consummation of such Limited Condition Transaction, any such ratio or basket shall be calculated on a Pro Forma Basis assuming such Limited Condition Transaction and other Specified Transactions in connection therewith (including any incurrence of Indebtedness and the use of proceeds thereof) have been consummated until such time as the applicable Limited Condition Transaction has actually closed or the definitive agreements with respect thereto have been terminated or expire.

(c) Notwithstanding the foregoing, Holdings may at any time withdraw any LCT Election, in which case any Indebtedness and Liens incurred in reliance on such LCT Election in accordance with the foregoing outstanding at such time, if any, shall be deemed to be incurred on the date of such withdrawal.

ARTICLE 2

THE NOTES

SECTION 2.01. Form and Dating.

(a) Provisions relating to the Notes are set forth in the Appendix attached hereto, which is hereby incorporated in and expressly made a part of this Indenture. However, to the extent that any provision of any Note conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling. The Notes and the Trustee’s certificate of authentication shall each be substantially in the form of Exhibit A hereto, which is hereby incorporated in and expressly made a part of this Indenture. The Notes may have notations, legends or endorsements required by law, stock exchange rule, agreements to which the Issuer or any Note Guarantor is subject, if any, or usage (provided that any such notation, legend or endorsement is in a form acceptable to the Issuer). Each Note shall be dated the date of its authentication. The Notes shall be issuable only in registered form without interest coupons and only in denominations of $2,000 and in larger denominations in integral multiples of $1,000. The terms of the Notes set forth in the Appendix and Exhibits hereto are part of the terms of this Indenture. However, to the extent any provision of any Note conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling.

SECTION 2.02. Execution and Authentication.

One Officer shall sign the Notes for the Issuer by manual, facsimile or electronic signature.

If an Officer whose signature is on a Note no longer holds that office at the time the Trustee authenticates the Note, the Note shall be valid nevertheless.

A Note shall not be valid until an authorized signatory of the Trustee manually signs the certificate of authentication on the Note. The signature shall be conclusive evidence that the Note has been authenticated under this Indenture.

The Trustee shall authenticate and make available for delivery Notes as set forth in the Appendix.

On the Issue Date, the Trustee shall authenticate and deliver $500,000,000 of 4.625% Senior Secured Notes due 2028 and, at any time and from time to time thereafter, the Trustee shall authenticate and deliver Notes for original issue in an aggregate principal amount specified in such order, in each case upon a written order of the Issuer signed by one Officer (the “Authentication Order”). Such order shall specify the amount of the Notes to be authenticated and the date on which the original issue of

Notes is to be authenticated and, in the case of an issuance of Additional Notes pursuant to Section 2.13 after the Issue Date, shall certify that such issuance is in compliance with Sections 2.13, 4.06 and 4.10. The Trustee may appoint an authenticating agent reasonably acceptable to the Issuer to authenticate the Notes. Any such appointment shall be evidenced by an instrument signed by a Responsible Officer, a copy of which shall be furnished to the Issuer. Unless limited by the terms of such appointment, an authenticating agent appointed by the Trustee may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent appointed by the Trustee has the same rights as any Registrar, Paying Agent or agent for service of notices and demands.

SECTION 2.03. Registrar and Paying Agent.

(a) The Issuer shall maintain an office or agency where Notes may be presented for registration of transfer or for exchange (the “Registrar”) and an office or agency where Notes may be presented for payment (the “Paying Agent”). The Registrar shall keep a register of the Notes and of their transfer and exchange. The Issuer may have one or more co-registrars and one or more additional paying agents. The term “Paying Agent” includes any additional paying agent, and the term “Registrar” includes any co-registrars. The Issuer initially appoints the Trustee as (i) Registrar and Paying Agent in connection with the Notes and (ii) the Notes Custodian with respect to the Global Notes.

(b) The Issuer shall enter into an appropriate agency agreement with any Registrar or Paying Agent not a party to this Indenture. The agreement shall implement the provisions of this Indenture that relate to such agent. The Issuer shall notify the Trustee of the name and address of any such agent. If the Issuer fails to maintain a Registrar or Paying Agent, the Trustee shall act as such and shall be entitled to appropriate compensation therefor pursuant to Section 7.07. Holdings, the Issuer or any of Holdings’ domestically organized Wholly-Owned Subsidiaries may act as Paying Agent or Registrar.

(c) The Issuer may remove any Registrar or Paying Agent upon written notice to such Registrar or Paying Agent and to the Trustee; provided, however, that no such removal shall become effective until (i) acceptance of an appointment by a successor as evidenced by an agreement accepting the terms of this Indenture applicable to such Registrar or Paying Agent entered into by the Issuer and such successor Registrar or Paying Agent, as the case may be, and delivered to the Trustee or (ii) notification to the Trustee that the Trustee shall serve as Registrar or Paying Agent until the appointment of a successor in accordance with clause (i) above. The Registrar or Paying Agent may resign at any time upon written notice to the Issuer and the Trustee.

SECTION 2.04. Paying Agent to Hold Money in Trust.

Prior to each due date of the principal of and interest on any Note, the Issuer shall deposit with the Paying Agent (or if Holdings, the Issuer or a Wholly Owned Subsidiary of Holdings is acting as Paying Agent, segregate and hold in trust for the benefit of the Persons entitled thereto) a sum sufficient to pay such principal and interest when so becoming due. The Issuer shall require each Paying Agent (other than the Trustee) to agree in writing that the Paying Agent shall hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of principal of and interest on the Notes, and shall notify the Trustee in writing of any default by the Issuer in making any such payment. If Holdings, Issuer or a Subsidiary of Holdings acts as Paying Agent, it shall segregate the money held by it as Paying Agent and hold it as a separate trust fund. The Issuer at any time may require a Paying Agent to pay all money held by it to the Trustee and to account for any funds disbursed by the Paying Agent. Upon complying with this Section 2.04, the Paying Agent shall have no further liability for the money delivered to the Trustee.

SECTION 2.05. Holder Lists.

The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders. If the Trustee is not the Registrar, the Issuer shall furnish, or cause the Registrar to furnish, to the Trustee, in writing at least five Business Days before each interest payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Holders.

SECTION 2.06. Transfer and Exchange.

The Notes shall be issued in registered form and shall be transferable only upon the surrender of a Note for registration of transfer and in compliance with the Appendix. When a Note is presented to the Registrar with a request to register a transfer, the Registrar shall register the transfer as requested if the requirements of this Indenture and Section 8-401(1) of the Uniform Commercial Code are met. When Notes are presented to the Registrar with a request to exchange them for an equal principal amount of Notes of other denominations, the Registrar shall make the exchange as requested if the same requirements are met. To permit registration of transfers and exchanges, the Issuer shall execute and the Trustee shall authenticate Notes at the Registrar’s request. The Issuer may require payment of a sum sufficient to pay all taxes, assessments or other governmental charges in connection with any transfer or exchange pursuant to this Section 2.06 (other than any such transfer taxes, assessments or similar governmental charges payable upon exchange or transfer pursuant to Section 2.07, 3.06, 4.03, 4.12 or 9.05). The Issuer shall not be required to make and the Registrar need not register transfers or exchanges of Notes selected for redemption (except, in the case of Notes to be redeemed in part, the portion thereof not to be redeemed) or any Notes for a period of 15 days before the mailing or electronic delivery of a notice of redemption of Notes to be redeemed.

Prior to the due presentation for registration of transfer of any Note, the Issuer, the Note Guarantors, the Trustee, the Paying Agent, and the Registrar may deem and treat the Person in whose name a Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and (subject to Section 2 of the Notes) interest, if any, on such Note and for all other purposes whatsoever, whether or not such Note is overdue, and none of the Issuer, any Note Guarantor, the Trustee, the Paying Agent, or the Registrar shall be affected by notice to the contrary.

Any Holder of a Global Note shall, by acceptance of such Global Note, agree that transfers of beneficial interest in such Global Note may be effected only through a book-entry system maintained by (a) the Holder of such Global Note (or its agent) or (b) any Holder of a beneficial interest in such Global Note, and that ownership of a beneficial interest in such Global Note shall be required to be reflected in a book entry.

All Notes issued upon any transfer or exchange pursuant to the terms of this Indenture shall evidence the same debt and shall be entitled to the same benefits under this Indenture as the Notes surrendered upon such transfer or exchange.

SECTION 2.07. Replacement Notes.

If a mutilated Note is surrendered to the Registrar or if the Holder of a Note claims that the Note has been lost, destroyed or wrongfully taken, the Issuer shall issue and the Trustee shall authenticate a replacement Note if the requirements of Section 8-405 of the Uniform Commercial Code are met, such that the Holder (a) satisfies the Issuer or the Trustee within a reasonable time after such Holder has notice of such loss, destruction or wrongful taking and the Registrar does not register a transfer prior to receiving such notification, (b) makes such request to the Issuer or the Trustee prior to the Note being acquired by a protected purchaser as defined in Section 8-303 of the Uniform Commercial Code (a “protected purchaser”) and (c) satisfies any other reasonable requirements of the Trustee. Such Holder shall furnish an indemnity bond sufficient in the judgment of the Trustee and the Issuer to protect the Issuer, the Note Guarantors, the Trustee, the Paying Agent and the Registrar from any loss that any of them may suffer if a Note is replaced. The Issuer and the Trustee may charge the Holder for their expenses in replacing a Note. In the event any such mutilated, lost, destroyed or wrongfully taken Note has become or is about to become due and payable (including upon redemption), the Issuer in its discretion may pay such Note instead of issuing a new Note in replacement thereof.

Every replacement Note is an additional obligation of the Issuer.

The provisions of this Section 2.07 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, lost, destroyed or wrongfully taken Notes.

SECTION 2.08. Outstanding Notes.

Notes outstanding at any time are all Notes authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation and those described in this Section 2.08 as not outstanding. Subject to Section 13.06, a Note does not cease to be outstanding because the Issuer or an Affiliate of the Issuer holds the Note.

If a Note is replaced pursuant to Section 2.07, it ceases to be outstanding unless the Trustee and the Issuer receive proof satisfactory to them that the replaced Note is held by a protected purchaser.

If the Paying Agent segregates and holds in trust, in accordance with this Indenture, on a redemption date or maturity date money sufficient to pay all principal, and interest, if any, payable on that date with respect to the Notes (or portions thereof) to be redeemed or maturing, as the case may be, then on and after that date such Notes (or portions thereof) cease to be outstanding and interest on them ceases to accrue.

SECTION 2.09. Temporary Notes.

In the event that Definitive Notes are to be issued under the terms of this Indenture, until such Definitive Notes are ready for delivery, the Issuer may prepare and the Trustee shall authenticate temporary Notes. Temporary Notes shall be substantially in the form of Definitive Notes but may have variations that the Issuer considers appropriate for temporary Notes. Without unreasonable delay, the Issuer shall prepare and the Trustee shall authenticate Definitive Notes and deliver them in exchange for temporary Notes upon surrender of such temporary Notes at the office or agency of the Issuer, without charge to the Holder.

SECTION 2.10. Cancellation.

The Issuer at any time may deliver Notes to the Trustee for cancellation. The Registrar and the Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else shall cancel all Notes surrendered for registration of transfer, exchange, payment or cancellation and shall dispose of (subject to the record retention requirements of the Exchange Act) canceled Notes in accordance with its customary procedures or deliver canceled Notes to the Issuer pursuant to written direction by an Officer. The Issuer may not issue new Notes to replace Notes it has redeemed, paid or delivered to the Trustee for cancellation. The Trustee shall not authenticate Notes in place of canceled Notes other than pursuant to the terms of this Indenture.

SECTION 2.11. Defaulted Interest.

If the Issuer defaults in a payment of interest on the Notes, the Issuer shall pay the defaulted interest (plus interest on such defaulted interest to the extent lawful) in any lawful manner. The Issuer may pay the defaulted interest to the Persons who are Holders on a subsequent special record date. The Issuer shall fix or cause to be fixed any such special record date and payment date to the reasonable satisfaction of the Trustee and shall promptly mail or cause to be mailed to each Holder a notice that states the special record date, the payment date and the amount of defaulted interest to be paid.

SECTION 2.12. CUSIP and ISIN Numbers.

The Issuer in issuing the Notes may use “CUSIP” and ISIN numbers (if then generally in use) and, if so, the Trustee shall use “CUSIP” and ISIN numbers in notices of redemption as a convenience to Holders; provided, however, that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Notes, and any such redemption shall not be affected by any defect in or omission of such numbers. The Issuer shall advise the Trustee in writing of any change in any “CUSIP” numbers or ISIN number applicable to the Notes.

SECTION 2.13. Issuance of Additional Notes.

After the Issue Date, the Issuer shall be entitled, subject to its compliance with Sections 4.06 and 4.10, to issue Additional Notes under this Indenture, which Notes shall have identical terms as the Initial Notes, other than with respect to the date of issuance and issue price. All the Notes issued under this Indenture shall be treated as a single class for all purposes of this Indenture including waivers, amendments, redemptions and offers to purchase; provided, however, that in the event that any Additional Notes are not fungible with other Notes for U.S. Federal income tax purposes, such nonfungible Additional Notes shall be issued with a separate CUSIP, ISIN or other identifying number so that they are distinguishable from any other Notes issued under this Indenture.

With respect to any Additional Notes, the Issuer shall set forth in a resolution of the Board of Directors and an Officer’s Certificate, a copy of each of which shall be delivered to the Trustee, the following information:

(a) the aggregate principal amount of such Additional Notes to be authenticated and delivered pursuant to this Indenture; and

(b) the issue price, the issue date and the CUSIP number of such Additional Notes.

ARTICLE 3

REDEMPTION

SECTION 3.01. Notices to Trustee.

If the Issuer elects to redeem Notes pursuant to Section 5 of the Notes, it shall notify the Trustee in writing of the redemption date, the principal amount of Notes to be redeemed and the Section of the Notes pursuant to which the redemption will occur.

The Issuer shall give each notice to the Trustee provided for in this Section 3.01 in accordance with Section 13.02 at least 35 days before the redemption date unless the Trustee consents to a shorter period. Such notice shall be accompanied by an Officer’s Certificate and an Opinion of Counsel from the Issuer to the effect that such redemption shall comply with the conditions herein. Any such notice may be canceled at any time prior to notice of such redemption being delivered electronically or mailed to any Holder pursuant to Section 3.03 and shall thereby be void and of no effect.

SECTION 3.02. Selection of Notes to Be Redeemed.

If fewer than all of the Notes are to be redeemed, the Trustee shall select the Notes to be redeemed (a) if the Notes are listed on an exchange, in compliance with the requirements of such exchange or (b) if the Notes are not listed on an exchange, on a pro rata basis to the extent practicable, or otherwise, by lot or by such other method as the Trustee in its sole discretion shall deem to be fair and appropriate consistent with the procedures of the Depositary. The Trustee shall make the selection from outstanding Notes not previously called for redemption. Notes and portions of Notes the Trustee selects shall be in principal amounts of $2,000 or a whole multiple of $1,000, to the extent practicable. Provisions of this Indenture that apply to Notes called for redemption also apply to portions of Notes called for redemption. The Trustee shall notify the Issuer promptly of the Notes or portions of Notes to be redeemed.

SECTION 3.03. Notice of Redemption.

(a) At least 10 days but not more than 60 days before a date for redemption of Notes, the Issuer shall deliver electronically or mail by first-class mail, postage prepaid, a notice of redemption to each Holder of Notes to be redeemed at such Holder’s registered address or otherwise in accordance with the procedures of the Depositary, except that redemption notices may be delivered electronically or mailed more than 60 days prior to the redemption date if the notice is issued in connection with a defeasance of the Notes or a satisfaction and discharge of this Indenture or, in the case of a redemption that is subject to one or more conditions precedent, if the redemption date is extended as permitted by this Article 3. If any Note is to be redeemed in part only, any notice of redemption that relates to such Note shall state the portion of the principal amount thereof that has been or is to be redeemed. If any Notes are listed on an exchange, and the rules of such exchange so require, the Issuer will notify the exchange of any such notice of redemption and the principal amount of any Notes outstanding following any partial redemption of such Notes. Any inadvertent defect in the notice of redemption, including an inadvertent failure to give notice, to any Holder selected for redemption shall not impair or affect the validity of the redemption of any other Note redeemed in accordance with the provisions of this Indenture.

(b) The notice shall identify the Notes to be redeemed and shall state:

(i) the redemption date;

(ii) the redemption price and the amount of accrued interest to the redemption date;

(iii) the name and address of the Paying Agent;

(iv) that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;

(v) if fewer than all the outstanding Notes are to be redeemed, the certificate numbers and principal amounts of the particular Notes to be redeemed;

(vi) that upon the satisfaction of any conditions to such redemption set forth in the notice of redemption, and unless the Issuer defaults in making such redemption payment or the Paying Agent is prohibited from making such payment pursuant to the terms of this Indenture, interest on the Notes (or portion thereof) called for redemption ceases to accrue on and after the redemption date;

(vii) the CUSIP or ISIN number, if any, printed on the Notes being redeemed; and

(viii) that no representation is made as to the correctness or accuracy of the CUSIP or ISIN number, if any, listed in such notice or printed on the Notes.

(c) Notice of any redemption, whether in connection with an Equity Offering or otherwise, may, at the Issuer’s discretion, be subject to one or more conditions precedent, including, but not limited to, the completion of an Equity Offering or other financing or of a transaction resulting in a Change of Control. In the event that the relevant conditions precedent are not satisfied as of the date specified for redemption in any such notice (or amendment thereto), the Issuer may, in its discretion, rescind such notice or amend it to specify another redemption date. The Issuer may provide in such notice that payment of the redemption price and performance of the Issuer’s obligations with respect to such redemption may be performed by another Person.

(d) At the Issuer’s request, upon written notice to the Trustee at least 45 days prior (or such shorter period of time as the Trustee may agree) to the redemption date, the Trustee shall give the notice of redemption in the Issuer’s name and at the Issuer’s expense. In such event, the Issuer shall provide the Trustee with the information required by this Section 3.03 and a copy of the proposed notice of redemption to be mailed to the Holders.

SECTION 3.04. Effect of Notice of Redemption.

Once notice of redemption is delivered electronically or mailed pursuant to Section 3.03, the Notes called for redemption, subject to any condition included in the applicable notice of redemption, become due and payable on the redemption date and at the redemption price stated in the notice. Upon surrender to the Paying Agent, such Notes shall be paid at the redemption price stated in the notice, plus accrued interest, if any, to, but excluding, the redemption date; provided, however, that if the redemption date is after a regular record date and on or prior to the interest payment date, the accrued interest, if any, shall be payable to the Holder of the redeemed Notes registered on the relevant record date. Failure to give notice or any defect in the notice to any Holder shall not affect the validity of the notice to any other Holder.

SECTION 3.05. Deposit of Redemption Price.

Prior to 10:00 a.m., New York City time, on the redemption date, the Issuer shall deposit with the Paying Agent (or, if the Issuer or a Wholly Owned Subsidiary is the Paying Agent, shall segregate and hold in trust) money sufficient to pay the redemption price of and accrued interest, if any, on all Notes or portions thereof to be redeemed on that date other than Notes or portions of Notes called for redemption that have been delivered by the Issuer to the Trustee for cancellation. On and after the redemption date, interest shall cease to accrue on Notes or portions thereof called for redemption so long as the Issuer has deposited with the Paying Agent funds sufficient to pay the principal of, plus accrued and unpaid interest, if any, on, the Notes to be redeemed, unless the Paying Agent is prohibited from making such payment pursuant to the terms of this Indenture.

SECTION 3.06. Notes Redeemed in Part.

Upon surrender of a Note that is redeemed in part, the Issuer shall execute and the Trustee shall authenticate for the Holder (at the Issuer’s expense) a new Note equal in principal amount to the unredeemed portion of the Note surrendered; provided, that new Notes will only be issued in denominations of $2,000 and integral multiples of $1,000 in excess of $2,000.

ARTICLE 4

COVENANTS

SECTION 4.01. Payment of Notes.

(a) The Issuer shall promptly pay the principal of and interest on the Notes on the date and in the manner provided in the Notes and in this Indenture. Principal and interest shall be considered paid on the date due if on such date the Trustee or the Paying Agent holds in accordance with this Indenture money sufficient to pay all principal and interest then due and the Trustee or the Paying Agent, as the case may be, is not prohibited from paying such money to the Holders on that date pursuant to the terms of this Indenture.

(b) The Issuer shall pay interest on overdue principal at the rate specified therefor in the Notes, and it shall pay interest on overdue installments of interest at the same rate to the extent lawful.

SECTION 4.02. Reports and Other Information.

(a) Holdings shall furnish:

(1) within 90 days after the end of each fiscal year of Holdings ending after the Issue Date, the consolidated financial statements of Holdings for such fiscal year and the prior fiscal year prepared in accordance with GAAP, together with a report thereon by Holdings’ independent auditors, and a “Management’s Discussion and Analysis of Financial Condition and Results of Operations” with respect to such financial statements substantially similar to that which would be included in an Annual Report on Form 10-K or any successor form filed with the SEC by Holdings assuming Holdings were required to prepare and file such form);

(2) within 45 days after the end of each of the first three fiscal quarters in each fiscal year of Holdings, beginning with the first such fiscal quarter ending after the Issue Date, the condensed consolidated financial statements of Holdings for such fiscal quarter and the comparable period in the prior fiscal year prepared in accordance with GAAP, together with a

“Management’s Discussion and Analysis of Financial Condition and Results of Operations” with respect to such financial statements substantially similar to that which would be included in a Quarterly Report on Form 10-Q or any successor form filed with the SEC by Holdings assuming Holdings were required to prepare and file such form; and

(3) information substantially similar to the information that would be required to be included in a Current Report on Form 8-K (or any successor form) filed with the SEC by Holdings assuming Holdings were required to prepare and file such form) pursuant to: Item 1.01 (Entry into a Material Definitive Agreement); Item 1.02 (Termination of a Material Definitive Agreement); Item 1.03 (Bankruptcy or Receivership); Item 2.01 (Completion of Acquisition or Disposition of Assets); Item 2.04 (Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement); Item 2.05 (Costs Associated with Exit or Disposal Activities); Item 2.06 (Material Impairments); Item 4.01 (Changes in Registrant’s Certifying Accountants); Item 4.02 (Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review); Item 5.01 (Changes in Control of Registrant); Item 5.02(b) (Departure of Directors or Certain Officers); and Item 5.02(c) Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers);

in each case, or any comparable provisions of amended Form 8-K or a successor form, within five Business Days of the due date for filing such Current Report by a reporting issuer.

(b) The reports required to be furnished by Section 4.02(a) shall not be required to: (i) comply with any of Section 302 or Section 404 of the Sarbanes-Oxley Act of 2002, or related Item 9A of Form 10-K and Items 307 and 308 of Regulation S-K promulgated by the SEC, Item 302 of Regulation S-K, Item 10(e) of Regulation S-K (with respect to any non-GAAP financial measures contained therein), Item 601 of Regulation S-K (with respect to exhibits), Rule 3-09, 3-10 or 3-16 of Regulation S-X Section 13(p) (including on Form SD under Rule 13p-1), Section 13(q) or Section 13(r) of the Exchange Act, in each case, or any successor provision thereto, or (ii) include separate financial statements of Note Guarantors.

(c) A report required by Section 4.02(a) shall be deemed furnished if Holdings: (i) delivers such report or other information physically or electronically to the Trustee; and (ii) posts copies of such report on a website (which may be password protected and may be maintained by Holdings or a third party) to which access will be given to securities analysts, Holders and prospective purchasers of the Notes (which prospective purchasers may be limited to “qualified institutional buyers” (as defined in Rule 144A of the Securities Act) or non-U.S. persons (as defined in Regulation S under the Securities Act) that certify their status as such to the reasonable satisfaction of Holdings and who acknowledge the confidentiality of the information.

(d) In addition, to the extent not satisfied by the reports required by this covenant or otherwise made publicly-available by Holdings, Holdings shall furnish to Holders thereof and prospective investors in such Notes, upon their request, the information, if any, required to be delivered pursuant to Rule 144A(d)(4) (or any successor provision) of the Securities Act.

(e) Notwithstanding the foregoing, at all times that Holdings is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act or is otherwise permitted to file periodic reports with the SEC, Holdings may satisfy all the requirements of this covenant by filing with the SEC within the time periods specified in the SEC’s rules and regulations that are then applicable to Holdings all the reports and information described in Section 4.02(a) through (d).

(f) At any time that any of Holdings’ Subsidiaries are Unrestricted Subsidiaries and such Unrestricted Subsidiaries, either individually or collectively, would otherwise have been a Significant Subsidiary (as of the latest consolidated financial statements of Holdings made available to the Holders), then the quarterly and annual financial information required by this covenant will include a reasonably detailed presentation, either on the face of the financial statements or in the footnotes thereto, in the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” or other comparable section, of the financial condition and results of operations of Holdings and its Restricted Subsidiaries separate from the financial condition and results of operations of the Unrestricted Subsidiaries of Holdings.

(g) Notwithstanding anything herein to the contrary, Holdings shall not be deemed to have failed to comply with any of its obligations hereunder for purposes of 6.01(a)(3) until 90 days after the date any report hereunder is due. To the extent any information is not provided within the time periods specified in this Section 4.02 and such information is subsequently provided, Holdings will be deemed to have satisfied its obligations with respect thereto at such time and any Default with respect thereto shall be deemed to have been cured.

(h) Within a reasonable period before or after providing any report required by Section 4.02(a)(1) or (a)(2), Holdings shall hold a conference call in which securities analysts, Holders and prospective investors in the Notes that certify that they are qualified institutional buyers or non-U.S. persons may participate to discuss results of operations for the relevant period and related matters. At least three Business Days prior to any such call, Holdings shall issue a press release or post a notice on a website, which may be the password protected website used by Holdings to provide reports and other information specified in the third paragraph of this covenant, providing the date and time of any such call and indicating the manner in which securities analysts, Holders, and qualified prospective investors may obtain access to the conference call.

(i) The Trustee shall have no obligation to determine whether or not such information, documents or reports required by this covenant have been filed with the SEC or posted as required by this covenant or comply with the Trust Indenture Act.

SECTION 4.03. Change of Control Triggering Event.

(a) If a Change of Control Triggering Event occurs, unless the Issuer has previously or concurrently electronically delivered or mailed a redemption notice with respect to all the outstanding Notes in accordance with Article 3, the Issuer shall make an offer to purchase all of the Notes in accordance with this Section 4.03 (the “Change of Control Offer”) at a price in cash (the “Change of Control Payment”) equal to 101% of the aggregate principal amount thereof, plus accrued and unpaid interest, if any, to, but not including, the date of repurchase, subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date prior to such repurchase. Within 30 days following any Change of Control Triggering Event, the Issuer shall send or cause to be sent a notice of such Change of Control Offer electronically or by first-class mail, with a copy to the Trustee, to each Holder to the address of such Holder appearing in the security register or otherwise in accordance with the procedures of the Depositary with the following information:

(1) that a Change of Control Offer is being made pursuant to this Section 4.03 and that all Notes properly tendered and not properly withdrawn pursuant to such Change of Control Offer will be accepted for payment by the Issuer;

(2) the purchase price and the purchase date, which shall be no earlier than 30 days nor later than 60 days from the date such notice is mailed or otherwise delivered, which purchase date may be subsequently extended in the case of a conditional Change of Control Offer as permitted below (the “Change of Control Payment Date”);

(3) that any Note not properly tendered shall remain outstanding and continue to accrue interest;

(4) that unless the Issuer defaults in the payment of the Change of Control Payment, all Notes accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest on the Change of Control Payment Date;

(5) that Holders electing to have any Notes purchased pursuant to a Change of Control Offer shall be required to surrender such Notes, with the form entitled “Option of Holder to Elect Purchase” on the reverse of such Notes completed, to the paying agent specified in the notice at the address specified in the notice prior to the close of business on the third Business Day preceding the Change of Control Payment Date;

(6) that Holders shall be entitled to withdraw their tendered Notes and their election to require the Issuer to purchase such Notes; provided, that the paying agent receives, not later than the close of business on the second Business Day prior to the expiration date of the Change of Control Offer, a facsimile transmission or letter setting forth the name of the Holder, the principal amount of Notes tendered for purchase, and a statement that such Holder is withdrawing its tendered Notes and its election to have such Notes purchased;

(7) that Holders whose Notes are being purchased only in part shall be issued new Notes and such new Notes will be equal in principal amount to the purchased portion of the Notes surrendered. The purchased portion of the Notes must be equal to at least $2,000 or any integral multiple of $1,000 in excess of $2,000;

(8) if such notice is delivered prior to the occurrence of a Change of Control Triggering Event, stating that the Change of Control Offer is conditional on the occurrence of such Change of Control Triggering Event; and

(9) the other instructions, as determined by the Issuer, consistent with this Section 4.03, that a Holder must follow in order to have its Notes repurchased.

The Issuer shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws or regulations are applicable in connection with the repurchase of Notes by the Issuer pursuant to a Change of Control Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Indenture, the Issuer shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations described in this Indenture by virtue thereof.

(b) On the Change of Control Payment Date, the Issuer shall, to the extent permitted by law:

(1) accept for payment all Notes issued by it or portions thereof properly tendered and not properly withdrawn pursuant to the Change of Control Offer;

(2) deposit with the Paying Agent an amount equal to the aggregate Change of Control Payment in respect of all Notes or portions thereof so tendered; and

(3) deliver, or cause to be delivered, to the Trustee an Officer’s Certificate to the Trustee stating that such Notes or portions thereof have been tendered to and purchased by the Issuer and, at the Issuer’s option, the Notes so accepted for cancellation.

(c) The Issuer is not required to make a Change of Control Offer:

(1) if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Indenture applicable to a Change of Control Offer made by the Issuer and purchases all Notes properly tendered and not properly withdrawn under such Change of Control Offer, or

(2) if a notice of redemption in respect of all of the outstanding Notes that is or has become unconditional has been given in accordance with Article 3.

(d) Notwithstanding anything to the contrary herein, a Change of Control Offer may be made in advance of a Change of Control Triggering Event, conditional upon such Change of Control Triggering Event, if a definitive agreement is in place for the Change of Control at the time of making of the Change of Control Offer. In the event that the Change of Control Triggering Event has not occurred as of the Change of Control Payment Date specified in the notice for any Change of Control Offer (or amendment thereto), the Issuer (or third party offeror) may, in its discretion, rescind such notice or amend it to specify another Change of Control Payment Date.

(e) If Holders of not less than 90% of the aggregate principal amount of the outstanding Notes properly tender and do not properly withdraw such Notes pursuant to a Change of Control Offer and all of such Notes are purchased in such Change of Control Offer, the Issuer will have the right to redeem all of the Notes that remain outstanding upon not less than 30 nor more than 60 days’ prior notice, given not more than 30 days following consummation of such Change of Offer, at a purchase price equal to:

(1) 101% of the aggregate principal amount thereof, plus

(2) accrued and unpaid interest, if any, to, but not including, the date of redemption, subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date.

Any such notice shall be given as provided under Article 3 but may not be conditional.

(f) The provisions of this Section 4.03 may be waived or modified, either before or after the occurrence of such Change of Control Triggering Event, with the written consent of the Holders of a majority in principal amount of the Notes then outstanding.

SECTION 4.04. Compliance Certificate.

(a) The Issuer shall deliver to the Trustee within 120 days after the end of each fiscal year of Holdings an Officer’s Certificate stating that, in the course of the performance by the signer of such Officer’s duties as an Officer of Holdings, such Officer would normally have knowledge of whether Holdings and the Issuer have kept, observed, performed and fulfilled their obligations under this Indenture during such fiscal year, and that, to the best knowledge of the signer, Holdings and the Issuer have kept, observed, performed and fulfilled each and every condition and covenant contained in this Indenture and no Default has occurred during such fiscal year. If the signer does know of any Default that occurred during such fiscal year, the certificate shall describe the Default, its status and what action the Issuer is taking or propose to take with respect thereto.

(b) When any Default has occurred and is continuing under this Indenture, or if the Trustee or the holder of any other evidence of Indebtedness of Holdings or any Subsidiary gives any notice or takes any other action with respect to a claimed Default, the Issuer shall, within 30 days of becoming aware of such Default, deliver to the Trustee an Officer’s Certificate specifying such Default and what action the Issuer proposes to take with respect thereto (unless such Default has been cured or waived within such 30-day time period).

SECTION 4.05. Further Instruments and Acts.

Upon request of the Trustee or the Notes Collateral Agent, the Issuer and the Note Guarantors shall execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purpose of this Indenture.

SECTION 4.06. Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock.

(a) Holdings shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become liable with respect to (collectively, “incur” and collectively, an “incurrence”) any Indebtedness (including Acquired Indebtedness), and Holdings will not issue any shares of Disqualified Stock and will not permit any Restricted Subsidiary to issue any shares of Disqualified Stock or Preferred Stock unless, on a Pro Forma Basis, the Interest Coverage Ratio of Holdings for Holdings’ most recently ended Test Period preceding the date on which such additional Indebtedness is incurred or such Disqualified Stock or Preferred Stock is issued would have been at least 2.00 to 1.00 (the “Ratio Test”); provided that the aggregate amount of Indebtedness, Disqualified Stock or Preferred Stock of Restricted Subsidiaries that are not the Issuer or Note Guarantors outstanding at any one time under this Section 4.06(a) or incurred under this Section 4.06(a) and refinanced under Section 4.06(b)(13) below shall not exceed the greater of (i) $100,000,000 and (ii) 10% of LTM EBITDA determined at the date of any such incurrence.

(b) The limitations in Section 4.06(a) shall not apply to:

(1) the incurrence of Indebtedness pursuant to Credit Facilities by Holdings or any Restricted Subsidiary, and the issuance and creation of letters of credit and bankers’ acceptances thereunder (with letters of credit and bankers’ acceptances being deemed under this Section 4.06(b)(1) to have a principal amount equal to the face amount thereof), in an aggregate principal amount (without duplication) not to exceed the sum of:

(i) $2,000,000,000; and

(ii) (A) in the case of Indebtedness secured by Liens on the Collateral on an equal priority basis with the Secured Notes Obligations, the maximum amount of Indebtedness that Holdings and its Restricted Subsidiaries could incur such that the Consolidated First Lien Net Leverage Ratio is equal to or less than 1.75 to 1.00 on a Pro Forma Basis and Refinancing Indebtedness incurred in respect of Indebtedness incurred in reliance on this clause (ii)(A); or (B) in the case of Indebtedness secured by Liens on the Collateral on a junior priority basis to the Secured Notes Obligations, the maximum amount of Indebtedness that Holdings and its Restricted Subsidiaries could incur such that Consolidated Secured Net Leverage Ratio is equal to or less than 3.25 to 1.00 on a Pro Forma Basis and Refinancing Indebtedness incurred in respect of Indebtedness incurred in reliance on this clause (ii)(B);

(2) the incurrence by the Issuer and any Note Guarantor of Indebtedness represented by the Notes and related Note Guarantees (but excluding any Additional Notes issued after the Issue Date);

(3) Indebtedness of Holdings and its Restricted Subsidiaries in existence on the Issue Date (other than Indebtedness described in clauses (b)(1) and (2) above);

(4) (A) Indebtedness (including Capitalized Lease Obligations and purchase money indebtedness) and Disqualified Stock incurred, issued or assumed by Holdings or any Restricted Subsidiary to finance the acquisition, purchase, lease, construction, repair, replacement or improvement of property (real or personal), equipment or other assets (directly or through the acquisition of Equity Interests of the owner thereof); provided that such Indebtedness is incurred concurrently with or within 270 days after the applicable acquisition, purchase, lease, construction, repair, replacement or improvement and (B) any refinance or replacement of any Indebtedness set forth in the immediately preceding clause (A); provided further, that, at the time of any such incurrence of Indebtedness and after giving Pro Forma Effect thereto and the use of the proceeds thereof, the aggregate principal amount of Indebtedness that is outstanding in reliance on this clause (4) shall not exceed the greater of (x) $150,000,000 and (y) 15% of LTM EBITDA determined at the date of such incurrence;

(5) Indebtedness incurred by Holdings or any of its Restricted Subsidiaries with respect to letters of credit, bank guarantees, banker’s acceptances, warehouse receipts, or similar instruments issued or created in the ordinary course of business, including in respect of workers’ compensation claims, health, disability or other employee benefits or property, casualty or liability insurance or self-insurance, unemployment insurance or other social security legislation, in each case including reimbursement obligations in respect thereof, or other Indebtedness with respect to reimbursement-type obligations regarding workers’ compensation claims, health, disability or other employee benefits or property, casualty or liability insurance or self-insurance;

(6) Indebtedness arising from agreements of Holdings or its Restricted Subsidiaries providing for indemnification, adjustment of purchase price, earn-outs, incentive non-competes or other contingent obligations or similar obligations, in each case, incurred or assumed in connection with the acquisition or disposition of any business, assets or Capital Stock of a Person that is or becomes a Subsidiary, other than guarantees of Indebtedness incurred by any Person acquiring all or any portion of such business, assets or Capital Stock;

(7) Indebtedness of Holdings to a Restricted Subsidiary; provided, that any such Indebtedness so long as owing to a Restricted Subsidiary that is not the Issuer or a Note Guarantor is expressly subordinated in right of payment to the Notes; provided, further, that any subsequent issuance or transfer of any Capital Stock or any other event which results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any other subsequent transfer of any such Indebtedness (except to Holdings or another Restricted Subsidiary or any pledge of such Indebtedness constituting a Permitted Lien) shall be deemed, in each case, to be an incurrence of such Indebtedness (to the extent such Indebtedness is then outstanding) not permitted by this clause (7);

(8) Indebtedness of a Restricted Subsidiary to Holdings or another Restricted Subsidiary; provided, that:

(i) if the Issuer or a Note Guarantor incurs such Indebtedness to, and so long as owing to, a Restricted Subsidiary that is not the Issuer or a Note Guarantor, such Indebtedness is expressly subordinated in right of payment to Notes or the Note Guarantee of such Note Guarantor, as applicable, and

(ii) any subsequent issuance or transfer of any Capital Stock or any other event which results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any such subsequent transfer of any such Indebtedness (except to Holdings or another Restricted Subsidiary or any pledge of such Indebtedness constituting a Permitted Lien) shall be deemed, in each case, to be an incurrence of such Indebtedness (to the extent such Indebtedness is then outstanding) not permitted by this clause (8);

(9) the issuance of Preferred Stock of a Restricted Subsidiary to Holdings or another Restricted Subsidiary; provided, that any subsequent issuance or transfer of any Capital Stock or any other event which results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any other subsequent transfer of any such shares of Preferred Stock (except to Holdings or another of its Restricted Subsidiaries or any pledge of such Capital Stock constituting a Permitted Lien) shall be deemed, in each case, to be an issuance of such shares of Preferred Stock (to the extent such Preferred Stock is then outstanding) not permitted by this clause (9);

(10) Hedging Obligations not entered into for speculative purposes;

(11) Obligations in respect of self-insurance and obligations in respect of performance, bid, appeal and surety bonds and performance and completion guarantees and similar obligations provided by Holdings or any of its Restricted Subsidiaries or obligations in respect of letters of credit, guarantees or similar instruments related thereto, and reimbursement obligations in respect thereof;

(12) (i) Indebtedness, Disqualified Stock or Preferred Stock of Holdings or any Restricted Subsidiary in an aggregate principal amount outstanding at any one time under this clause (b)(12)(i) not to exceed the net cash proceeds received by Holdings since immediately after the Issue Date from the issue or sale of Equity Interests of Holdings or cash contributed to the capital of Holdings (in each case, other than Excluded Contributions, proceeds of Refunding Capital Stock, Disqualified Stock or sales of Equity Interests to Holdings or any of its Subsidiaries or proceeds from Equity Offerings to the extent used to redeem the Notes pursuant to Section 5 of the Notes) as determined in accordance Section 4.07(a)(3)(b) and (c) to the extent such net cash proceeds or cash have not been applied pursuant to such clauses to make Restricted Payments pursuant to Section 4.07(b) or to make Permitted Investments (other than Permitted Investments specified in clause (1), (2) or (3) of the definition thereof); and (ii) Indebtedness, Disqualified Stock or Preferred Stock of Holdings or a Restricted Subsidiary in an aggregate principal amount at any one time outstanding not to exceed $350,000,000;

(13) the incurrence or issuance by Holdings of Indebtedness or Disqualified Stock or the incurrence or issuance by a Restricted Subsidiary of Indebtedness, Disqualified Stock or Preferred Stock which serves to refund, refinance, extend, replace, renew or defease any Indebtedness incurred or Disqualified Stock or Preferred Stock issued as permitted under Section 4.06(a), Sections 4.06(b)(2) and (b)(3), this Section 4.06(b)(13) or Section 4.06(b)(14) below or any Indebtedness incurred or Disqualified Stock or Preferred Stock issued to so refund, refinance, extend, replace, renew or defease such Indebtedness, Disqualified Stock or Preferred Stock; provided, that any such Indebtedness, Disqualified Stock or Preferred Stock constitutes Refinancing Indebtedness; provided, further, that in the case of Refinancing Indebtedness incurred in respect of Indebtedness incurred under Section 4.06(b)(1) above or that is secured by Liens on the Collateral that are equal in priority (without regard to control of remedies) with the Secured Notes Obligations:

(i) such Refinancing Indebtedness ranks equal or junior in right of payment with the Secured Notes Obligations and is secured by Liens on the Collateral on an equal or junior priority basis with respect to the Secured Notes Obligations or is unsecured; provided, that any such Refinancing Indebtedness that is secured by Liens on the Collateral ranking on an equal priority basis (but without regard to control of remedies) with the Secured Notes Obligations shall be subject to the Equal Priority Intercreditor Agreement (or such other intercreditor agreement having substantially similar terms as the Equal Priority Intercreditor Agreement, taken as a whole); and

(ii) if the Refinanced Indebtedness is secured, it is not secured by any assets other than the Collateral;

(14) Indebtedness or Disqualified Stock of Holdings or Indebtedness, Disqualified Stock or Preferred Stock of a Restricted Subsidiary: (i) incurred or issued to finance an Acquisition; or (ii) that is assumed by Holdings or any Restricted Subsidiary (including as a result of a merger, amalgamation or consolidation) or retained by an entity that becomes a Successor Company or Restricted Subsidiary, in each case in connection with an Acquisition (collectively, “Assumed Obligations”) whether or not such Indebtedness, Disqualified Stock or Preferred Stock was incurred in connection with or in anticipation of the relevant Acquisition; provided that after giving effect to such Acquisition and any related incurrence or issuance of Indebtedness, Disqualified Stock or Preferred Stock, either:

(i) Holdings would be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Ratio Test, or

(ii) the Interest Coverage Ratio for Holdings is equal to or greater than immediately prior to the relevant Acquisition; provided, however, that on a Pro Forma Basis, the amount of Indebtedness, Disqualified Stock and Preferred Stock that may be incurred by Restricted Subsidiaries that are not the Issuer or Note Guarantors pursuant to this clause (14) (other than Assumed Obligations not incurred in connection with or in anticipation of the relevant Acquisition), shall not at any one time outstanding exceed the greater of $100,000,000 and 10% of LTM EBITDA determined at the date of incurrence;

(15) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business; provided, that such Indebtedness is extinguished within five Business Days of its incurrence;

(16) Indebtedness of Holdings or any of its Restricted Subsidiaries supported by a letter of credit or bank guarantee issued pursuant to any Credit Facilities of Holdings or its Restricted Subsidiaries, in a principal amount not in excess of the stated amount of such letter of credit or bank guarantee;

(17) any guarantee by Holdings or a Restricted Subsidiary of Indebtedness or other obligations of Holdings or any Restricted Subsidiary, so long as the incurrence of such Indebtedness is permitted under the terms of this Indenture, and such guarantee is permitted under Section 4.09, if applicable;

(18) Indebtedness issued by Holdings or any of its Restricted Subsidiaries to future,

present or former employees, directors, officers, members of management and consultants thereof, their respective Controlled Investment Affiliates or Immediate Family Members, in each case to finance the purchase or redemption of Equity Interests of Holdings or any direct or indirect parent company of Holdings to the extent described in Section 4.07(b)(4);

(19) (i) Indebtedness owed on a short-term basis of no longer than 30 days to banks and other financial institutions incurred in the ordinary course of business of Holdings and its Restricted Subsidiaries with such banks or other financial institutions that arises in connection with ordinary banking arrangements to manage cash balances of Holdings and its Restricted Subsidiaries and (ii) Indebtedness in respect of Cash Management Services and other Indebtedness in respect of netting services, automated clearinghouse arrangements, overdraft protections and similar arrangements for Holdings and its Subsidiaries or joint ventures to which Holdings and its Restricted Subsidiaries are a party, in each case, in connection with deposit accounts or from the honoring of a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business;

(20) Indebtedness incurred by Holdings or a Restricted Subsidiary in connection with discounted bills of exchange or the discounting or factoring of receivables for credit management purposes, in each case incurred or undertaken in the ordinary course of business on arm’s length commercial terms;

(21) Indebtedness consisting solely of Liens granted in reliance on clause (32) of the definition of “Permitted Liens;”

(22) Indebtedness of Holdings or any of its Restricted Subsidiaries consisting of (i) the financing of insurance premiums or (ii) take-or-pay obligations contained in supply arrangements in each case, incurred in the ordinary course of business;

(23) Indebtedness, Disqualified Stock or Preferred Stock of Restricted Subsidiaries that are not the Issuer or Note Guarantors in an aggregate amount outstanding at one time under this clause (b)(23) not to exceed the greater of (i) $75,000,000 and (ii) 7.5% of LTM EBITDA determined at the date of incurrence;

(24) any Supply Chain Arrangement;

(25) all premiums (if any), interest (including post-petition interest), fees, expenses, charges and additional or contingent interest on obligations described in Section 4.06(b)(1) through (24); and

(26) unsecured Indebtedness incurred by the Issuer owing to one or more Investors, so long as, other than in respect of revolving credit Indebtedness not to exceed $50,000,000 at any one time outstanding, (A) such Indebtedness is subordinated on a payment basis to the Notes, (B) such Indebtedness is not guaranteed by any Restricted Subsidiary of Holdings other than the Issuer or a Note Guarantor, (C) no payment of any outstanding principal amount under such Indebtedness will be due until at least 91 days after the maturity of the Notes, (D) prior to the maturity of the Notes, any interest on the outstanding principal amount of such Indebtedness shall only be paid in kind by increasing on a ratable basis the outstanding principal amount of such Indebtedness on the applicable interest payment date by the amount of the interest so paid in kind at the applicable “PIK” interest rate, (E) such debt does not require the maintenance or achievement of any financial performance standards (other than as a condition to the taking of specific actions) and (F) such Indebtedness is not convertible into any Indebtedness that does not comply with the terms of this clause (26) or any Equity Interests other than Disqualified Stock.

(c) For purposes of determining compliance with this Section 4.06 and any other applicable provisions of this Indenture, notwithstanding anything to the contrary herein:

(1) In the event that an incurrence or issuances of Indebtedness, Disqualified Stock or Preferred Stock (or any portion thereof), meets the criteria of more than one of the clauses (b)(1) through (26) above or is entitled to be incurred or issued pursuant to Section 4.06(a), Holdings, in its sole discretion, will classify and may later reclassify (based on circumstances existing on the date of such reclassification) such Indebtedness, Disqualified Stock or Preferred Stock (or such portion thereof) between one or more of such Section 4.06(b)(1) through (26) or Section 4.06(a); provided, that Indebtedness outstanding under the Senior Credit Facilities on the Issue Date will be treated as incurred on the Issue Date under Section 4.06(b)(1)(i), and such Indebtedness and any future Indebtedness outstanding under Credit Facilities incurred under Section 4.06(b)(1)(i) may not be reclassified.

(2) Holdings is entitled to divide and classify an item of Indebtedness, Disqualified Stock or Preferred Stock in more than one of the types of Indebtedness, Disqualified Stock or Preferred Stock described in Sections 4.06(a) and 4.06(b), subject to the proviso in Section 4.06(c)(1).

(3) The accrual of interest or dividends, the accretion or amortization of original issue discount, and the payment of interest or dividends in the form of additional Indebtedness, Disqualified Stock or Preferred Stock, as the case may be, of the same class, accretion or amortization of original issue discount or liquidation preference and increases in the amount of Indebtedness, Disqualified Stock or Preferred Stock outstanding solely as a result of fluctuations in the exchange rate of currencies, will, in each case, not be deemed to be an incurrence of Indebtedness or an issuance of Disqualified Stock or Preferred Stock for purposes of this covenant. The principal amount of any non-interest bearing Indebtedness, discount instrument constituting Indebtedness or instrument providing for payment-in-kind interest at any date shall be the principal amount thereof that would be shown on a balance sheet of Holdings dated such date prepared in accordance with GAAP. References to principal amount in respect of Disqualified Stock or Preferred Stock shall be the amount therefor determined in accordance with the last paragraph of the definition of “Disqualified Stock.”

(4) For purposes of determining compliance with any U.S. dollar-denominated restriction on the incurrence of Indebtedness or issuance of Disqualified Stock or Preferred Stock, the U.S. dollar-equivalent principal amount of Indebtedness, Disqualified Stock or Preferred Stock denominated in a foreign currency shall be calculated based on the relevant currency exchange rate in effect on the date such Indebtedness, Disqualified Stock or Preferred Stock was incurred, in the case of term debt, or first committed or first incurred (whichever yields the lower U.S. dollar equivalent), in the case of revolving credit debt; provided, that if such Indebtedness is incurred or such Disqualified Stock or Preferred Stock is issued, to refinance other Indebtedness, Disqualified Stock or Preferred Stock, as applicable, denominated in a foreign currency, and such refinancing would cause the applicable U.S. dollar-denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such refinancing, such U.S. dollar-denominated restriction shall be deemed not to have been exceeded so long as the principal amount of such refinancing Indebtedness, Disqualified Stock or Preferred Stock does not exceed the sum of: (i) the principal amount of such Indebtedness, Disqualified Stock or Preferred Stock, as applicable, being refinanced; plus (ii) the aggregate amount of fees (including upfront, commitment and ticking fees and original issue discount), underwriting discounts, penalties or premiums (including reasonable tender premiums), defeasance and satisfaction and discharge costs, accrued interest and other costs and expenses incurred in connection with such refinancing.

The principal amount of any Indebtedness incurred, or Disqualified Stock or Preferred Stock issued, to refinance other Indebtedness, Disqualified Stock or Preferred Stock, if incurred or issued in a different currency from the Indebtedness, Disqualified Stock or Preferred Stock, as applicable, being refinanced, shall be calculated based on the currency exchange rate applicable to the currencies in which the refinancing Indebtedness, Disqualified Stock or Preferred Stock is denominated that is in effect on the date of such refinancing.

(5) In the case of any refinancing of any Indebtedness, Disqualified Stock or Preferred Stock permitted under the proviso in Section 4.06(a) or Section 4.06(b)(1), (b)(4), (b)(12)(ii) or (b)(23) or any portion thereof, the amount of Indebtedness, Disqualified Stock or Preferred Stock being incurred to finance the aggregate amount of fees (including upfront, commitment and ticking fees and original issue discount), underwriting discounts, penalties or premiums (including reasonable tender premiums), defeasance and satisfaction and discharge costs, accrued interest and other costs and expenses incurred in connection with such refinancing will not be deemed to be an incurrence or issuance of Indebtedness, Disqualified Stock or Preferred Stock for purposes of this covenant.

(6) Notwithstanding anything in this Section 4.06 to the contrary, in the case of any Indebtedness, Disqualified Stock or Preferred Stock incurred to refinance Indebtedness, Disqualified Stock or Preferred Stock initially incurred in reliance on the proviso in Section 4.06(a) or Section 4.06(b)(4), (b)(14) or (b)(23) measured by reference to a percentage of LTM EBITDA at the time of incurrence, and such refinancing would cause the percentage of LTM EBITDA restriction to be exceeded if calculated based on the percentage of LTM EBITDA on the date of such refinancing, such percentage of LTM EBITDA restriction shall not be deemed to be exceeded so long as the principal amount of such refinancing Indebtedness, Disqualified Stock or Preferred Stock does not exceed the principal amount of such Indebtedness being refinanced, plus the aggregate amount of fees (including upfront, commitment and ticking fees and original issue discount), underwriting discounts, penalties or premiums (including reasonable tender premiums), defeasance and satisfaction and discharge costs and other costs and expenses incurred in connection with such refinancing.

(d) Holdings shall not, and shall not permit the Issuer or any Subsidiary Guarantor to, directly or indirectly, incur any Indebtedness (including Acquired Indebtedness) that is contractually subordinated or junior in right of payment to any Indebtedness of Holdings, the Issuer or such Subsidiary Guarantor, as the case may be, unless such Indebtedness is expressly subordinated in right of payment to the Notes or the Note Guarantee of Holdings or such Subsidiary Guarantor, as the case may be, to the extent and in the same manner as such Indebtedness is subordinated to other Indebtedness of Holdings, the Issuer or such Subsidiary Guarantor, as the case may be; provided that this clause (d) will not apply to Indebtedness (other than Subordinated Indebtedness) incurred pursuant to clause (b)(26) above to the extent subordinated solely to the Senior Credit Facilities (provided that the provisions of clause (b)(26) above still apply). This Indenture does not treat: (i) unsecured Indebtedness as subordinated or junior to Secured Indebtedness merely because it is unsecured, (ii) Indebtedness as subordinated or junior to any other Indebtedness merely because it is issued or guaranteed by other obligors or (iii) secured Indebtedness as subordinated or junior to any other secured Indebtedness merely because it has a junior priority lien with respect to the same collateral.

SECTION 4.07. Limitation on Restricted Payments.

(a) Holdings shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly:

(I) declare or pay any dividend or make any payment or distribution on account of Holdings’ or any of its Restricted Subsidiaries’ Equity Interests (in each case, solely in such Person’s capacity as holder of such Equity Interests), including any dividend or distribution payable in connection with any merger, amalgamation or consolidation other than:

(a) dividends or distributions by Holdings payable solely in Equity Interests (other than Disqualified Stock) of Holdings; or

(b) dividends or distributions by a Restricted Subsidiary so long as, in the case of any dividend or distribution payable on or in respect of any class or series of Equity Interests issued by a Restricted Subsidiary other than a Wholly-Owned Subsidiary, Holdings or a Restricted Subsidiary receives at least its pro rata share of such dividend or distribution in accordance with its Equity Interests in such class or series of securities;

(II) purchase, redeem, defease or otherwise acquire or retire for value any Equity Interests of Holdings or any direct or indirect parent company of Holdings or any Preferred Stock or Disqualified Stock of the Issuer or a Subsidiary Guarantor, including in connection with any merger, amalgamation or consolidation, in each case held by Persons other than Holdings or a Restricted Subsidiary;

(III) make any principal payment on, or redeem, repurchase, defease or otherwise acquire or retire for value, in each case, prior to any scheduled repayment, sinking fund payment or maturity, any Subordinated Indebtedness, other than:

(a) Indebtedness permitted under Section 4.06(b)(7), (8) or (9); or

(b) the payment, redemption, defeasance, purchase, repurchase, acquisition or retirement for value of Subordinated Indebtedness purchased in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of such payment, redemption, defeasance, purchase, repurchase, acquisition or retirement; or

(IV) make any Restricted Investment

(all such payments and other actions set forth in clauses (I) through (IV) above being collectively referred to as “Restricted Payments”), unless, at the time of and immediately after giving effect to such Restricted Payment:

(1) no Event of Default shall have occurred and be continuing or would result therefrom;

(2) immediately after giving effect to such transaction on a Pro Forma Basis, Holdings could incur $1.00 of additional Indebtedness pursuant to the Ratio Test; and

(3) such Restricted Payment, together with the aggregate amount of all other Restricted Payments (including the fair market value of any non-cash amount) made by Holdings and its Restricted Subsidiaries after February 12, 2018 (including Restricted Payments pursuant to Sections 4.07(b)(1), (b)(2)(c), (b)(6)(c) and (b)(8)) (but excluding all other Restricted Payments permitted by Section 4.07(b)), and assuming for this purpose that this Section 4.07 has been applicable to Holdings and its Restricted Subsidiaries since February 12, 2018), is less than the sum of (without duplication): (a) 50.0% of the Consolidated Net Income of Holdings for the period (taken as one accounting period and including the predecessor) beginning January 1, 2018 to the end of the most recently ended Test Period preceding such Restricted Payment, or, in the case such Consolidated Net Income for such period is a deficit, minus 100% of such deficit; plus

(b) 100.0% of the aggregate net cash proceeds and the fair market value of marketable securities or other property received by Holdings since the Issue Date (other than net cash proceeds to the extent such net cash proceeds have been used to incur Indebtedness or issue Disqualified Stock or Preferred Stock pursuant to Section 4.06(b)(12)(i) from, without duplication:

(i) (A) the issue or sale of Equity Interests of Holdings, including Treasury Capital Stock (as defined below), but excluding net cash proceeds and the fair market value of marketable securities or other property received from the sale of:

(x) Equity Interests to any future, present or former employees, directors, officers, members of management or consultants (or their respective Controlled Investment Affiliates or Immediate Family Members) of Holdings, any direct or indirect parent company of Holdings or any of Holdings’ Subsidiaries after the Issue Date to the extent such amounts have been applied to Restricted Payments made in accordance with Section 4.07(b)(4); and

(y) Designated Preferred Stock; or

(B) to the extent such net proceeds are actually contributed to the equity capital of Holdings, Equity Interests of any direct or indirect parent company of Holdings (excluding contributions of the proceeds from the sale of Designated Preferred Stock of such company or contributions to the extent such amounts have been applied to Restricted Payments made in accordance with Section 4.07(b)(4); or

(ii) contributions to the equity capital of Holdings (excluding contributions to the extent such amounts have been applied to Restricted Payments made in accordance with Section 4.07(b)(4); or

(iii) the issue or sale of debt securities of Holdings, that have been converted into or exchanged for Equity Interests of Holdings or any of its direct or indirect parent companies (provided that in the case of a direct or indirect parent company, such net cash proceeds of such issuance of debt securities are actually received by or contributed to Holdings).

provided, that this Section 4.07(a)(3)(b) shall not include the proceeds from (V) Equity Offerings to the extent used to redeem Notes pursuant to Section 5 of the Notes, (W) Refunding Capital Stock (as defined below), (X) Equity Interests or convertible debt securities of Holdings sold to a Restricted Subsidiary, (Y) Disqualified Stock or debt securities that have been converted into Disqualified Stock or (Z) Excluded Contributions or contributions to capital made pursuant to Section 4.07(b)(14)(i); plus

(c) 100.0% of the aggregate amount received in cash and the fair market value of marketable securities or (other property) received by Holdings or any Restricted Subsidiary after the Issue Date by means of:

(i) the sale or other disposition of a Restricted Investment (other than to Holdings or a Restricted Subsidiary),

(ii) the repurchase or redemptions of a Restricted Investment (other than by Holdings or a Restricted Subsidiary),

(iii) repayment of a loan or advance constituting a Restricted Investment (other than by Holdings or a Restricted Subsidiary),

(iv) dividends or distributions in respect of a Restricted Investment (other than by Holdings or a Restricted Subsidiary),

(v) without duplication for any amount specified in clause (i) or (ii) above, the sale, repurchase or redemption of Capital Stock of an Unrestricted Subsidiary, except that if Holdings has designated such Unrestricted Subsidiary or made Investments in such Capital Stock as a Permitted Investment, the proceeds of such sale, repurchase or redemption received by Holdings or any Restricted Subsidiary shall first be applied to reduce Holdings’ outstanding Investment in such Unrestricted Subsidiary pursuant to the relevant clause or clauses of the definition of “Permitted Investments” before being applied in this clause (v); or

(vi) without duplication for any amount specified in clause (iv) above, dividends or other distributions in respect of Capital Stock of Unrestricted Subsidiaries after the Issue Date; plus

(d) in the case of the redesignation of an Unrestricted Subsidiary as a Restricted Subsidiary or the merger, amalgamation or consolidation of an Unrestricted Subsidiary into Holdings or a Restricted Subsidiary or the transfer of all or substantially all of the assets of an Unrestricted Subsidiary to Holdings or a Restricted Subsidiary after the Issue Date, the fair market value of the Investment in such Unrestricted Subsidiary (or the assets transferred) at the time of the redesignation of such Unrestricted Subsidiary as a Restricted Subsidiary or at the time of such merger, amalgamation, consolidation or transfer of assets, other than to the extent the Investment in such Unrestricted Subsidiary constituted a Permitted Investment, but, to the extent exceeding the amount of such Permitted Investment, including such excess amounts of cash or fair market value.

(b) The provisions of Section 4.07(a) shall not prohibit:

(1) the payment of any dividend or other distribution or the consummation of any irrevocable redemption within 60 days after the date of declaration of the dividend or other distribution or giving of the redemption notice, as the case may be, if at the date of declaration or notice, the dividend or other distribution or redemption payment would have complied with the provisions of this Indenture;

(2) (a) the redemption, repurchase, retirement or other acquisition of:

(i) Equity Interests, including accrued and unpaid dividends thereon (“Treasury Capital Stock”), or Subordinated Indebtedness of the Issuer or any Note Guarantor, or (ii) any Equity Interests of any direct or indirect parent company of Holdings, in the case of each of (i) and (ii), in exchange for (including upon conversion), or out of the proceeds of, the substantially concurrent sale or issuance (other than to Holdings or a Restricted Subsidiary) of, Equity Interests of Holdings, or of any direct or indirect parent company of Holdings to the extent (other than to the extent of any exchange or conversion into such Equity Interests) contributed to the capital of Holdings (in each case, other than any Disqualified Stock) (“Refunding Capital Stock”),

(b) the declaration and payment of dividends on Treasury Capital Stock out of the proceeds of the substantially concurrent sale or issuance (other than to a Restricted Subsidiary of Holdings or to an employee stock ownership plan or any trust established by Holdings or any of its Restricted Subsidiaries) of Refunding Capital Stock, and

(c) if, immediately prior to the retirement of Treasury Capital Stock, the declaration and payment of dividends thereon was permitted under clauses (6)(a) or (b) of this paragraph, the declaration and payment of dividends on the Refunding Capital Stock (other than Refunding Capital Stock the proceeds of which were used to redeem, repurchase, retire or otherwise acquire any Equity Interests of any direct or indirect parent company of Holdings) in an aggregate amount per year no greater than the aggregate amount of dividends per annum that were declarable and payable on such Treasury Capital Stock immediately prior to such retirement;

(3) the defeasance, redemption, repurchase, exchange or other acquisition or retirement of:

(a) Subordinated Indebtedness of Holdings, the Issuer or a Subsidiary Guarantor made by exchange for (including upon conversion), or out of the proceeds of the substantially concurrent sale of, new Subordinated Indebtedness or Disqualified Stock of Holdings, the Issuer or a Subsidiary Guarantor,

(b) Disqualified Stock of Holdings, the Issuer or a Subsidiary Guarantor made by exchange for, or out of the proceeds of the substantially concurrent sale of, Disqualified Stock of Holdings, the Issuer or a Subsidiary Guarantor,

(c) Disqualified Stock of a Restricted Subsidiary that is not the Issuer or a Subsidiary Guarantor made by exchange for, or out of the proceeds of the substantially concurrent sale of, Disqualified Stock of a Restricted Subsidiary that is not the Issuer or a Subsidiary Guarantor, and

(d) any Subordinated Indebtedness or Disqualified Stock which constitutes Acquired Indebtedness not incurred in connection with, or in contemplation of, the relevant Acquisition, in the case of each of clauses (a), (b), (c) and (d), that is Refinancing Indebtedness incurred or issued, as applicable, in compliance with Section 4.06.

(4) (a) any Restricted Payment to pay for the repurchase, retirement or other acquisition or retirement for value of Equity Interests (other than Disqualified Stock) of Holdings or any direct or indirect parent company of Holdings held by any future, present or former employee, director, officer or consultant (or their respective Controlled Investment Affiliates or Immediate Family Members) of Holdings, any of its Subsidiaries or any of its direct or indirect parent companies pursuant to any management equity plan or stock option plan or incentive plan or any other management or employee benefit plan or agreement, or any stock subscription or shareholder agreement (including, for the avoidance of doubt, any principal and interest payable on any notes issued by Holdings or any direct or indirect parent company of Holdings in connection with any such repurchase, retirement or other acquisition); provided, that the aggregate amount of Restricted Payments made under this clause (4)(a) does not exceed $10,000,000 in any calendar year (with unused amounts in any calendar year being carried over to calendar years, subject to a maximum of $15,000,000 in any calendar year); provided, further, that such amount in any calendar year may be increased by an amount not to exceed:

(i) the cash proceeds from the sale of Equity Interests (other than Disqualified Stock) of Holdings and, to the extent contributed to Holdings, the cash proceeds from the sale of Equity Interests of any direct or indirect parent company of Holdings, in each case to any future, present or former employees, directors, officers, members of management or consultants (or their respective Controlled Investment Affiliates or Immediate Family Members) of Holdings, any of its Subsidiaries or any of its direct or indirect parent companies that occurs after the Issue Date, to the extent the cash proceeds from the sale of such Equity Interests have not otherwise been applied to the payment of Restricted Payments by virtue of Section 4.07(a)(3); plus (ii) the amount of any bona fide cash bonuses otherwise payable to members of the board of directors, consultants, officers, employees, managers or independent contractors of direct or indirect parent companies of Holdings, Holdings or any Restricted Subsidiary that are foregone in return for the receipt of Equity Interests, the fair market value of which is equal to or less than the amount of such cash bonuses, which, if not used in any year, may be carried forward to any subsequent fiscal year; plus (iii) the cash proceeds of key man life insurance policies received by Holdings or its Restricted Subsidiaries (or by any direct or indirect parent company to the extent contributed to the Issuer) after the Issue Date; less (iv) the amount of any Restricted Payments previously made with the cash proceeds described in clauses (a)(i), (ii) or (iii) above; and

(b) the cancellation of Indebtedness owing to Holdings or any of its Restricted Subsidiaries from any future, present or former employees, directors, officers, members of management or consultants of the Issuer (or their respective Controlled Investment Affiliates or Immediate Family Members), any direct or indirect parent company of Holdings or any of Holdings’ Restricted Subsidiaries in connection with a repurchase of Equity Interests of Holdings or any of its direct or indirect parent companies;

(5) the declaration and payment of dividends or distributions to holders of any class or series of Disqualified Stock of Holdings or any of its Restricted Subsidiaries or any class or series of Preferred Stock of any Restricted Subsidiary issued in accordance with Section 4.06 to the extent such dividends are included in the definition of “Consolidated Cash Interest Expense”;

(6) (a) the declaration and payment of dividends or distributions to holders of any class or series of Designated Preferred Stock (other than Disqualified Stock) issued by Holdings or any of its Restricted Subsidiaries after the Issue Date; (b) the declaration and payment of dividends or distributions to any direct or indirect parent company of Holdings, the proceeds of which will be used to fund the payment of dividends to holders of any class or series of Designated Preferred Stock (other than Disqualified Stock) issued by such parent company after the Issue Date; provided, that the amount of dividends paid pursuant to this clause (b) shall not exceed the aggregate amount of cash actually contributed to Holdings from the sale of such Designated Preferred Stock; or (c) the declaration and payment of dividends on Refunding Capital Stock that is Preferred Stock in excess of the dividends declarable and payable thereon pursuant to clause (2) of this paragraph;

provided, in the case of each of clause (a), (b) and (c) of this clause (6), that for the most recently ended Test Period preceding the date of issuance of such Designated Preferred Stock or the declaration of such dividends on Refunding Capital Stock that is Preferred Stock, after giving effect to such issuance or declaration on a Pro Forma Basis, Holdings could incur at least $1.00 of additional Indebtedness pursuant to the Ratio Test (assuming for this purpose that Refunding Capital Stock issued by a direct or indirect payment of Holdings was incurred by Holdings);

(7) (a) payments made or expected to be made by Holdings or any Restricted Subsidiary in respect of withholding or similar taxes payable by any future, present or former employee, director, officer, member of management or consultant (or their respective Controlled Investment Affiliates or Immediate Family Members) of Holdings or any of its Restricted Subsidiaries or any direct or indirect parent company of Holdings and (b) any repurchases of Equity Interests deemed to occur upon exercise of stock options, warrants or similar rights if such Equity Interests represent a portion of the exercise price of such options, warrants or similar rights or required withholding or similar taxes;

(8) the declaration and payment of dividends on Holdings’ common stock (or the payment of dividends to any direct or indirect parent company of Holdings to fund a payment of dividends on such company’s common stock) of up to 6.0% per annum of the net cash proceeds received by or contributed to Holdings in or from any public offering of Holdings’ common stock, occurring after the Issue Date other than public offerings registered on Form S-4 or Form S-8 and other than any net cash proceeds constituting an Excluded Contribution;

(9) Restricted Payments in an aggregate amount equal to Excluded Contributions received since the Issue Date;

(10) Restricted Payments in an aggregate amount taken together with all other Restricted Payments made pursuant to this clause (10) (in the case of Restricted Investments, at the time outstanding) not to exceed the greater of (a) $125,000,000 and (b) 12.5% of LTM EBITDA at such time;

(11) distributions or payments of Securitization Fees;

(12) any Restricted Payment made prior to the Issue Date in connection with the Transactions; provided that the aggregate amount of Restricted Payments made pursuant to this clause (12) shall not exceed the net proceeds received by the Issuer from the Transactions less all Transaction Costs;

(13) the repurchase, redemption or other acquisition or retirement for value of any Subordinated Indebtedness pursuant to any provisions similar to those of Section 4.03 and Section 4.12; provided, that the Issuer shall have made a Change of Control Offer or Asset Sale Offer, as applicable, to purchase the Notes on the terms provided in this Indenture applicable to Change of Control Offers or Asset Sale Offers, respectively, and all Notes properly tendered and not properly withdrawn by Holders in such Change of Control Offer or Asset Sale Offer, as applicable, have been repurchased, redeemed, acquired or retired for value;

(14) the declaration and payment of dividends or distributions by Holdings or a Restricted Subsidiary to, or the making of loans or advances to, any of their respective direct or indirect parent companies in amounts required for any direct or indirect parent company to pay, in each case without duplication, (a) franchise, excise and similar taxes, and other fees, taxes and expenses required to maintain their corporate or other legal existence; (b) with respect to any taxable period in which Holdings and/or any of its Restricted Subsidiaries is a member of a consolidated, combined, unitary or similar tax group (a “Tax Group”) (or if Holdings or any of its Restricted Subsidiaries is a disregarded entity or a pass-through entity for U.S. federal income tax purposes, the owner of Holdings or such Restricted Subsidiary is a member of a Tax Group) for U.S. federal and/or applicable foreign, state or local income tax purposes of which Holdings or any direct or indirect parent of Holdings is the common parent, to pay the portion of the U.S. federal, foreign, state, and/or local income taxes of such Tax Group for such taxable period that is attributable to the taxable income of Holdings and/or its Subsidiaries; provided that for each taxable period, the amount of such payments made in respect of such taxable period in the aggregate shall not exceed the amount of such taxes that Holdings and/or its applicable Restricted Subsidiaries would have been required if they were a stand alone Tax Group with Holdings as the corporate common parent of such stand alone Tax Group; (c) with respect to any taxable period for which Holdings or any Restricted Subsidiary is a partnership for U.S. federal and/or applicable state or local income tax purposes, the portion of the U.S. federal, state or local income taxes of its direct owner(s) (or, where a direct owner is a pass through entity, indirect owner(s)) for such taxable period that is attributable to the taxable income of Holdings or any Restricted Subsidiary, as the case may be, in an amount not to exceed the product of (x) the highest combined marginal federal and applicable state and/or local statutory tax rate (after taking into account the deductibility of state and local income tax for U.S. federal income tax purposes and the character of the income in question) applicable to any direct (or, where the direct owner is a pass through entity, indirect) equity owner of Holdings or such Restricted Subsidiaries, as the case may be, for the taxable period in question and (y) the taxable income of Holdings or such Restricted Subsidiaries, as the case may be, for such period, reduced by all taxable losses with respect to any prior taxable year of Holdings or such Restricted Subsidiaries, as the case may be, to the extent such losses are of a character that would permit such losses to be deducted by the direct or indirect owners of Holdings or such Restricted Subsidiaries, as the case may be, against the current taxable income of Holdings or such Restricted Subsidiaries, as the case may be; and (d) payments made to the Investor pursuant to the Tax Receivables Agreement or any amendment thereto or replacement thereof that it may enter into thereafter so long as the terms of any such agreement, as so amended, or replacement agreement are not, in the good faith judgment of the Board of Directors or senior management of Holdings, materially less favorable, taken as a whole, to Holdings and the Restricted Subsidiaries, as compared to the agreement described in the Offering Memorandum; (e) customary salary, bonus, severance and other benefits payable to, and indemnities provided on behalf of, employees, directors, officers, members of management and consultants of any direct or indirect parent company of Holdings and any payroll, social security or similar taxes thereof, to the extent such salaries, bonuses and other benefits are solely attributable to the ownership or operation of Holdings and its Restricted Subsidiaries; (f) general corporate operating, administrative, compliance and overhead costs and expenses of any direct or indirect parent company of Holdings to the extent such costs and expenses are solely attributable to the ownership or operation of Holdings and its Subsidiaries; (g) to the extent constituting

Restricted Payments, amounts that would be permitted to be paid directly by Holdings or its Restricted Subsidiaries under Sections 4.08(b)(4), (6), (7) and (9); (h) interest and/or principal on Indebtedness the proceeds of which have been contributed to Holdings or any Restricted Subsidiary and that has been guaranteed by, or is otherwise, considered Indebtedness of, Holdings incurred in accordance with Section 4.06; and (i) to finance any Acquisition or other Investment otherwise permitted to be made pursuant to this covenant if made by Holdings; provided, that:

(i) such Restricted Payment shall be made substantially concurrently with the closing of such Acquisition or other Investment;

(ii) such direct or indirect parent company shall, promptly following the closing thereof, cause (x) all property acquired (whether assets or Equity Interests) to be contributed to the capital of Holdings or one of its Restricted Subsidiaries, or (y) the merger, amalgamation, consolidation, or sale of the Person formed or acquired into Holdings or one of its Restricted Subsidiaries (to the extent not prohibited by Article 5) in order to consummate such Acquisition or other Investment;

(iii) such direct or indirect parent company and its Affiliates (other than Holdings or a Restricted Subsidiary) receives no consideration or other payment in connection with such transaction except to the extent Holdings or a Restricted Subsidiary could have given such consideration or made such payment in compliance with this Indenture;

(iv) any property received by Holdings or any Restricted Subsidiary shall not increase amounts available for Restricted Payments pursuant to Section 4.07(a)(3) or Section 4.07(b)(9); and

(v) to the extent constituting an Investment, such Investment shall be deemed to be made by Holdings or such Restricted Subsidiary pursuant to another provision of this Section 4.07 (other than pursuant to Section 4.07(b)(9) or pursuant to the definition of “Permitted Investments” (other than clause (9) thereof));

(15) cash payments or loans, advances, dividends or distributions to any direct or indirect parent of Holdings to permit a direct or indirect parent to make cash payments, in lieu of issuing fractional Equity Interests in connection with any dividend, split or combination thereof or the exercise of warrants, options or other securities convertible into or exchangeable for Equity Interests of Holdings, any of its Restricted Subsidiaries or any direct or indirect parent company of Holdings, or any dividend, split or combination of such equity interests.

(16) payments or distributions to dissenting stockholders pursuant to applicable law in connection with a consolidation or merger of the Issuer with or into any Person or a transfer of substantially all of the assets of the Issuer determined on a consolidated basis that complies with Article 5 if the Issuer shall have made a Change of Control Offer in connection with such merger, consolidation or transfer and all Notes tendered by Holders in connection therewith have been repurchased;

(17) any catch-up payment required to prevent any Subordinated Indebtedness of Holdings or any Restricted Subsidiary from being treated as an “applicable high yield discount obligation” within the meaning of Section 163(i)(1) of the Code (or any successor provision);

(18) the distribution, by dividend or otherwise, or other transfer or disposition of shares of Capital Stock of, or Indebtedness owed to Holdings or a Restricted Subsidiary by, Unrestricted Subsidiaries (other than Unrestricted Subsidiaries, the primary assets of which are cash and/or Cash Equivalents);

(19) the declaration and payment of Restricted Payments on Holdings’ common stock of up to $150,000,000 per annum; and

(20) a Restricted Payment if, after giving Pro Forma Effect thereto, the Consolidated First Lien Net Leverage Ratio for the Test Period immediately preceding such Restricted Payment would be no greater than 2.00 to 1.00 so long as no Default or Event of Default shall have occurred and be continuing or would result therefrom.

(c) As of the Issue Date, all of Holdings’ Subsidiaries will be Restricted Subsidiaries. Holdings will not permit any Unrestricted Subsidiary to become a Restricted Subsidiary except pursuant to the penultimate sentence of the definition of “Unrestricted Subsidiary.” For purposes of designating any Restricted Subsidiary as an Unrestricted Subsidiary, all outstanding Investments by Holdings and its Restricted Subsidiaries (except to the extent repaid) in the Subsidiary so designated will be deemed to be Restricted Payments or Permitted Investments in an amount determined as set forth in the penultimate sentence of the definition of “Investments.” Such designation will be permitted only if a Restricted Payment in such amount would be permitted at such time pursuant to this covenant or if an Investment would be permitted at such time, pursuant to the definition of “Permitted Investments,” and if such Subsidiary is not the Issuer and otherwise meets the definition of an Unrestricted Subsidiary. Unrestricted Subsidiaries will not be subject to any of the restrictive covenants set forth in this Indenture.

(d) For purposes of determining compliance with this Section 4.07, in the event that a Restricted Payment or Investment (or a portion thereof) meets the criteria of one or more of clauses (1) through (20) of Section 4.07(b) or one or more exceptions contained in the definition of “Permitted Investments, or is entitled to be made pursuant to the first paragraph of this covenant, the Issuer, in its sole discretion, will classify and may later reclassify (based on circumstances existing on the date of such reclassification) such Restricted Payment or Investment (or portion thereof) between one or more of such clauses (1) through (20) of Section 4.07(b), such clauses of the definition of “Permitted Investments” and/or such first paragraph in a manner that complies with this covenant.

SECTION 4.08. Transactions with Affiliates.

(a) Holdings shall not, and shall not permit any of its Restricted Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate of Holdings (each of the foregoing, an “Affiliate Transaction”) involving aggregate payments or other consideration in excess of $15,000,000, unless:

(1) such Affiliate Transaction is on terms that are not materially less favorable to Holdings or the relevant Restricted Subsidiary taken as a whole than those that would have been obtained by Holdings or such Restricted Subsidiary at such time in a comparable transaction on an arm’s-length basis with a Person that is not an Affiliate; and

(2) the Issuer delivers to the Trustee with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate payments or consideration in excess of $30,000,000, a resolution adopted by the majority of the Board of Directors of Holdings, including a majority of the independent directors, approving such Affiliate Transaction.

(b) The provisions of Section 4.08(a) shall not apply to the following:

(1) transactions between or among Holdings or any of its Restricted Subsidiaries and any merger, amalgamation or consolidation of Holdings with or into any direct parent of Holdings; provided that such merger, amalgamation or consolidation is otherwise in compliance with this Indenture and effected for a bona fide business purpose;

(2) a Restricted Payment permitted by Section 4.07 or a Permitted Investment;

(3) (i) transactions with a Person (other than an Unrestricted Subsidiary) that is an Affiliate of Holdings solely because Holdings and/or its Restricted Subsidiaries own Capital Stock of, or otherwise control, such Person and (ii) agreements with respect to Cash Management Services in the ordinary course of business with Unrestricted Subsidiaries;

(4) the payment of reasonable and customary fees and compensation paid to, and indemnities and reimbursements and employment and severance arrangements provided on behalf of or for the benefit of, present, future or former employees, directors, officers, members of management or consultants (or their respective Controlled Investment Affiliates or Immediate Family Members) of Holdings, any of its direct or indirect parent companies or any of its Restricted Subsidiaries in the ordinary course of business to the extent attributable to the ownership or operation of Holdings and its Restricted Subsidiaries;

(5) any transaction in which Holdings delivers to the Trustee a letter from an Independent Financial Advisor stating that such transaction is fair to Holdings or the relevant Restricted Subsidiary from a financial point of view or stating that the terms are not materially less favorable to Holdings or such relevant Restricted Subsidiary than those that would have been obtained at such time in a comparable transaction on an arms’ length basis with a Person that is not an Affiliate of Holdings;

(6) the existence of, or the performance by Holdings or any Restricted Subsidiary of its obligations under the terms of, any agreement as in effect as of the Issue Date, or any amendment thereto or replacement thereof, so long as the terms of any such agreement, as so amended, or replacement agreement are not, in the good faith judgment of the Board of Directors or senior management of Holdings, materially less favorable, taken as a whole, to Holdings and the Restricted Subsidiaries, as compared to the applicable agreement as in effect on the Issue Date;

(7) the existence of, or the performance by Holdings or any Restricted Subsidiary, of its obligations under the terms of any stockholders agreement or related subscription agreement, charter, bylaw or similar provision, registration rights agreement or similar agreement related to Equity Interests of Holdings described in this Offering Memorandum or the Tax Receivables Agreement, or any amendment thereto or any similar agreement that it may enter into thereafter so long as the terms of any such agreement, as so amended, or replacement agreement are not, in the good faith judgment of the Board of Directors or senior management of Holdings, materially less favorable, taken as a whole, to Holdings and the Restricted Subsidiaries, as compared to the applicable agreement as described in the Offering Memorandum;

(8) any transactions with customers, clients, suppliers, contractors, joint venture partners or purchasers or sellers of goods or services, or any transactions otherwise relating to the purchase or sale of goods or services, in each case in the ordinary course of business and otherwise in compliance with the terms of this Indenture and for which the terms, in the good faith judgment of the Board of Directors or senior management of Holdings, are fair to Holdings from a financial point of view or are at least as favorable as would have been obtained at such time in a comparable transaction on an arms’ length basis with a Person that is not an Affiliate of Holdings;

(9) payments on Indebtedness and Disqualified Stock (and cancellation of any thereof) of Holdings and its Restricted Subsidiaries and Preferred Stock (and cancellation of any thereof) of any Restricted Subsidiary to any future, current or former employee, director, officer, member of management or consultant (or their respective Controlled Investment Affiliates or Immediate Family Members) of Holdings, any of its Subsidiaries or any of its direct or indirect parent companies pursuant to any management equity plan or stock option plan or incentive plan or any other management or employee benefit plan or agreement or any stock subscription or shareholder agreement that are, in each case, approved by Holdings in good faith; and any employment agreements, severance arrangements, stock option plans and other compensatory arrangements (and any successor plans thereto) and any supplemental executive retirement benefit plans or arrangements with any such employees, directors, officers, members of management or consultants (or their respective Controlled Investment Affiliates or Immediate Family Members) that are, in each case, approved by Holdings in good faith;

(10) the issuance of Equity Interests (other than Disqualified Stock) of Holdings to any Person or any contribution to the capital of Holdings and the cancellation of Indebtedness covered by the proviso in Section 4.07(b)(4);

(11) (i) investments by Permitted Holders in securities of Holdings or any of its Restricted Subsidiaries (and payment of reasonable out-of-pocket expenses incurred by such Permitted Holders in connection therewith) so long as: (A) the investment is being offered by Holdings or such Restricted Subsidiary generally to other investors on the same or more favorable terms, and (B) the investment constitutes less than 10.0% of the proposed or outstanding issue amount of such class of securities (provided, that any investments in debt securities by any Debt Fund Affiliates shall not be subject to the limitation in this clause (B)), and (ii) payments to Permitted Holders in respect of securities of Holdings or any of its Restricted Subsidiaries contemplated in the subclause (i) above or that were acquired from Persons other than Holdings and its Restricted Subsidiaries, in each case, in accordance with the terms of such securities or any bona fide transaction with the holders of such securities generally;

(12) sales of accounts receivable, or participations therein, or Securitization Assets or related assets in connection with any Qualified Securitization Facility or any related transaction effected in order to consummate a financing contemplated by a Qualified Securitization Facility;

(13) payments by Holdings (and any direct or indirect parent company thereof) and its Subsidiaries pursuant to tax sharing agreements among Holdings (and any such parent company) and its Subsidiaries; provided that in each case the amount of such payments in any taxable year does not exceed the amount that Holdings, its Restricted Subsidiaries and its Unrestricted Subsidiaries (to the extent of amounts received from Unrestricted Subsidiaries) would be required to pay in respect of foreign, federal, state and local taxes for such taxable year were Holdings, its Restricted Subsidiaries and its Unrestricted Subsidiaries (to the extent described above) to pay such taxes separately from any such parent entity; and

(14) transactions permitted by, and complying with, Article 5, solely for the purpose of (i) forming a holding company or (ii) reincorporating Holdings in a new jurisdiction.

SECTION 4.09. Limitation on Guarantees of Indebtedness by Restricted Subsidiaries.

(a) Holdings shall not permit any Wholly-Owned Subsidiary, other than the Issuer, a Subsidiary Guarantor or a Foreign Subsidiary, to guarantee the payment of (1) any Indebtedness of Holdings, the Issuer or any other Subsidiary Guarantor under the Senior Credit Facilities or (2) any other Indebtedness of Holdings, the Issuer or any other Subsidiary Guarantor pursuant to a credit facility or debt securities that has an aggregate principal amount greater than $100,000,000, unless, in either case, such Wholly-Owned Subsidiary, within 45 days of making any such guarantee, executes and delivers a supplemental indenture to this Indenture, substantially in the form of Exhibit B hereto, providing for a Note Guarantee by such Wholly-Owned Subsidiary.

(b) If any Indebtedness being guaranteed is by its express terms subordinated in right of payment to the Notes or the relevant Note Guarantor’s Note Guarantee, as the case may be, any such guarantee of such Indebtedness by such Wholly-Owned Subsidiary shall be subordinated in right of payment to the Notes or its Note Guarantee, as applicable, substantially to the same extent as such Indebtedness is subordinated to the Notes or the relevant Note Guarantee. Holdings may elect, in its sole discretion, to cause any Restricted Subsidiary that is not the Issuer and not otherwise required to be a Subsidiary Guarantor to become a Subsidiary Guarantor, in which case such Restricted Subsidiary shall not be required to comply with the 45-day period described in Section 4.09(a).

SECTION 4.10. Liens.

(a) Holdings shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur or assume any Lien that secures Obligations under any Indebtedness, including any guarantee of Indebtedness, on any asset or property of Holdings, the Issuer or any Subsidiary Guarantor, or any income or profits therefrom, or assign or convey any right to receive income therefrom, unless:

(1) in the case of Liens on any Collateral, (i) such Lien expressly has Junior Lien Priority on the Collateral relative to the Notes and the Note Guarantees or (ii) such Lien is a Permitted Lien; and

(2) in the case of Liens on any property, assets or proceeds that is not Collateral, (i) if such Lien secures Subordinated Indebtedness, the Notes or in the case of a Note Guarantor, its Note Guarantee, are secured by a Lien on such property, assets or proceeds that is senior in priority to such Lien, until such time as such Subordinated Indebtedness is no longer secured by such Lien, (ii) in all other cases in which such Lien secures Obligations under any Indebtedness, the Notes, or in the case of a Note Guarantor, its Note Guarantee are equally and ratably secured until such time as such Obligations are no longer secured by such Lien or (iii) such Lien is a Permitted Lien.

(b) Any Lien created for the benefit of the Holders pursuant to Section 4.10(a)(2) shall be deemed automatically and unconditionally released and discharged upon the release and discharge of the each of the Liens described in Section 4.10(a)(2) that gave rise to the obligation to secure the Notes or a Note Guarantee.

(c) An increase of the amount of outstanding Indebtedness secured by Liens solely as a result of:

(1) the accrual of interest or the accretion or amortization of original issue discount, or

(2) fluctuations in the exchange rate of currencies or increases in the value of the property securing the applicable Indebtedness will not be deemed to be a creation or incurrence of Liens for purposes of this Section 4.10.

SECTION 4.11. Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries.

(a) Holdings shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or consensual restriction (provided, that dividend or liquidation priority between classes of Capital Stock, or subordination of any obligation (including the application of any remedy bars thereto) to any other obligation, will not be deemed to constitute such an encumbrance or restriction) on the ability of any such Restricted Subsidiary to:

(1) (i) pay dividends or make any other distributions to Holdings or any Restricted Subsidiary on its Capital Stock or with respect to any other interest or participation in, or measured by, its profits, or (ii) pay any Indebtedness owed to Holdings or, in the case of a Restricted Subsidiary that is not the Issuer or a Subsidiary Guarantor, to any Restricted Subsidiary that is the Issuer or a Subsidiary Guarantor;

(2) make loans or advances to Holdings or, in the case of a Restricted Subsidiary that is not the Issuer or a Subsidiary Guarantor, to any Restricted Subsidiary that is the Issuer or a Subsidiary Guarantor; or

(3) sell, lease or transfer any of its properties or assets to Holdings or, in the case of a Restricted Subsidiary that is not the Issuer or a Subsidiary Guarantor, to any Restricted Subsidiary that is the Issuer or a Subsidiary Guarantor.

(b) Section 4.11(a) shall not apply to encumbrances or restrictions existing under or by reason of:

(1) contractual encumbrances or restrictions in effect on the Issue Date, including pursuant to the Senior Credit Facilities and the related documentation and Hedging Obligations and the related documentation and similar restrictions contained in any future credit facility or Hedging Obligations of or guaranteed by Holdings;

(2) this Indenture, the Notes and the Note Guarantees and similar restrictions contained in the documentation entered into in connection with any future debt securities issued or guaranteed by Holdings;

(3) purchase money obligations for property acquired in the ordinary course of business and capital lease obligations that impose restrictions of the nature discussed in Section 4.11(a)(3) on the property so acquired;

(4) applicable law or any applicable rule, regulation or order;

(5) any agreement or other instrument of a Person acquired by or merged, amalgamated or consolidated with and into Holdings or any of its Restricted Subsidiaries in existence at the time of such acquisition or at the time it merges, amalgamates or consolidates with or into Holdings or any of its Restricted Subsidiaries or assumed in connection with the acquisition of assets from such Person (but, in any such case, not created in contemplation thereof), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person so acquired and its Subsidiaries, or the property or assets of the Person so acquired and its Subsidiaries or the property or assets so acquired;

(6) contracts or agreements for the sale of assets, including any restrictions with respect to a Subsidiary of Holdings pursuant to an agreement that has been entered into for the sale or disposition of all or substantially all of the Capital Stock or assets of such Subsidiary;

(7) Secured Indebtedness otherwise permitted to be incurred pursuant to Section 4.06 and Section 4.10 that limits the right of the debtor to dispose of the assets securing such Indebtedness;

(8) restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business or arising in connection with any Permitted Liens;

(9) customary provisions in any joint venture agreement or other similar agreement (including partnership, limited liability company and stockholder agreements and constituent documents of a joint venture entity) relating solely to the applicable joint venture;

(10) customary provisions contained in leases, sub-leases, licenses, sub-licenses, Equity Interests or similar agreements, including with respect to intellectual property and other agreements, in each case, entered into in the ordinary course of business;

(11) restrictions created in connection with any Qualified Securitization Facility that, in the good faith judgment of the Board of Directors or senior management of Holdings, are necessary or advisable to effect such Qualified Securitization Facility;

(12) restrictions or conditions contained in any trading, netting, operating, construction, service, supply, purchase, sale or other agreement to which Holdings or any of its Restricted Subsidiaries is a party entered into in the ordinary course of business; provided, that such agreement prohibits the encumbrance of solely the property or assets of Holdings or such Restricted Subsidiary that are the subject to such agreement, the payment rights arising thereunder or the proceeds thereof and does not extend to any other asset or property of Holdings or such Restricted Subsidiary or the assets or property of another Restricted Subsidiary;

(13) customary provisions restricting subletting or assignment of any lease governing a leasehold interest of any Restricted Subsidiary;

(14) customary provisions restricting assignment of any agreement entered into in the ordinary course of business;

(15) restrictions arising in connection with cash or other deposits permitted under Section 4.10.

(16) customary restrictions and conditions contained in the document relating to any Lien so long as (i) such Lien is a Permitted Lien and such restrictions or conditions relate only to the specific asset subject to such Lien and (ii) such restrictions and conditions are not created for the purpose of avoiding the restrictions imposed by this covenant;

(17) any agreement or instrument governing any Indebtedness, Disqualified Stock, or Preferred Stock permitted to be incurred or issued pursuant to Section 4.06 entered into after the Issue Date so long as such encumbrances and restrictions included therein either:

(i) are no more restrictive in any material respect taken as a whole with respect to any Restricted Subsidiary than: (A) encumbrances or restrictions contained in this Indenture or the Senior Credit Facilities as of the Issue Date or (B) encumbrances or restrictions that were in effect on the Issue Date with respect to that Restricted Subsidiary pursuant to agreements in effect on the Issue Date; or

(ii) will not materially impair the Issuer’s ability to make payments on the Notes when due or apply only during the continuance of a default under such agreement or instrument,

in the case of each of clauses (17)(i) and (ii), in the good faith judgment of the Board of Directors or senior management of Holdings at the time such encumbrances or restrictions are agreed to; and

(18) any encumbrances or restrictions of the type referred to in Sections 4.11(a)(1), (2) and (3) above imposed by any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of the contracts, instruments or obligations referred to in clauses (b)(1) through (17) above; provided that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are, in the good faith judgment of Holdings, no more restrictive in any material respect with respect to such encumbrance and other restrictions taken as a whole than those prior to such amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing.

SECTION 4.12. Asset Sales.

(a) Holdings will not, and will not permit any Restricted Subsidiary to, consummate an Asset Sale unless:

(1) Holdings or such Restricted Subsidiary, as the case may be, receives consideration at the time of such Asset Sale at least equal to the fair market value of the assets sold or otherwise disposed of as determined at the time the commitment to make such Asset Sale is given; and

(2) at least 75% of the consideration received by Holdings or a Restricted Subsidiary from such Asset Sale, together with the consideration from all other Asset Sales since the Issue Date (on a cumulative basis) received by Holdings or a Restricted Subsidiary, as the case may be, is in the form of cash or Cash Equivalents; provided, that the following shall be deemed to be Cash Equivalents for purposes of this clause (2) and for no other purpose:

(a) the amount of any liabilities (as shown on Holdings’ or such Restricted Subsidiary’s most recent balance sheet or in the footnotes thereto) of Holdings or such Restricted Subsidiary, other than liabilities that are by their terms subordinated to the Notes or any Note Guarantor’s Note Guarantee, that: (i) are assumed by the transferee of any such assets, or (ii) that are otherwise cancelled or terminated in connection with the transaction with such transferee (other than intercompany debt owed to Holdings or its Restricted Subsidiaries) and, in each case, for which Holdings and all of its Restricted Subsidiaries have been validly released by all applicable creditors in writing;

(b) the fair market value at the time of the relevant Asset Sale of any securities, notes or other obligations or assets received by Holdings or such Restricted Subsidiary from such transferee that are converted by Holdings or such Restricted Subsidiary into cash or Cash Equivalents (to the extent of the Cash Equivalents received) within 180 days following the closing of such Asset Sale;

(c) the fair market value at the time of the relevant Asset Sale of any Designated Non-cash Consideration received by Holdings or such Restricted Subsidiary in such Asset Sale having an aggregate fair market value, taken together with all other Designated Non-cash Consideration received pursuant to this clause (c) that is at that time outstanding, not to exceed the greater of (x) $25,000,000 and (y) 2.5% of LTM EBITDA at the time of the receipt of such Designated Non-cash Consideration, with the fair market value of each item of Designated Non-cash Consideration being measured at the time received and without giving effect to subsequent changes in value;

(d) the principal amount of any Indebtedness of any Restricted Subsidiary that ceases to be a Restricted Subsidiary as a result of such Asset Sale (other than intercompany debt owed to Holdings or its Restricted Subsidiaries or debt subordinated to the Notes or Note Guarantees), to the extent that Holdings and each other Restricted Subsidiary are released from any guarantee of payment of the principal amount of such Indebtedness in connection with such Asset Sale, and

(e) the fair market value of property or assets received as consideration in such Asset Sale so long as Holdings and its Restricted Subsidiaries would be permitted to make Investments in such property or assets with the Net Proceeds, if any, of such Asset Sale pursuant to clause (2) of the next paragraph of this covenant.

(b) Within 365 days after the receipt of any Net Proceeds of any Asset Sale, Holdings or such Restricted Subsidiary, at its option, may apply the Net Proceeds from such Asset Sale:

(1) (a) to the extent the assets or property disposed of in the Asset Sale constituted Collateral: to permanently reduce: (i) Obligations under the Notes, (ii) Obligations under the Senior Credit Facilities or (iii) any Additional Equal Priority Obligations, in each case, other than Indebtedness owed to Holdings or a Restricted Subsidiary and to correspondingly reduce commitments with respect thereto;

(b) to the extent the assets or property disposed of in the Asset Sale did not constitute Collateral: (i) to permanently reduce: (A) Obligations under the Notes, (B) Obligations under the Senior Credit Facilities or (C) any Additional Equal Priority Obligations (in the case of each of clause (B) and (C), other than Indebtedness owed to Holdings or a Restricted Subsidiary) and to correspondingly reduce commitments with respect thereto; provided that if Holdings or a Restricted Subsidiary shall repay any Obligations under the Senior Credit Facilities or Additional Equal Priority Obligations pursuant to clause (B) or (C) above, the Issuer shall (x) reduce Obligations under the Notes equally and ratably with any such Obligations under Senior Credit Facilities or Additional Equal Priority Obligations repaid pursuant to this clause (b)(i) as provided under Section 5 of the Notes and/or through open-market purchases (to the extent such purchases are at or above 100% of the principal amount thereof) and/or (y) make an offer (in accordance with the procedures set forth in this Section 4.12) to all Holders to purchase their Notes on a ratable basis at 100% of the principal amount thereof, plus the amount of accrued but unpaid interest, if any, on the amount of Notes to be repurchased, to, but not including, the date of repurchase (which offer shall be deemed to be an Asset Sale Offer for purposes hereof); or (ii) to permanently reduce Obligations under any Senior Indebtedness (other than any Senior Indebtedness referred to in clause (b)(i) above) and to correspondingly reduce commitments with respect thereto; provided, that the Issuer shall (x) reduce Obligations under the Notes equally and ratably with any such Senior Indebtedness repaid pursuant to this clause (b)(ii), as provided under Section 5 of the Notes and/or through open-market purchases (to the extent such purchases are at or above 100.0% of the principal amount thereof) and/or (y) by making an offer (in accordance with the procedures set forth below for an Asset Sale Offer) to all Holders to purchase their Notes on a ratable basis at 100.0% of the principal amount thereof, plus the amount of accrued but unpaid interest, if any, on the amount of Notes to be repurchased, to, but not including, the date of repurchase (which offer shall be deemed to be an Asset Sale Offer for purposes hereof); or

(c) to permanently reduce Indebtedness of a Restricted Subsidiary that is not the Issuer or a Note Guarantor, other than Indebtedness owed to Holdings or another Restricted Subsidiary; or

(2) (a) to make an Acquisition, (b) to make capital expenditures, or (c) to acquire assets; in the case of each of (a), (b) and (c), used or useful in a Similar Business or that replace the businesses and/or assets that are the subject of such Asset Sale;

provided, that, in the case of clause (2) above, a binding commitment shall be treated as a permitted application of the Net Proceeds from the date of such commitment so long as Holdings or a Restricted Subsidiary enters into such commitment with the good faith expectation that such Net Proceeds will be applied to satisfy such commitment within 180 days of such commitment (an “Acceptable Commitment”) and, in the event that any Acceptable Commitment is later cancelled or terminated for any reason before the Net Proceeds are applied in connection therewith, Holdings or such Restricted Subsidiary enters into another Acceptable Commitment (a “Second Commitment”) within 180 days of such cancellation or termination (or, if later, 365 days after the receipt of such Net Proceeds); provided, further, that if any Second Commitment is later cancelled or terminated for any reason before such Net Proceeds are applied, then such Net Proceeds shall constitute Excess Proceeds.

Any Net Proceeds from the Asset Sale that are not invested or applied as provided and within the time period set forth in this Section 4.12(b) (it being understood that any portion of such Net Proceeds used to make an offer to purchase Notes, as described in clause (1)(a) or clause (1)(b) above, will be deemed to have been so applied whether or not such offer is accepted) will be deemed to constitute “Excess Proceeds.” When the aggregate amount of Excess Proceeds exceeds $50,000,000, the Issuer shall make an offer to all Holders and, at the option of the Issuer, to any holders of any other Equal Priority Obligations and/or, to the extent that the assets or property disposed of in the Asset Sale were not Collateral, Indebtedness that is pari passu with the Notes (“Pari Passu Indebtedness” and, such offer, an “Asset Sale Offer”), to purchase the maximum aggregate principal amount of the Notes and such Equal Priority Obligations and/or Pari Passu Indebtedness, as applicable, that is in an amount equal to at least $2,000, or an integral multiple of $1,000 in excess thereof, that may be purchased out of the Excess Proceeds at an offer price in cash in an amount equal to 100.0% of the principal amount thereof (or accreted value thereof, if less), plus accrued and unpaid interest, if any (or, in respect of such Equal Priority Obligations or Pari Passu Indebtedness, as applicable, such lesser price, if any, as may be provided for by the terms of such Equal Priority Obligations or Pari Passu Indebtedness, as applicable), to, but not including, the date fixed for the closing of such offer, in accordance with the procedures described below. The Issuer shall either (a) prior to the date the Issuer is required to commence an Asset Sale Offer in respect of any Excess Proceeds, apply any such Excess Proceeds to the repayment of Secured Indebtedness under the Senior Credit Facilities in effect on the Issue Date (including any incremental Secured Indebtedness borrowed thereunder after the Issue Date) and to correspondingly reduce commitments with respect thereto or (b) include such Secured Indebtedness in the relevant Asset Sale Offer as Equal Priority Obligations and/or Pari Passu Indebtedness in accordance with the foregoing, in each case, to the extent required in order to comply with the terms of such Senior Credit Facilities. The Issuer may satisfy the foregoing obligations with respect to any Net Proceeds from an Asset Sale by making an Asset Sale Offer with respect to such Net Proceeds prior to the expiration of the relevant 365 days (or such longer period provided above) or with respect to Excess Proceeds of $50,000,000 or less.

(c) The Issuer shall commence an Asset Sale Offer with respect to Excess Proceeds within fifteen Business Days after any date that Excess Proceeds exceed $50,000,000 by sending or causing to be sent notice of such Asset Sale Offer by first-class mail, with a copy to the Trustee, to each Holder to the address of such Holder appearing in the security register or, in respect of a global note, electronically or otherwise in accordance with the procedures of the Depositary with the following information:

(1) that such Asset Sale Offer is being made pursuant to the “Asset Sale” covenant;

(2) if applicable, the amount and identity of any Equal Priority Obligations and/or Pari Passu Indebtedness included in such Asset Sale Offer;

(3) the amount of Excess Proceeds available for purchase of Notes and, if applicable, Equal Priority Obligations and/or Pari Passu Indebtedness in such Asset Sale Offer, the purchase price for the Notes and the purchase date, which will be no earlier than 30 days nor later than 60 days from the date such notice is mailed or otherwise sent (the “Asset Sale Payment Date”);

(4) that all Notes in an amount equal to at least $2,000, or an integral multiple of $1,000 in excess thereof, properly tendered and not properly withdrawn pursuant to such Asset Sale Offer, together with, if applicable, any properly tendered and not properly withdrawn Equal Priority Obligations and/or Pari Passu Indebtedness included in such Asset Sale Offer, will be accepted for payment by the Issuer on a pro rata basis up to the amount of Excess Proceeds included in such Asset Sale Offer;

(5) that any Note not properly tendered in accordance with the terms of such Asset Sale Offer, and any Note (or portion thereof) not purchased in such Asset Sale Offer will remain outstanding and continue to accrue interest;

(6) that unless the Issuer defaults in the payment of the Excess Proceeds included in such Asset Sale Offer, all Notes accepted for payment pursuant to such Asset Sale Offer will cease to accrue interest on the relevant Asset Sale Payment Date;

(7) that Holders electing to have any Notes purchased pursuant to such Asset Sale Offer will be required to surrender such Notes, with the form entitled “Option of Holder to Elect Purchase” on the reverse of such Notes completed, to the paying agent specified in the notice at the address specified in the notice prior to the close of business on the third Business Day preceding the relevant Asset Sale Payment Date;

(8) that Holders will be entitled to withdraw their tendered Notes and their election to require the Issuer to purchase such Notes; provided, that the paying agent receives, not later than the close of business on the second Business Day prior to the expiration date of such Asset Sale Offer, a facsimile transmission or letter setting forth the name of the Holder, the principal amount of Notes tendered for purchase, and a statement that such Holder is withdrawing its tendered Notes and its election to have such Notes purchased;

(9) that Holders whose Notes are being purchased only in part in such Asset Sale Offer will be issued new Notes and such new Notes will be equal in principal amount to the purchased portion of the Notes surrendered; and

(10) the other instructions, as determined by the Issuer, consistent with this covenant, that a Holder must follow in order to have its Notes repurchased pursuant to such Asset Sale Offer.

(d) To the extent that the aggregate amount of Notes and, if applicable, such Equal Priority Obligations and/or Pari Passu Indebtedness tendered pursuant to an Asset Sale Offer is less than the Excess Proceeds included therein, the Issuer may use any remaining Excess Proceeds included therein for general corporate purposes, subject to other covenants contained in this Indenture. If the aggregate principal amount of Notes and, if applicable, the Equal Priority Obligations and/or Pari Passu Indebtedness surrendered in an Asset Sale Offer exceeds the amount of Excess Proceeds included therein, the Trustee shall select the Notes to be purchased in the manner described under Sections 3.02 and 3.03 and the Issuer shall select such Equal Priority Obligations and/or Pari Passu Indebtedness to be purchased pursuant to the terms of such Equal Priority Obligations or Pari Passu Indebtedness, as applicable; provided, that as between the Notes and any Equal Priority Obligations and/or Pari Passu Indebtedness, such purchases will be made on a pro rata basis based on the accreted value or principal amount of the Notes or such Equal Priority Obligations and/or Pari Passu Indebtedness tendered with adjustments as necessary so that no Notes or Equal Priority Obligations and/or Pari Passu Indebtedness will be repurchased in part in an unauthorized denomination. Upon completion of any such Asset Sale Offer, the amount of Excess Proceeds that resulted in the Asset Sale Offer shall be reset to zero (regardless of whether there are any remaining Excess Proceeds upon such completion).

(e) Pending the final application of any Net Proceeds pursuant to this covenant, the holder of such Net Proceeds may apply such Net Proceeds temporarily to reduce Indebtedness outstanding under a revolving credit facility, including under the Senior Credit Facilities, or otherwise use such Net Proceeds in any manner not prohibited by this Indenture.

(f) The Issuer shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws or regulations are applicable in connection with the repurchase of the Notes pursuant to an Asset Sale Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Indenture, the Issuer will comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations described in this Indenture by virtue thereof.

(g) The provisions under this Indenture relating to the Issuer’s obligation to make an offer to repurchase the Notes as a result of an Asset Sale may be waived or modified with the written consent of the Holders of a majority in principal amount of the then outstanding Notes.

SECTION 4.13. Information Regarding Collateral. Holdings or the Issuer shall furnish to the Notes Collateral Agent prompt (and in any event within 30 days or such longer period as reasonably agreed to by the Notes Collateral Agent) written notice of any change (i) in the Issuer’s or any Note Guarantor’s legal name (as set forth in its certificate of organization or like document), (ii) in the jurisdiction of incorporation or organization of the Issuer or any Note Guarantor or in the form of its organization or (iii) in the Issuer’s or any Note Guarantor’s organizational identification number to the extent that such party is organized or owns Mortgaged Property in a jurisdiction where its organizational identification number is required to be included in a Uniform Commercial Code financing statement for such jurisdiction.

SECTION 4.14. Effectiveness of Covenants.

(a) If at any time following the Issue Date (i) the Notes have Investment Grade Ratings from both Rating Agencies and (ii) no Default has occurred and is continuing under this Indenture (the occurrence of the events described in the foregoing clauses (i) and (ii) being collectively referred to as a “Covenant Suspension Event” and the date thereof being referred to as the “Suspension Date”) then, beginning on such Suspension Date and continuing until the Reversion Date, the Issuer, Holdings and its Restricted Subsidiaries shall not be subject to the following provisions of this Indenture (collectively, the “Suspended Covenants”): Section 4.06, Section 4.07, Section 4.08, Section 4.09 (but only with respect to any Person that is required to become a Note Guarantor during the Suspension Period), Section 4.11, Section 4.12 and Section 5.01(a)(4).

(b) During a Suspension Period (as defined below), Holdings may not designate any of its Subsidiaries as Unrestricted Subsidiaries pursuant to the second sentence of the definition of “Unrestricted Subsidiary.”

(c) In the event that Holdings and its Restricted Subsidiaries are not subject to the Suspended Covenants under this Indenture for any period of time as a result of the foregoing, and on any subsequent date (the “Reversion Date”) one or both of the Rating Agencies withdraw their Investment Grade Rating or downgrade the rating assigned to the Notes below an Investment Grade Rating, then Holdings and its Restricted Subsidiaries will thereafter again be subject to the Suspended Covenants under this Indenture with respect to future events. The period of time between the Suspension Date and the Reversion Date is referred to as the “Suspension Period.” Additionally, upon the occurrence of a Covenant Suspension Event, the amount of Excess Proceeds from Net Proceeds shall be reset to zero.

(d) Notwithstanding the foregoing, no action taken or omitted to be taken by Holdings or any of its Restricted Subsidiaries or events occurring during a Suspension Period covered by the Suspended Covenants will give rise to a Default or Event of Default under this Indenture with respect to the Notes; provided, that:

(1) with respect to Restricted Payments made after the applicable Reversion Date, the amount available to be made as Restricted Payments will be calculated as though Section 4.07 had been in effect prior to, but not during, the Suspension Period;

(2) all Indebtedness incurred, Disqualified Stock issued or Preferred Stock of Restricted Subsidiaries issued during the Suspension Period will be classified to have been incurred or issued pursuant to Section 4.06(b)(3); provided, that all Indebtedness outstanding on the Reversion Date under the Senior Credit Facilities shall be deemed incurred or issued pursuant to Section 4.06(b)(1) (up to the maximum amount of such Indebtedness that would be permitted to be incurred thereunder as of the Reversion Date and after giving effect to Indebtedness incurred prior to the Suspension Period and outstanding on the Reversion Date);

(3) any Affiliate Transaction entered into after the Reversion Date pursuant to an agreement entered into during any Suspension Period shall be deemed to be permitted pursuant to Section 4.08(b)(7); and

(4) any encumbrance or restriction on the ability of any Restricted Subsidiary that is not the Issuer or a Note Guarantor to take any action described in Section 4.11(a) that becomes effective during any Suspension Period shall be deemed to be permitted pursuant to Section 4.11(b)(1); and

(5) Solely for the purpose of determining the amount of Permitted Liens under Section 4.10 during any Suspension Period and without limiting Holdings’ or any Restricted Subsidiary’s ability to incur Indebtedness or issue Disqualified Stock or Preferred Stock without restriction during any Suspension Period to the extent that calculation in Section 4.10 refers to Section 4.06, such calculations shall be made as though Section 4.06 remained in effect during the Suspension Period.

(e) On and after each Reversion Date, the Issuer and its Subsidiaries shall be permitted to consummate the transactions contemplated by any agreement or commitment entered into during the relevant Suspension Period, so long as such agreement or commitment and such consummation would have been permitted during such Suspension Period.

(f) Holdings shall deliver promptly to the Trustee an Officer’s Certificate notifying it of any such occurrence under this Section 4.14.

SECTION 4.15. Additional Subsidiaries. If (i) any additional Restricted Subsidiary is required to provide a Note Guarantee pursuant to Section 4.09 or (ii) Holdings, at its option, elects to cause a Domestic Subsidiary, or to the extent reasonably acceptable to the Trustee and the Notes Collateral Agent, a Foreign Subsidiary that is a Wholly Owned Subsidiary to become a Subsidiary Guarantor, then Holdings will, substantially concurrently with the execution and delivery of the supplemental indenture providing for such Note Guarantee (or such longer period as may be agreed to by the Trustee and the Notes Collateral Agent in their reasonable discretion), cause such Restricted Subsidiary to satisfy the Collateral and Guarantee Requirement with respect to such Restricted Subsidiary and with respect to any Equity Interest in or Indebtedness of such Restricted Subsidiary owned by or on behalf of the Issuer or any Note Guarantor, in each case to the extent applicable to such Restricted Subsidiary.

SECTION 4.16. Further Assurances.

(a) Holdings will, and will cause the Issuer and each Subsidiary Guarantor to, execute any and all further documents, financing statements, agreements and instruments, and take all such further actions (including the filing and recording of financing statements, fixture filings, mortgages, deeds of trust and other documents), that may be required under any applicable law or that the Trustee or the Notes Collateral Agent may reasonably request, to cause the Collateral and Guarantee Requirement to be and remain satisfied, all at the expense of Holdings, the Issuer and the Subsidiary Guarantors.

(b) If, after the Issue Date, Holdings, the Issuer or any Subsidiary Guarantor creates (or perfects) or is required to create (or perfect) any additional security interest upon any property or asset (other than Excluded Assets) that would constitute Collateral, including any After-Acquired Collateral to secure the Senior Credit Facilities Obligations, unless otherwise agreed to by the Notes Collateral Agent in its reasonable discretion, Holdings will cause such assets to be subjected to a Lien securing the Notes and will take and cause the Issuer and the Subsidiary Guarantors to take, such actions as shall be necessary and reasonably requested by the Notes Collateral Agent to grant and perfect such Liens, including actions described in clause (a) of this Section 4.16 and as required pursuant to the Collateral and Guarantee Requirement, all at the expense of Holdings, the Issuer and the Subsidiary Guarantors and subject to the last paragraph of the definition of the term “Collateral and Guarantee Requirement” under the Credit Agreement. In the event any Material Real Property is required to be mortgaged pursuant to this Section 4.16(b), Holdings, the Issuer and the Subsidiary Guarantors shall be required to comply with the Collateral and Guarantee Requirement (other than with respect to subsection (e)(iii) and clause (a) of this Section 4.16) within 90 days following the acquisition of such Material Real Property or such longer time period as agreed by the Notes Collateral Agent in its reasonable discretion; provided, that in no event shall Holdings, the Issuer or such Subsidiary Guarantor execute and deliver a Mortgage encumbering such Material Real Property until the Senior Credit Facilities Collateral Agent has provided to Holdings, the Issuer or such Subsidiary Guarantor written notice that the flood insurance due diligence is complete.

SECTION 4.17. Real Estate Mortgages. Within 90 days after the Issue Date (or such later date as the Notes Collateral Agent may determine in its sole discretion), Holdings shall deliver or cause the Issuer or such Subsidiary Guarantor that is the record owner of Mortgaged Property granted to the Senior Credit Facilities Collateral Agent to secure the obligations under the Credit Agreement to deliver to the Notes Collateral Agent (a) an executed Mortgage, in full force and effect, to secure the Secured Notes Obligations, (b) a policy or policies of title insurance issued by a nationally recognized title insurance company insuring the lien of each such Mortgage as a valid and enforceable first-priority lien on the real property described therein, free of any liens, other than Permitted Liens (and any other liens acceptable to the Notes Collateral Agent in its sole discretion), as applicable, which policies shall be in form and substance reasonably satisfactory to the Notes Collateral Agent, together with such endorsements, coinsurance and reinsurance as the Notes Collateral Agent may reasonably request and (c) copies of the surveys (together with a no change affidavit or survey update if required by the title insurance company in order to obtain survey coverage), abstracts and appraisals delivered to the Senior Credit Facilities Collateral Agent in connection with the mortgages granted to secure the obligations under the Credit Agreement, and such legal opinions as the Notes Collateral Agent may reasonably request with respect to any such Mortgage or real property pledged as collateral for the Secured Notes Obligations.

ARTICLE 5

SUCCESSOR COMPANY

SECTION 5.01. Merger, Amalgamation, Consolidation or Sale of All or Substantially All Assets.

(a) Neither Holdings nor the Issuer shall merge, amalgamate or consolidate with or into or wind up into (whether or not Holdings or the Issuer, as applicable, is the surviving Person), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets determined on a consolidated basis, in one or more related transactions, to any Person unless:

(1) Holdings or the Issuer, as applicable, is the surviving Person or the Person formed by or surviving any such merger, amalgamation or consolidation (if other than Holdings or the Issuer, as applicable) or to which such sale, assignment, transfer, lease, conveyance or other disposition will have been made, is a Person organized or existing under the laws of the United States, any state thereof, the District of Columbia, or any territory thereof (such Person, as the case may be, being herein called the “Successor Company”); provided that in the case where the surviving Person is not a corporation, a co-obligor of the Notes is a corporation;

(2) the Successor Company (if other than Holdings or the Issuer, as applicable) expressly assumes all the obligations of Holdings or the Issuer, as applicable, under its Note Guarantee (in the case of Holdings), the Notes (in the case of the Issuer), this Indenture, the Equal Priority Intercreditor Agreement and the applicable Security Documents pursuant to supplemental indentures, joinders or other documents or instruments;

(3) immediately after such transaction, no Default exists;

(4) immediately after giving Pro Forma Effect to such transaction and any related financing transactions, as if such transactions had occurred at the beginning of the applicable Test Period, (i) the Successor Company would be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Ratio Test, or (ii) the Interest Coverage Ratio for the Successor Company would be equal to or greater than the Interest Coverage Ratio for the Issuer immediately prior to such transaction;

(5) if the Successor Company is not Holdings or the Issuer, each Note Guarantor, unless it is the other party to the transactions described above, in which case clause (2) above shall apply, shall have by supplemental indenture confirmed that its Note Guarantee shall apply to such Person’s obligations under this Indenture and the Notes; and

(6) the Issuer shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that such consolidation, amalgamation, merger or transfer and such supplemental indentures, if any, comply with this Indenture.

This Section 5.01(a) shall not apply to any sale, assignment, lease, conveyance, transfer or other disposition by the Issuer of all or part of its properties and assets to any Note Guarantor.

Section 5.01(a)(3) and (4) shall not apply in the event that (i) any Restricted Subsidiary merges, amalgamates or consolidates with or into or winds up into or sells, assigns, leases, conveys, transfers or otherwise disposes of all or part of its properties and assets to Holdings or (ii) Holdings consolidates with, amalgamates with or merges with or into, or winds up into an Affiliate of Holdings solely for the purpose of reincorporating Holdings in the United States, any state thereof, the District of Columbia or any territory thereof so long as the amount of Indebtedness of Holdings and its Restricted Subsidiaries is not increased thereby.

(b) The Successor Company shall succeed to, and be substituted for Holdings or the Issuer, as the case may be, under this Indenture, the Notes, the Equal Priority Intercreditor Agreement and the applicable Security Documents, and in such event Holdings or the Issuer, as applicable, shall automatically be released from its obligations thereunder (other than in connection with any consolidation, amalgamation, lease or merger). The sale, assignment, conveyance, transfer, lease or other disposition of all or substantially all of the properties and assets of one or more Subsidiaries of Holdings, which properties and assets, if held by Holdings instead of such Subsidiaries, would constitute all or substantially all of the properties and assets of Holdings on a consolidated basis, shall be deemed to be the disposition of all or substantially all of the properties and assets of Holdings.

(c) Subject to the provisions of Section 10.06 and the Security Documents, no Subsidiary Guarantor will, and Holdings shall not permit any such Subsidiary Guarantor to, merge, amalgamate or consolidate with or into or wind up into (whether or not such Subsidiary Guarantor is the surviving Person), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets, in one or more related transactions, to any Person unless (i) (A) such Subsidiary Guarantor is the surviving Person or the Person formed by or surviving any such merger, amalgamation or consolidation (if other than such Subsidiary Guarantor) or to which such sale, assignment, transfer, lease, conveyance or other disposition will have been made is a Person organized or existing under the laws of the jurisdiction of organization of such Subsidiary Guarantor, as applicable, or the laws of the United States, any state thereof, the District of Columbia, or any territory thereof (such Subsidiary Guarantor or such Person, as the case may be, being herein called the “Successor Person”); (B) the Successor Person, if other than such Subsidiary Guarantor, expressly assumes all the obligations of such

Subsidiary Guarantor under this Indenture, such Subsidiary Guarantor’s related Note Guarantee, the Equal Priority Intercreditor Agreement and the applicable Security Documents pursuant to supplemental indentures, joinders or other documents or instruments; (C) immediately after such transaction, no Default exists; and (D) the Issuer shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that such merger, amalgamation, consolidation or transfer and such supplemental indentures, if any, comply with this Indenture; or (ii) such Subsidiary Guarantor’s Note Guarantee will be released concurrently with such transactions pursuant to Section 10.06 and the Security Documents.

(d) Notwithstanding the foregoing, any Subsidiary Guarantor may:

(1) merge, amalgamate or consolidate with or into, wind up into or sell, assign, transfer, lease, convey or otherwise dispose of all or part of its properties and assets to Holdings, the Issuer or another Subsidiary Guarantor;

(2) merge with an Affiliate of Holdings or the Issuer solely for the purpose of reincorporating the Subsidiary Guarantor in the United States, any state thereof, the District of Columbia or any territory thereof; or

(3) convert into a corporation, partnership, limited partnership, limited liability company or trust organized or existing under the laws of the jurisdiction of organization of such Subsidiary Guarantor.

ARTICLE 6

DEFAULTS AND REMEDIES

SECTION 6.01. Events of Default.

(a) Any one of the following shall be an “Event of Default”:

(1) a default in payment when due and payable, upon redemption, acceleration or otherwise, of principal of, or premium, if any, on the Notes;

(2) a default for 30 days or more in the payment when due of interest on or with respect to the Notes;

(3) the failure by the Issuer or any Note Guarantor for 60 days after receipt of written notice given by the Trustee or the Holders of not less than 30% in principal amount of the then outstanding Notes to comply with any of its obligations, covenants or agreements (other than a default referred to in clause (1) or (2) above) contained in this Indenture or the Notes;

(4) default under any mortgage, indenture or instrument under which there is issued or by which there is secured or evidenced any Indebtedness for money borrowed by Holdings or any of its Restricted Subsidiaries or the payment of which is guaranteed by Holdings or any of its Restricted Subsidiaries, other than Indebtedness owed to Holdings or a Restricted Subsidiary, whether such Indebtedness or Note Guarantee now exists or is created after the issuance of the Notes, if both:

(i) such default either results from the failure to pay any principal of such Indebtedness at its stated final maturity (after giving effect to any applicable grace periods) or relates to an obligation other than the obligation to pay principal of any such Indebtedness at its stated final maturity and results in the holder or holders of such Indebtedness causing such Indebtedness to become due prior to its stated maturity; and

(ii) the principal amount of such Indebtedness, together with the principal amount of any other such Indebtedness in default for failure to pay principal at its stated final maturity (after giving effect to any applicable grace periods), or the maturity of which has been so accelerated, aggregate $100,000,000 or more at any one time outstanding;

(5) failure by Holdings, the Issuer or any Significant Subsidiary (or any group of Restricted Subsidiaries that taken together (as of the latest consolidated financial statements of Holdings made available to the Holders) would constitute a Significant Subsidiary) to pay final judgments aggregating in excess of $100,000,000 (net of amounts covered by insurance policies issued by reputable insurance companies), which final judgments remain unpaid, undischarged, unwaived and unstayed for a period of more than 90 days after such judgment becomes final, and in the event such judgment is covered by insurance, an enforcement proceeding has been commenced by any creditor upon such judgment or decree which is not promptly stayed;

(6) (A) Holdings, the Issuer or any Significant Subsidiary pursuant to or within the meaning of any Bankruptcy Law:

(i) commences a voluntary case;

(ii) consents to the entry of an order for relief against it in an involuntary case;

(iii) consents to the appointment of a Custodian of it or for any substantial part of its property;

(iv) makes a general assignment for the benefit of its creditors; or

(v) takes any comparable action under any foreign laws relating to insolvency;

(B) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(i) is for relief against Holdings, Issuer, any Subsidiary Guarantor or any Significant Subsidiary in an involuntary case;

(ii) appoints a Custodian of Holdings, the Issuer, any Subsidiary Guarantor or any Significant Subsidiary or for any substantial part of its property; or

(iii) orders the winding up or liquidation of Holdings, the Issuer, any Subsidiary Guarantor or any Significant Subsidiary;

or any similar relief is granted under any foreign laws and the order or decree remains unstayed and in effect for 60 days;

(7) the Note Guarantee of Holdings or any Significant Subsidiary (or any group of Restricted Subsidiaries that taken together (as of the latest consolidated financial statements of Holdings made available to the Holders) would constitute a Significant Subsidiary) shall for any reason cease to be in full force and effect or be declared null and void in a final non-appealable judgment of a court of competent jurisdiction or any responsible officer of any Note Guarantor that is a Significant Subsidiary (or the responsible officers of any group of Restricted Subsidiaries that taken together (as of the latest consolidated financial statements of Holdings made available to the Holders) would constitute a Significant Subsidiary), as the case may be, denies that it has any further liability under its Note Guarantee or gives notice to such effect, other than by reason of the termination of this Indenture or the release of any such Note Guarantee in accordance with this Indenture;

(8) (i) the Liens created by the Security Documents shall at any time not constitute a valid and perfected Lien on any material portion of the Collateral intended to be covered thereby (unless perfection is not required by this Indenture or the applicable Security Documents), with the priority required by this Indenture and the applicable Security Documents, other than (A) in accordance with the terms of this Indenture and the applicable Security Documents, (B) the satisfaction in full of all Obligations under this Indenture, (C) any loss of perfection that results from the failure of the Controlling Collateral Agent or Notes Collateral Agent to maintain possession of stock certificates, promissory notes or other instruments delivered to it representing securities pledged under the Security Documents or to file Uniform Commercial Code continuation financing statements or (D) as to Collateral consisting of Material Real Property to the extent such losses are covered by a Secured Notes Secured Party’s title insurance policy and such insurer has not denied coverage and (ii) such default continues for 30 days after receipt of written notice given by the Trustee or the Holders of not less than 30% in aggregate principal amount of the then outstanding Notes; or

(9) Holdings, the Issuer or any Subsidiary Guarantor that is a Significant Subsidiary (or any group of Restricted Subsidiaries that taken together (as of the latest consolidated financial statements of Holdings made available to the Holders) would constitute a Significant Subsidiary) shall assert in writing that any security interest in any material Security Document is invalid or unenforceable (other than by reason of the satisfaction in full of all obligations under this Indenture and discharge of this Indenture, the release of the Note Guarantee of Holdings or such Note Guarantor in accordance with the terms of this Indenture or the release of such security interest in accordance with the terms of this Indenture and the Security Documents).

The foregoing shall constitute Events of Default whatever the reason for any such Event of Default and whether it is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body.

The term “Custodian” means any receiver, trustee, assignee, liquidator, custodian or similar official under any Bankruptcy Law.

Holdings shall deliver to the Trustee, within 30 days after the occurrence thereof, written notice in the form of an Officer’s Certificate of any event which is, or with the giving of notice or the lapse of time or both would become, an Event of Default, its status and what action Holdings is taking or proposes to take with respect thereto.

(b) Any Event of Default specified in Section 6.01(a)(4), and all consequences thereof (excluding any resulting payment default, other than as a result of acceleration of the Notes), shall be annulled, waived and rescinded, automatically and without any action by the Trustee or the Holders, if within 20 days after such Event of Default arose:

(1) the Indebtedness or guarantee that is the basis for such Event of Default has been discharged;

(2) holders thereof have rescinded or waived the acceleration, notice or action, as the case may be, giving rise to such Event of Default; or

(3) the default that is the basis for such Event of Default has been cured or is no longer continuing.

SECTION 6.02. Acceleration.

If any Event of Default (other than of a type specified in Section 6.01(a)(6) with respect to Holdings or the Issuer) occurs and is continuing, the Trustee or the Holders of at least 30% in principal amount of the then total outstanding Notes may, by notice to the Issuer, declare the principal, premium, if any, interest and any other monetary obligations on all the then outstanding Notes to be immediately due and payable. In the case of an Event of Default arising under Section 6.10(a)(6) with respect to Holdings or the Issuer, all outstanding Notes will become immediately due and payable without further action or notice.

SECTION 6.03. Other Remedies.

If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal of or interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture.

The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative to the extent permitted by law.

SECTION 6.04. Waiver of Past Defaults.

The Holders of a majority in aggregate principal amount of the then outstanding Notes by written notice to the Trustee may waive any existing Default and its consequences under this Indenture and the Security Documents (except a continuing Default in the payment of interest on, premium, if any, or the principal of any Note held by a non-consenting Holder that is due and payable other than by reason of acceleration of the Notes) and rescind any acceleration with respect to the Notes and its consequences on behalf of the Holders of all of the Notes, except if such rescission would conflict with any judgment of a court of competent jurisdiction.

SECTION 6.05. Control by Majority.

Subject to the Equal Priority Intercreditor Agreement, the Holders of a majority in principal amount of the total outstanding Notes are given the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or the Notes Collateral Agent, as applicable, or of exercising any trust or power conferred on the Trustee or the Notes Collateral Agent. The Trustee or the Notes Collateral Agent, as applicable, however, may refuse to follow any direction that conflicts with law or this Indenture. Subject to the provisions of this Indenture relating to the duties of the Trustee and the Notes Collateral Agent hereunder, if an Event of Default occurs and is continuing, the Trustee or the Notes Collateral Agent, as applicable, will be under no obligation to exercise any of the rights or powers under this Indenture at the request or direction of any of the Holders unless the Holders have offered to the Trustee or the Notes Collateral Agent, as applicable, indemnity or security reasonably satisfactory to the Trustee against any loss, liability or expense. If an Event of Default occurs and is continuing, the Trustee or the Notes Collateral Agent, as applicable, may use any sums that it holds under this Indenture for its own reasonable compensation and expenses incurred prior to paying any sums to the holders of Notes.

SECTION 6.06. Limitation on Suits.

Subject to the Equal Priority Intercreditor Agreement, and except to enforce the right to receive payment of principal, premium (if any) or interest when due, no Holder may pursue any remedy with respect to this Indenture or the Notes unless:

(1) such Holder has previously given the Trustee written notice that an Event of Default is continuing;

(2) Holders of at least 30% in principal amount of the total outstanding Notes have requested in writing the Trustee to pursue the remedy;

(3) Holders of the Notes have offered the Trustee security or indemnity reasonably satisfactory to it against any loss, liability or expense;

(4) the Trustee has not complied with such request within 60 days after the receipt thereof and the offer of security or indemnity; and

(5) Holders of a majority in principal amount of the total outstanding Notes have not given the Trustee a direction inconsistent with such written request within such 60-day period.

A Holder may not use this Indenture to prejudice the rights of another Holder or to obtain a preference or priority over another Holder (it being understood that the Trustee does not have an affirmative duty to ascertain whether or not such actions or forbearances are unduly prejudicial to such Holders). In the event that the Definitive Notes are not issued to any beneficial owner promptly after the Registrar has received a request from the Holder of a Global Note to issue such Definitive Notes to such beneficial owner or its nominee, the Issuer expressly agrees and acknowledges, with respect to the right of any Holder to pursue a remedy pursuant to this Indenture, the right of such beneficial holder of Notes to pursue such remedy with respect to the portion of the Global Note that represents such beneficial holder’s Notes as if such Definitive Notes had been issued.

SECTION 6.07. Rights of Holders to Receive Payment.

Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of principal of and interest on the Notes held by such Holder, on or after the respective due dates expressed or provided for in the Notes, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

SECTION 6.08. Collection Suit by Trustee.

If an Event of Default specified in Section 6.01(a) or (b) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Issuer or any other obligor on the Notes for the whole amount then due and owing (together with interest on overdue principal and (to the extent lawful) on any unpaid interest at the rate provided for in the Notes) and the amounts provided for in Section 7.07.

SECTION 6.09. Trustee May File Proofs of Claim.

The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee and the Holders allowed in any judicial proceedings relative to the Issuer, any Subsidiary or Subsidiary Guarantor, their creditors or their property and, unless prohibited by law or applicable regulations, may vote on behalf of the Holders in any election of a trustee in bankruptcy or other Person performing similar functions, and any Custodian in any such judicial proceeding is hereby authorized by each Holder to make payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and its counsel, and any other amounts due the Trustee under Section 7.07.

SECTION 6.10. Priorities.

Subject to the provisions of the Equal Priority Intercreditor Agreement and the Security Documents, if the Trustee collects any money or property pursuant to this Article 6, it shall pay out the money or property in the following order:

  FIRST: to the Trustee for amounts due under this Indenture;

  SECOND: to the Notes Collateral Agent for amounts due under this Indenture;

  THIRD: to Holders for amounts due and unpaid on the Notes for principal and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal and interest, respectively; and

  FOURTH: to the Issuer or to such party as a court of competent jurisdiction shall direct, including a Note Guarantor, if applicable.

The Trustee may fix a record date and payment date for any payment to Holders pursuant to this Section 6.10. At least 15 days before such record date, the Trustee shall mail to each Holder and the Issuer a notice that states the record date, the payment date and amount to be paid.

SECTION 6.11. Undertaking for Costs.

In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.07 or a suit by Holders of more than 10% in aggregate principal amount of the Notes.

SECTION 6.12. Waiver of Stay or Extension Laws.

Neither the Issuer nor any Note Guarantor (to the extent it may lawfully do so) shall at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Issuer and each Note Guarantor (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and shall not hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law had been enacted.

ARTICLE 7

TRUSTEE

SECTION 7.01. Duties of Trustee.

(a) If an Event of Default has occurred and is continuing, the Trustee shall exercise the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.

(b) Except during the continuance of an Event of Default:

(i) the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(ii) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).

(c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

(i) this paragraph does not limit the effect of paragraph (b) of this Section 7.01;

(ii) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer unless it is proved that the Trustee was negligent in ascertaining the pertinent facts;

(iii) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05; and

(iv) no provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur financial or other liability or expense in the performance of any of its duties hereunder or in the exercise of any of its rights or powers hereunder, if it shall have reasonable grounds to believe that repayment of such funds or expense or adequate indemnity against such risk or liability is not reasonably assured to it.

(d) Every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b) and (c) of this Section 7.01.

(e) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Issuer.

(f) Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

SECTION 7.02. Rights of Trustee.

(a) The Trustee may rely on any document believed by it to be genuine and to have been signed or presented by the proper person. The Trustee need not investigate any fact or matter stated in the document.

(b) Before the Trustee acts or refrains from acting, it may require an Officer’s Certificate or an Opinion of Counsel or both. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on the Officer’s Certificate or Opinion of Counsel.

(c) The Trustee may act through agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

(d) The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers; provided, however, that the Trustee’s conduct does not constitute willful misconduct or negligence.

(e) The Trustee may consult with counsel of its selection, and the advice or opinion of counsel with respect to legal matters relating to this Indenture and the Notes shall be full and complete authorization and protection from liability in respect of any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

(f) The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond, debenture, note or other paper or document unless requested in writing to do so by the Holders of not less than a majority in principal amount of the Notes at the time outstanding, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Issuer, personally or by agent or attorney at the sole cost of the Issuer and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation.

(g) If an Event of Default occurs and is continuing, the Trustee may use any sums that it holds under this Indenture for its own reasonable compensation and expenses incurred prior to paying any sums to the Holders.

(h) In no event shall the Trustee be responsible or liable for any special, indirect, punitive, incidental or consequential loss or damage of any kind whatsoever (including, but not limited to, lost profits) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

(i) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders, unless such Holders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses, and liabilities which might be incurred by it in compliance with such request or direction.

(j) In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, pandemics, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God and interruptions, loss or malfunctions of utilities, communications or computer (software or hardware) services.

SECTION 7.03. Individual Rights of Trustee.

The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Issuer or its Affiliates with the same rights it would have if it were not Trustee. Any Paying Agent or Registrar may do the same with like rights. However, the Trustee must comply with Section 7.10.

SECTION 7.04. Trustee’s Disclaimer.

The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture, any Note Guarantee or the Notes, it shall not be accountable for the Issuer’s use of the proceeds from the Notes, and it shall not be responsible for any statement of the Issuer or any Note Guarantor in this Indenture, the Equal Priority Intercreditor Agreement, the Security Documents or in any document issued in connection with the sale of the Notes or in the Notes other than the Trustee’s certificate of authentication. The Trustee shall not be charged with knowledge of any Default or Event of Default or of the identity of any Significant Subsidiary unless either (a) a Responsible Officer shall have actual knowledge thereof or (b) a Responsible Officer shall have received written notice thereof in accordance with Section 13.02 hereof from the Issuer, any Note Guarantor or any Holder.

SECTION 7.05. Notice of Defaults.

If a Default occurs and is continuing and the Trustee receives written notice thereof, the Trustee shall deliver to each Holder notice of such Default within 90 days of; provided that, except in the case of a Default relating to the payment of principal, premium, if any, or interest on the Notes, the Trustee may withhold such notice if and so long as it determines that withholding such notice is in their interest.

SECTION 7.06. [Intentionally Omitted].

SECTION 7.07. Compensation and Indemnity.

The Issuer shall pay to the Trustee from time to time such reasonable compensation for its services as mutually agreed to in writing. The Trustee’s compensation shall not be limited by any law on compensation of a trustee of an express trust. The Issuer shall reimburse the Trustee upon request for all reasonable out-of-pocket expenses incurred or made by it, including costs of collection, in addition to the compensation for its services. Such expenses shall include the reasonable compensation and expenses, disbursements and advances of the Trustee’s agents, counsel, accountants and experts. The Issuer and each Note Guarantor, jointly and severally shall indemnify the Trustee against any and all loss, liability, claim (whether asserted by the Issuer, or any Holder or any other Person) or expense (including reasonable attorneys’ fees) paid or incurred by or in connection with the administration of this trust, the enforcement of this Indenture (including this Section 7.07) and the performance of its duties hereunder. The Trustee shall notify the Issuer of any claim for which it may seek indemnity promptly upon obtaining actual knowledge thereof; provided, however, that any such failure to notify the Issuer shall not relieve the Issuer or any Note Guarantor of its indemnity obligations hereunder. The Issuer shall defend the claim and the indemnified party shall provide reasonable cooperation at the Issuer’s expense in the defense. Such indemnified parties may have separate counsel and the Issuer and the Note Guarantors, as applicable shall pay the fees and expenses of such counsel. The Issuer need not reimburse any expense or indemnify against any loss, liability or expense incurred by an indemnified party through such party’s own willful misconduct, negligence or bad faith.

To secure the Issuer’s payment obligations in this Section 7.07, the Trustee shall have a lien prior to the Notes on all money or property held or collected by the Trustee other than money or property held in trust to pay principal of and interest, if any, on particular Notes.

The Issuer’s payment obligations pursuant to this Section 7.07 shall survive the satisfaction or discharge of this Indenture, any rejection or termination of this Indenture under any bankruptcy law or the resignation or removal of the Trustee. Without prejudice to any other rights available to the Trustee under applicable law, when the Trustee incurs expenses after the occurrence of a Default specified in Section 6.01(a)(6) with respect to the Issuer, the expenses are intended to constitute expenses of administration under the Bankruptcy Law.

SECTION 7.08. Replacement of Trustee.

(a) The Trustee may resign at any time by so notifying the Issuer. The Holders of a majority in principal amount of the Notes may remove the Trustee by so notifying the Trustee and may appoint a successor Trustee. The Issuer shall remove the Trustee if:

(i) the Trustee fails to comply with Section 7.10;

(ii) the Trustee is adjudged bankrupt or insolvent;

(iii) a receiver or other public officer takes charge of the Trustee or its property; or

(iv) the Trustee otherwise becomes incapable of acting.

(b) If the Trustee resigns, is removed by the Issuer or by the Holders of a majority in principal amount of the Notes and such Holders do not reasonably promptly appoint a successor Trustee, or if a vacancy exists in the office of Trustee for any reason (the Trustee in such event being referred to herein as the retiring Trustee), the Issuer shall promptly appoint a successor Trustee.

(c) A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Issuer. Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Holders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided for in Section 7.07.

(d) If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee or the Holders of 10% in principal amount of the Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.

(e) If the Trustee fails to comply with Section 7.10, any Holder who has been a bona fide holder of a Note for at least six months may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

(f) Notwithstanding the replacement of the Trustee pursuant to this Section 7.08, the Issuer’s obligations under Section 7.07 shall continue for the benefit of the retiring Trustee.

SECTION 7.09. Successor Trustee by Merger.

If the Trustee consolidates with, merges or converts into, or transfers all or substantially all its corporate trust business or assets to, another corporation or banking association, the resulting, surviving or transferee corporation without any further act shall be the successor Trustee.

In case at the time such successor or successors by merger, conversion or consolidation to the Trustee shall succeed to the trusts created by this Indenture any of the Notes shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor trustee, and deliver such Notes so authenticated; and in case at that time any of the Notes shall not have been authenticated, any successor to the Trustee may authenticate such Notes either in the name of any predecessor hereunder or in the name of the successor to the Trustee; and in all such cases such certificates shall have the full force which it is anywhere in the Notes or in this Indenture provided that the certificate of the Trustee shall have.

SECTION 7.10. Eligibility; Disqualification.

There shall at all times be a Trustee hereunder that is a Person organized and doing business under the laws of the United States of America or of any state thereof that is authorized under such laws to exercise corporate trust powers and that is subject to supervision or examination by federal or state authorities. The Trustee shall have a combined capital and surplus of at least $100,000,000 as set forth in its most recent published annual report of condition.

SECTION 7.11. [Intentionally Omitted].

SECTION 7.12. Security Documents; Equal Priority Intercreditor Agreement.

By their acceptance of the Notes, the Holders hereby authorize and direct the Trustee and Notes Collateral Agent, as the case may be, to execute and deliver each of the Security Documents and the Equal Priority Intercreditor Agreement to which the Trustee or the Notes Collateral Agent, as applicable, is to be a party, including any intercreditor agreement or Security Documents executed on or after the Issue Date and any amendments, joinders or supplements to any intercreditor agreement or Security Document permitted by this Indenture. It is hereby expressly acknowledged and agreed that, in doing so, the Trustee and the Notes Collateral Agent are not responsible for the terms or contents of such agreements, or for the validity or enforceability thereof, or the sufficiency thereof for any purpose. Whether or not so expressly stated therein, in entering into, or taking (or forbearing from) any action under, any intercreditor agreement or any other Security Document, the Trustee and the Notes Collateral Agent each shall have all of the rights, privileges, benefits, immunities, indemnities and other protections granted to it under this Indenture (in addition to those that may be granted to it under the terms of such other agreement or agreements).

ARTICLE 8

LEGAL DEFEASANCE AND COVENANT DEFEASANCE

SECTION 8.01. Option to Effect Legal Defeasance and Covenant Defeasance.

The Issuer may, at its option and at any time, elect to have either Section 8.02 or 8.03 applied to all outstanding Notes upon compliance with the conditions set forth below in this Article 8.

SECTION 8.02. Legal Defeasance and Discharge.

Upon the Issuer’s exercise under Section 8.01 of the option applicable to this Section 8.02, the Issuer and the Note Guarantors shall, subject to the satisfaction of the conditions set forth in Section 8.04, be deemed to have been discharged from their Obligations with respect to all outstanding Notes, this Indenture, the applicable Security Documents, the Equal Priority Intercreditor Agreement and the Note Guarantees on the date the conditions set forth below are satisfied (“Legal Defeasance”). For this purpose, Legal Defeasance means that the Issuer shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Notes, which shall thereafter be deemed to be “outstanding” only for the purposes of Section 8.05 and the other sections of this Indenture referred to in clauses (a) and (b) below, and to have satisfied all its other Obligations under such Notes and this Indenture, the applicable Security Documents and the Equal Priority Intercreditor Agreement, and to have the Obligations of each of the Note Guarantors discharged with respect to its Note Guarantee, and to have Liens on the Collateral securing the Notes released (and the Trustee, on demand of and at the expense of the Issuer, shall execute proper instruments acknowledging the same) and to have cured all then existing Events of Default, except for the following provisions which shall survive until otherwise terminated or discharged under this Indenture.

(a) the rights of Holders to receive payments in respect of the principal of, penalty, premium, if any, and interest on the Notes when such payments are due solely out of the trust created pursuant to this Indenture referred to in Section 8.04;

(b) the Issuer’s obligations with respect to Notes concerning issuing temporary Notes, registration of such Notes, mutilated, destroyed, lost or stolen Notes and the maintenance of an office or agency for payment and money for security payments held in trust;

(c) the rights, powers, trusts, duties and immunities of the Trustee and the Notes Collateral Agent, and the Issuer’s obligations in connection therewith; and

(d) this Section 8.02.

Subject to compliance with this Article 8, the Issuer may exercise its option under this Section 8.02 notwithstanding the prior exercise of its option under Section 8.03.

SECTION 8.03. Covenant Defeasance.

Upon the Issuer’s exercise under Section 8.01 of this Indenture of the option applicable to this Section 8.03, the Issuer and the Note Guarantors shall, subject to the satisfaction of the conditions set forth in Section 8.04, be released from their obligations under the covenants contained in Sections 4.01, 4.02, 4.03, 4.04, 4.06, 4.07, 4.08, 4.09, 4.10, 4.11, 4.12 and 4.15 and Sections 5.01(a)(3), (4) and (6), Section 5.01(b) and Section 5.01(c) with respect to the outstanding Notes on and after the date the conditions set forth in Section 8.04 are satisfied (“Covenant Defeasance”), and the Notes shall thereafter be deemed not “outstanding” for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed “outstanding” for all other purposes of this Indenture (it being understood that such Notes shall not be deemed outstanding for accounting purposes). For this purpose, Covenant Defeasance means that, with respect to the outstanding Notes, the Issuer and its Restricted Subsidiaries may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default, but, except as specified above, the remainder of this Indenture and such Notes shall be unaffected thereby. In addition, upon the Issuer’s exercise under Section 8.01 of the option applicable to this Section 8.03, subject to the satisfaction of the conditions set forth in Section 8.04, Sections 6.01(a)(3), 6.01(a)(4), 6.01(a)(5), 6.01(a)(6) (solely with respect to Restricted Subsidiaries that are Significant Subsidiaries and any group of Restricted Subsidiaries that taken together would constitute a Significant Subsidiary), 6.01(a)(7), 6.01(a)(8) and 6.01(a)(9) shall not constitute Events of Default.

SECTION 8.04. Conditions to Defeasance.

(a) The Issuer may exercise Legal Defeasance or Covenant Defeasance only if:

  (1) the Issuer must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders, cash in U.S. dollars, U.S. dollar-denominated Government Securities, or a combination thereof, in such amounts and with such maturities as will be sufficient, without consideration of any reinvestment of interest, in the opinion of a nationally recognized firm of independent public accountants, investment bank or appraisal firm, to pay:

(a) the principal of, premium, if any, and interest due on the Notes on the stated maturity date or on a specified Redemption Date, as the case may be, and

(b) if applicable, interest due on the Notes on any intervening interest payment date, and the Issuer must specify whether such Notes are being defeased to maturity or to a specified redemption date; provided, that upon any redemption that requires the payment of the Applicable Premium, the amount deposited shall be sufficient for purposes of this Indenture to the extent that an amount is deposited with the Trustee equal to the Applicable Premium calculated as of the date of deposit, with any deficit as of the date of redemption (any such amount, the “Applicable Premium Deficit”) required to be deposited with the Trustee on or prior to the date of redemption. Any Applicable Premium Deficit shall be set forth in an Officer’s Certificate delivered to the Trustee simultaneously with the deposit of such Applicable Premium Deficit that confirms that such Applicable Premium Deficit shall be applied toward such redemption.

  (2) in the case of Legal Defeasance, the Issuer shall have delivered to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that:

(a) the Issuer has received from, or there has been published by, the United States Internal Revenue Service a ruling, or

(b) since the issuance of the Notes, there has been a change in the applicable U.S. federal income tax law,

in the case of clause (i) or (ii) to the effect that, and based thereon such Opinion of Counsel shall confirm that, the beneficial owners of the Notes will not recognize income, gain or loss for U.S. federal income tax purposes, as applicable, as a result of such Legal Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

(3) in the case of Covenant Defeasance, the Issuer shall have delivered to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that, the beneficial owners of the Notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Covenant Defeasance and will be subject to such tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(4) no Default (other than that resulting from borrowing funds to be applied to make such deposit and any similar and simultaneous deposit relating to other Indebtedness and, in each case, the granting of Liens in connection therewith) shall have occurred and be continuing on the date of such deposit;

(5) such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under the Senior Credit Facilities or any other material agreement, instrument or documents (other than this Indenture) to which, the Issuer or any Note Guarantor is a party or by which the Issuer or any Note Guarantor is bound (other than that resulting from any borrowing of funds to be applied to make the deposit required to effect such Legal Defeasance or Covenant Defeasance and any similar and simultaneous deposit relating to other Indebtedness, and, in each case, the granting of Liens in connection therewith);

(6) the Issuer shall have delivered to the Trustee an Officer’s Certificate stating that the deposit was not made by the Issuer with the intent of defeating, hindering, delaying or defrauding any creditors of the Issuer or any Note Guarantor or others; and

(7) the Issuer shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel each stating that all conditions precedent provided for or relating to the Legal Defeasance or the Covenant Defeasance, as the case may be, have been complied with.

SECTION 8.05. Application of Trust Money.

The Trustee shall hold in trust money or U.S. Government Obligations deposited with it pursuant to this Article 8. It shall apply the deposited money and the money from U.S. Government Obligations through the Paying Agent and in accordance with this Indenture to the payment of principal of and interest on the Notes.

SECTION 8.06. Repayment to Issuer.

The Trustee and the Paying Agent shall promptly turn over to the Issuer upon request any money or U.S. Government Obligations held by it as provided in this Article 8 which, in the written opinion of nationally recognized firm of independent public accountants delivered to the Trustee (which delivery shall only be required if U.S. Government Obligations have been so deposited), are in excess of the amount thereof which would then be required to be deposited to effect an equivalent discharge or defeasance in accordance with this Article 8.

Subject to any applicable abandoned property law, the Trustee and the Paying Agent shall pay to the Issuer upon written request any money held by them for the payment of principal or interest that remains unclaimed for two years, and, thereafter, Holders entitled to the money must look to the Issuer for payment as general creditors, and the Trustee and the Paying Agent shall have no further liability with respect to such monies.

SECTION 8.07. Indemnity for Government Obligations.

The Issuer shall pay and shall indemnify the Trustee against any tax, fee or other charge imposed on or assessed against deposited U.S. Government Obligations or the principal and interest received on such U.S. Government Obligations.

SECTION 8.08. Reinstatement.

If the Trustee or Paying Agent is unable to apply any money or U.S. Government Obligations in accordance with this Article 8 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Issuer’s obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to this Article 8 until such time as the Trustee or Paying Agent is permitted to apply all such money or U.S. Government Obligations in accordance with this Article 8; provided, however, that, if the Issuer has made any payment of principal of or interest on, any Notes because of the reinstatement of its obligations, the Issuer shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money or U.S. Government Obligations held by the Trustee or Paying Agent.

ARTICLE 9

AMENDMENTS

SECTION 9.01. Without Consent of Holders. Notwithstanding Section 9.02, the Issuer, any Note Guarantor (with respect to a Note Guarantee, this Indenture, the Equal Priority Intercreditor Agreement or the Security Documents to which it is a party, except that no existing Subsidiary Guarantor will be required to execute any amended or supplemental Indenture that solely relates to changes described in Section 9.01(7)), the Trustee and the Notes Collateral Agent may amend or supplement this Indenture, the Notes, any Note Guarantee, the Equal Priority Intercreditor Agreement or the Security Documents without the consent of any Holder:

(1) to cure any ambiguity, omission, mistake, defect or inconsistency;

(2) to provide for uncertificated Notes in addition to or in place of certificated Notes;

(3) to provide for the assumption of the Issuer’s or any Note Guarantor’s obligations pursuant to the terms of this Indenture, the Notes, any Note Guarantee, the Equal Priority Intercreditor Agreement or any Security Documents, as provided for, or otherwise to comply with, Article 5;

(4) to make any change that would provide any additional rights or benefits to the Holders or that does not materially adversely affect the legal rights under this Indenture of any Holder;

(5) to add covenants or other rights for the benefit of the Holders or to surrender any right or power conferred upon the Issuer or any Note Guarantor;

(6) to evidence and provide for the acceptance and appointment under this Indenture of a successor Trustee or a successor Notes Collateral Agent thereunder pursuant to the requirements thereof;

(7) to add a Note Guarantor or another guarantor under this Indenture or to release a Note Guarantee or another guarantee of the Notes in accordance with the terms of this Indenture, the Equal Priority Intercreditor Agreement and/or the Security Documents;

(8) to conform the text of this Indenture (including the Note Guarantees), the Notes, the Equal Priority Intercreditor Agreement or the Security Documents, to any provision of the “Description of notes” section of the Offering Memorandum to the extent that such provision in such “Description of notes” section was intended to be a verbatim recitation of a provision of this Indenture (including the Note Guarantees), the Notes, the Equal Priority Intercreditor Agreement or any Security Document, as certified to the Trustee in an Officer’s Certificate;

(9) to make any amendment to the provisions of this Indenture relating to the transfer and legending of Notes as permitted by this Indenture, including, to facilitate the issuance and administration of the Notes or to ensure compliance with applicable securities laws; or

(10) to provide for the issuance of Additional Notes in accordance with the terms of this Indenture;

(11) to add Collateral with respect to any or all of the Notes and/or the Note Guarantees;

(12) to release any Collateral from the Lien securing the Notes when permitted or required by the Security Documents, this Indenture and including any release of any lien that is not then otherwise required by this Indenture to be pledged as security for the Notes) or the Equal Priority Intercreditor Agreement;

(13) to add any Additional Equal Priority Secured Parties to any Security Documents or the Equal Priority Intercreditor Agreement;

(14) to enter into any intercreditor agreement having substantially similar terms with respect to the Holders as those set forth in the Equal Priority Intercreditor Agreement, taken as a whole, or any joinder thereto;

(15) in the case of any Security Document, to include therein any legend required to be set forth therein pursuant to the Equal Priority Intercreditor Agreement, or to modify any such legend as required by the Equal Priority Intercreditor Agreement;

(16) to provide for the succession of any parties to the Security Documents or the Equal Priority Intercreditor Agreement (and any amendments that are administrative or ministerial in nature) in connection with an amendment, renewal, extension, substitution, refinancing, restructuring, replacement, supplementing or other modification from time to time of the Senior Credit Facilities or any other agreement that is not prohibited by this Indenture; or

(17) to comply with requirements of the SEC in order to effect or maintain the qualification of this Indenture under the Trust Indenture Act, as applicable.

Upon the request of the Issuer, and upon receipt by the Trustee of the documents described in Section 9.06, the Trustee and/or the Notes Collateral Agent shall join with the Issuer and any Note Guarantors in the execution of any amended or supplemental indenture or security documents or intercreditor agreements authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations that may be therein contained, but the Trustee and/or the Notes Collateral Agent shall not be obligated to enter into such amended or supplemental indenture or security documents or intercreditor agreements that affect its own rights, duties or immunities under this Indenture or otherwise.

SECTION 9.02. With Consent of Holders. This Indenture may be amended with the consent of the Holders of a majority in principal amount of the Notes then outstanding (including consents obtained in connection with a tender offer or exchange offer for the Notes). However, without the consent of each affected Holder, an amendment or waiver may not, with respect to any Notes held by a non-consenting Holder:

(1) reduce the principal amount of such Notes whose Holders must consent to an amendment, supplement or waiver;

(2) reduce the principal of or change the fixed final maturity of any such Note or reduce the premium payable upon the redemption of such Notes on any date (other than provisions relating to Section 4.03 and Section 4.12); provided, that any amendment to the minimum or maximum notice requirement may be made with the consent of the Holders of a majority in aggregate principal amount of then outstanding Notes;

(3) reduce the rate of or change the time for payment of interest on any Note;

(4) waive a Default in the payment of principal of or premium, if any, or interest on the Notes, except a rescission of acceleration of the Notes by the Holders of at least a majority in aggregate principal amount of the Notes and a waiver of the payment default that resulted from such acceleration, or in respect of a covenant or provision contained in this Indenture which cannot be amended or modified without the consent of all affected Holders;

(5) make any Note payable in money other than that stated therein;

(6) modify the provisions of this Indenture relating to waivers of past Defaults;

(7) modify these amendment and waiver provisions in any manner materially adverse to the Holders;

(8) modify the contractual right of a Holder to bring suit for the payment of principal, interest or premium (if any) on the Notes held by such Holder on or after the respective due dates therefor;

(9) modify the ranking of the Notes in any manner materially adverse to the Holders; or

(10) except as expressly permitted by this Indenture, release or modify the Note Guarantees of any Significant Subsidiary, in any manner materially adverse to the Holders.

Upon the request of the Issuer and upon the filing with the Trustee of evidence satisfactory to the Trustee of the consent of the Holders as aforesaid, and upon receipt by the Trustee of the documents described in Section 9.06, the Trustee and/or the Notes Collateral Agent shall join with the Issuer and any Note Guarantors in the execution of such amended or supplemental indenture or security documents or intercreditor agreements unless such amended or supplemental indenture or security documents or intercreditor agreements directly affect the Trustee’s own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such amended or supplemental indenture.

It shall not be necessary for the consent of the Holders under this Section 9.02 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent approves the substance thereof.

Notwithstanding the foregoing, without the consent of the Holders of at least 66 2/3% in aggregate principal amount of the Notes then outstanding, no amendment or waiver may (A) make any change in any Security Document, the Equal Priority Intercreditor Agreement or the provisions in this Indenture dealing with Collateral or application of trust proceeds of the Collateral with the effect of releasing the Liens on all or substantially all of the Collateral which secure the Secured Notes Obligations or (B) change or alter the priority of the Liens securing the Secured Notes Obligations in any material portion of the Collateral in any way materially adverse, taken as a whole, to the Holders, other than, in each case, as provided under the terms of this Indenture, the Security Documents or the Equal Priority Intercreditor Agreement.

SECTION 9.03. [Intentionally Omitted].

SECTION 9.04. Revocation and Effect of Consents and Waivers.

(a) A consent to an amendment or a waiver by a Holder of a Note shall bind the Holder and every subsequent Holder of that Note or portion of the Note that evidences the same debt as the consenting Holder’s Note, even if notation of the consent or waiver is not made on the Note. However, any such Holder or subsequent Holder may revoke the consent or waiver as to such Holder’s Note or portion of the Note if the Trustee receives the notice of revocation before the date on which the Trustee receives an Officer’s Certificate from the Issuer certifying that the requisite number of consents have been received. After an amendment or waiver becomes effective, it shall bind every Holder. An amendment or waiver becomes effective upon the (i) receipt by the Issuer or the Trustee of the requisite number of consents, (ii) satisfaction of conditions to effectiveness as set forth in this Indenture and any indenture supplemental hereto containing such amendment or waiver and (iii) execution of such amendment or waiver (or supplemental indenture) by the Issuer and the Trustee.

(b) The Issuer may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to give their consent or take any other action described above or required or permitted to be taken pursuant to this Indenture. If a record date is fixed, then notwithstanding Section 9.04(a), those Persons who were Holders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to give such consent or to revoke any consent previously given or to take any such action, whether or not such Persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 120 days after such record date.

SECTION 9.05. Notation on or Exchange of Notes.

If an amendment changes the terms of a Note, the Trustee may require the Holder of the Note to deliver it to the Trustee. The Trustee may place an appropriate notation on the Note regarding the changed terms and return it to the Holder. Alternatively, if the Issuer or the Trustee so determines, the Issuer in exchange for the Note shall issue and the Trustee shall authenticate a new Note that reflects the changed terms. Failure to make the appropriate notation or to issue a new Note shall not affect the validity of such amendment.

SECTION 9.06. Trustee and Notes Collateral Agent to Sign Amendments.

The Trustee and the Notes Collateral Agent shall sign any amendment authorized pursuant to this Article 9 if the amendment does not adversely affect the rights, duties, liabilities or immunities of the Trustee and the Notes Collateral Agent. If it does, the Trustee may but need not sign it. In signing such amendment, the Trustee or the Notes Collateral Agent, as applicable, shall be entitled to receive indemnity reasonably satisfactory to it and to receive, and (subject to Section 7.01) shall be fully protected in relying upon, an Officer’s Certificate and an Opinion of Counsel stating that such amendment is authorized or permitted by this Indenture, that all conditions precedent in this Indenture relating to the execution and delivery of such amendment have been complied with and that such amendment is the valid and binding obligation of the Issuer and the Note Guarantors enforceable against them in accordance with its terms, subject to customary exceptions, and complies with the provisions hereof.

SECTION 9.07. Payment for Consent.

Neither the Issuer nor any Affiliate of the Issuer shall, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any Holder for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture or the Notes unless such consideration is offered to be paid to all Holders that so consent, waive or agree to amend in the time frame set forth in solicitation documents relating to such consent, waiver or agreement.

ARTICLE 10

NOTE GUARANTEES

SECTION 10.01. Note Guarantees.

Each Note Guarantor hereby jointly and severally irrevocably and unconditionally guarantees, as a primary obligor and not merely as a surety, to each Holder and to the Trustee and its successors and assigns (i) the full and punctual payment when due, whether at stated maturity, by acceleration, by redemption or otherwise, of all obligations of the Issuer under this Indenture (including obligations to the Trustee) and the Notes, whether for payment of principal of, or interest on, the Notes and all other monetary obligations of the Issuer under this Indenture and the Notes and (ii) the full and punctual performance within applicable grace periods of all other obligations of the Issuer whether for fees, expenses, indemnification or otherwise under this Indenture and the Notes (all the foregoing being hereinafter collectively called the “Guaranteed Obligations”). Each Note Guarantor further agrees that the Guaranteed Obligations may be extended or renewed, in whole or in part, without notice or further assent from each such Note Guarantor, and that each such Note Guarantor shall remain bound under this Article 10 notwithstanding any extension or renewal of any Guaranteed Obligation.

Each Note Guarantor waives presentation to, demand of payment from and protest to the Issuer of any of the Guaranteed Obligations and also waives notice of protest for nonpayment. Each Note Guarantor waives notice of any default under the Notes or the Guaranteed Obligations. The obligations of each Note Guarantor hereunder shall not be affected by (i) the failure of any Holder or the Trustee to assert any claim or demand or to enforce any right or remedy against the Issuer or any other Person under this Indenture, the Notes or any other agreement or otherwise; (ii) any extension or renewal of any thereof; (iii) any rescission, waiver, amendment or modification of any of the terms or provisions of this Indenture, the Notes or any other agreement; (iv) the release of any security held by any Holder or the Trustee for the Guaranteed Obligations or any of them; (v) the failure of any Holder or Trustee to exercise any right or remedy against any other guarantor of the Guaranteed Obligations; or (vi) any change in the ownership of such Note Guarantor, except as provided in Section 10.06.

Each Note Guarantor hereby waives any right to which it may be entitled to have its obligations hereunder divided among the Note Guarantors, such that such Note Guarantor’s obligations would be less than the full amount claimed. Each Note Guarantor hereby waives any right to which it may be entitled to have the assets of the Issuer first be used and depleted as payment of the Issuer’s or such Note Guarantor’s obligations hereunder prior to any amounts being claimed from or paid by such Note Guarantor hereunder. Each Note Guarantor hereby waives any right to which it may be entitled to require that the Issuer be sued prior to an action being initiated against such Note Guarantor.

Each Note Guarantor further agrees that its Note Guarantee herein constitutes a guarantee of payment, performance and compliance when due (and not a guarantee of collection) and waives any right to require that any resort be had by any Holder or the Trustee to any security held for payment of the Guaranteed Obligations.

Except as expressly set forth in Sections 8.02, 10.02, 10.06 and 11.01, the obligations of each Note Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense of setoff, counterclaim, recoupment or termination whatsoever or by reason of the invalidity, illegality or unenforceability of the Guaranteed Obligations or otherwise. Without limiting the generality of the foregoing, the obligations of each Note Guarantor herein shall not be discharged or impaired or otherwise affected by the failure of any Holder or the Trustee to assert any claim or demand or to enforce any remedy under this Indenture, the Notes or any other agreement, by any waiver or modification of any thereof, by any default, failure or delay, willful or otherwise, in the performance of the obligations, or by any other act or thing or omission or delay to do any other act or thing which may or might in any manner or to any extent vary the risk of any Note Guarantor or would otherwise operate as a discharge of any Note Guarantor as a matter of law or equity.

Each Note Guarantor agrees that its Note Guarantee shall remain in full force and effect until payment in full of all the Guaranteed Obligations. Each Note Guarantor further agrees that its Note Guarantee herein shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of principal of or interest, if any, on any Guaranteed Obligation is rescinded or must otherwise be restored by any Holder or the Trustee upon the bankruptcy or reorganization of the Issuer or otherwise.

In furtherance of the foregoing and not in limitation of any other right which any Holder or the Trustee has at law or in equity against any Note Guarantor by virtue hereof, upon the failure of the Issuer to pay the principal of or interest on any Guaranteed Obligation when and as the same shall become due, whether at maturity, by acceleration, by redemption or otherwise, or to perform or comply with any other Guaranteed Obligation, each Note Guarantor hereby promises to and shall, upon receipt of written demand by the Trustee, forthwith pay, or cause to be paid, in cash, to the Holders or the Trustee an amount equal to the sum of (i) the unpaid principal amount of such Guaranteed Obligations, (ii) accrued and unpaid interest on such Guaranteed Obligations (but only to the extent not prohibited by law) and (iii) all other monetary obligations of the Issuer to the Holders and the Trustee.

Each Note Guarantor agrees that it shall not be entitled to any right of subrogation in relation to the Holders in respect of any Guaranteed Obligations guaranteed hereby until payment in full of all Guaranteed Obligations. Each Note Guarantor further agrees that, as between it, on the one hand, and the Holders and the Trustee, on the other hand, (i) the maturity of the Guaranteed Obligations guaranteed hereby may be accelerated as provided in Article 6 for the purposes of any Note Guarantee herein, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Guaranteed Obligations guaranteed hereby, and (ii) in the event of any declaration of acceleration of such Guaranteed Obligations as provided in Article 6, such Guaranteed Obligations (whether or not due and payable) shall forthwith become due and payable by such Note Guarantor for the purposes of this Section 10.01.

Each Note Guarantor also agrees to pay any and all costs and expenses (including reasonable attorneys’ fees and expenses) incurred by the Trustee or any Holder in enforcing any rights under this Section 10.01.

Upon request of the Trustee, each Note Guarantor shall execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purpose of this Indenture.

SECTION 10.02. Limitation on Liability.

Any term or provision of this Indenture to the contrary notwithstanding, the maximum aggregate amount of the Guaranteed Obligations guaranteed hereunder by any Note Guarantor shall not exceed the maximum amount that can be hereby guaranteed without rendering this Indenture, as it relates to such Note Guarantor, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally.

SECTION 10.03. Successors and Assigns.

This Article 10 shall be binding upon each Note Guarantor and (subject to Section 10.06) its successors and assigns and shall inure to the benefit of the successors and assigns of the Trustee and the Holders and, in the event of any transfer or assignment of rights by any Holder or the Trustee, the rights and privileges conferred upon that party in this Indenture and in the Notes shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions of this Indenture.

SECTION 10.04. No Waiver.

Neither a failure nor a delay on the part of either the Trustee or the Holders in exercising any right, power or privilege under this Article 10 shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or further exercise of any right, power or privilege. The rights, remedies and benefits of the Trustee and the Holders herein expressly specified are cumulative and not exclusive of any other rights, remedies or benefits which either may have under this Article 10 at law, in equity, by statute or otherwise.

SECTION 10.05. Modification.

No modification, amendment or waiver of any provision of this Article 10, nor the consent to any departure by any Subsidiary Guarantor therefrom, shall in any event be effective unless the same shall be in writing and signed by the Trustee and the applicable Subsidiary Guarantor, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice to or demand on any Note Guarantor in any case shall entitle such Note Guarantor to any other or further notice or demand in the same, similar or other circumstances.

SECTION 10.06. Release of Note Guarantees.

The Note Guarantee of a Subsidiary Guarantor shall be automatically and unconditionally released and discharged:

  (1) (a) upon any sale, exchange, disposition, issuance or transfer (by merger, amalgamation, consolidation or otherwise) of:

(i) the Capital Stock of such Subsidiary Guarantor or any holder of Capital Stock of such Subsidiary Guarantor, after which the applicable Subsidiary Guarantor is no longer a Subsidiary of Holdings, or

(ii) all or substantially all the assets of such Subsidiary Guarantor,

in the case of each of clause (i) and (ii), if such sale, exchange, disposition, issuance or transfer does not violate the applicable provisions of this Indenture required to be satisfied in connection therewith at the time thereof; or

(b) upon the release or discharge of the obligations of such Subsidiary Guarantor under the Senior Credit Facilities or such other Indebtedness that gave rise to the requirement to provide such a Note Guarantee pursuant to Section 4.09.

(it being understood that a release subject to a contingent reinstatement is still a release, and that if any such obligations are so reinstated, such Note Guarantee shall also be reinstated to the extent that such Subsidiary Guarantor would then be required to provide a Note Guarantee pursuant to Section 4.09); or

(c) upon the designation of such Subsidiary Guarantor as an Unrestricted Subsidiary in compliance with the applicable provisions of this Indenture; or

(d) upon the exercise by the Issuer of its Legal Defeasance or Covenant Defeasance option pursuant to Article 8 or the discharge of the Issuer’s obligations under this Indenture in accordance with the terms of this Indenture; or

(e) in connection with the dissolution or liquidation of such Subsidiary Guarantor; or

(f) with the consent of the Holders in accordance with Article 9; and

(2) Holdings delivering to the Trustee an Officer’s Certificate and an Opinion of Counsel stating that all conditions precedent provided for in this Indenture relating to the release and discharge of the applicable Note Guarantee have been complied with.

(g) Notwithstanding anything to the contrary herein, Holdings may elect not to cause the release of any Note Guarantee even if permitted above.

(h) At the request of the Issuer, the Trustee shall execute and deliver an appropriate instrument evidencing such release (in the form provided by the Issuer).

SECTION 10.07. Execution of Supplemental Indenture for Future Subsidiary Guarantors.

Each Subsidiary that is required to become a Subsidiary Guarantor pursuant to Section 4.09 shall promptly execute and deliver to the Trustee a supplemental indenture in the form of Exhibit B hereto pursuant to which such Subsidiary shall become a Subsidiary Guarantor under this Article 10 and shall guarantee the Guaranteed Obligations. Concurrently with the execution and delivery of such supplemental indenture, Holdings shall deliver to the Trustee an Opinion of Counsel and an Officer’s Certificate to the effect that such supplemental indenture has been duly authorized, executed and delivered by such Subsidiary and that, subject to the application of bankruptcy, insolvency, moratorium, fraudulent conveyance or transfer and other similar laws relating to creditors’ rights generally and to the principles of equity, whether considered in a proceeding at law or in equity, the Note Guarantee of such Subsidiary Guarantor is a valid and binding obligation of such Subsidiary Guarantor, enforceable against such Subsidiary Guarantor in accordance with its terms and or to such other matters as the Trustee may reasonably request.

SECTION 10.08. Non-Impairment.

The failure to endorse a Note Guarantee on any Note shall not affect or impair the validity thereof.

SECTION 10.09. Contribution.

Each Note Guarantor that makes a payment under its Note Guarantee shall be entitled upon payment in full of all Guaranteed Obligations under this Indenture to a contribution from each other Note Guarantor in an amount equal to such other Note Guarantor’s pro rata portion of such payment based on the respective net assets of all Note Guarantors at the time of payment determined in accordance with GAAP.

ARTICLE 11

SATISFACTION AND DISCHARGE

SECTION 11.01. Satisfaction and Discharge.

The Indenture shall be discharged and shall cease to be of further effect as to all Notes, and the Liens on the Collateral securing the Notes will be released, when:

  (1) either (A) all Notes theretofore authenticated and delivered, except lost, stolen or destroyed Notes which have been replaced or paid and Notes for whose payment money has theretofore been deposited in trust, have been delivered to the Trustee for cancellation; or (B) all Notes not theretofore delivered to the Trustee for cancellation have become due and payable by reason of the making of a notice of redemption or otherwise, will become due and payable within one year or are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Issuer, and the Issuer or any Note Guarantor has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust solely for the benefit of the Holders, cash in U.S. dollars, U.S. dollar-denominated Government Securities, or a combination thereof, in such amounts as will be sufficient, without consideration of any reinvestment of interest to:

(a) pay and discharge the entire indebtedness on the Notes not theretofore delivered to the Trustee for cancellation for principal, premium, if any, and accrued interest to the maturity date or specified redemption date, as the case may be, and

(b) if applicable, pay interest due on the Notes on any intervening interest payment date;

and the Issuer has delivered irrevocable instructions to the Trustee to apply the deposited funds to the payments referred to in clauses (i) and (ii) above at maturity on the applicable redemption date or on the applicable intervening interest payment day, as the case may be;

provided, that upon any redemption that requires the payment of the Applicable Premium, the amount deposited therefor shall be sufficient for purposes of this Indenture to the extent that an amount is deposited with the Trustee equal to the Applicable Premium calculated as of the date of the notice of redemption, with any Applicable Premium Deficit required to be deposited with the Trustee on or prior to the date of redemption;

(2) the Issuer has paid or caused to be paid all sums payable by it under this Indenture as of the date of deposit; and

(3) except in the case of a satisfaction and discharge at the maturity of the Notes, Holdings has delivered to the Trustee an Officer’s Certificate and Opinion of Counsel stating that all conditions precedent under this Indenture relating to the satisfaction and discharge of this Indenture have been satisfied.

Any Applicable Premium Deficit shall be set forth in an Officer’s Certificate delivered to the Trustee simultaneously with the deposit of such Applicable Premium Deficit that confirms that such Applicable Premium Deficit shall be applied toward such redemption.

SECTION 11.02. Application of Trust Money.

Subject to the provisions of Section 8.06, all money deposited with the Trustee pursuant to Section 11.01 shall be held in trust and applied by it, in accordance with the provisions of the Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Issuer acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal, premium and interest for whose payment such money has been deposited with the Trustee; but such money need not be segregated from other funds except to the extent required by law.

If the Trustee or Paying Agent is unable to apply any money or U.S. Government Obligations in accordance with Section 11.01 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Issuer’s and any Guarantor’s obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 11.01; provided that if the Issuer has made any payment of principal of, premium or interest on any Notes because of the reinstatement of its obligations, the Issuer shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money or U.S. Government Obligations held by the Trustee or Paying Agent.

ARTICLE 12

COLLATERAL

SECTION 12.01. Security Documents.

(a) The due and punctual payment of the principal of, premium and interest on the Notes when and as the same shall be due and payable, whether on an interest payment date, at maturity, by acceleration, repurchase, redemption or otherwise, and interest on the overdue principal of, premium and interest on the Notes and performance of all other Obligations of the Issuer and the Note Guarantors to the

Holders or the Trustee under this Indenture, the Notes, the Note Guarantees, the Equal Priority Intercreditor Agreement and the Security Documents, according to the terms hereunder or thereunder, shall be secured as provided in the Security Documents, which define the terms of the Liens that secure Secured Notes Obligations, subject to the terms of the Equal Priority Intercreditor Agreement. The Trustee, the Issuer, Holdings and the Subsidiary Guarantors hereby acknowledge and agree that the Notes Collateral Agent holds the Collateral in trust for the benefit of the Holders, the Trustee and the Notes Collateral Agent and pursuant to the terms of the Security Documents and the Equal Priority Intercreditor Agreement. Each Holder, by accepting a Note, consents and agrees to the terms of the Security Documents (including the provisions providing for the possession, use, release and foreclosure of Collateral) and the Equal Priority Intercreditor Agreement as the same may be in effect or may be amended from time to time in accordance with their terms and this Indenture and the Equal Priority Intercreditor Agreement, and authorizes and directs the Notes Collateral Agent to enter into the Security Documents and the Equal Priority Intercreditor Agreement on the Issue Date and to perform its obligations and exercise its rights thereunder in accordance therewith. In the event of conflict between the Equal Priority Intercreditor Agreement, any of the other Security Documents and this Indenture, the Equal Priority Intercreditor Agreement shall control. The Issuer will do or cause to be done all such acts and things as may be reasonably required by the next sentence of this Section 12.01, to assure and confirm to the Notes Collateral Agent the security interest in the Collateral contemplated hereby, by the Security Documents or any part thereof, as from time to time constituted, so as to render the same available for the security and benefit of this Indenture and of the Notes secured hereby, according to the intent and purposes herein expressed. The Issuer and the Note Guarantors shall, at their sole expense, take all actions (including filing Uniform Commercial Code and other financing statements, mortgages and deeds of trust) that may be required under applicable law, or that the Trustee or the Notes Collateral Agent may reasonably request, in order to ensure the creation, perfection and priority (or continuance thereof) of the security interests created or intended to be created by the Security Documents in the Collateral. Such security interests will be created under the Security Documents and other security agreements, mortgages, deeds of trust and other instruments and documents in form reasonably satisfactory to the Trustee and the Notes Collateral Agent.

(b) It is understood and agreed that prior to the discharge of the Senior Credit Facilities Obligations, to the extent that the Senior Credit Facilities Collateral Agent is satisfied with or agrees to any deliveries or documents required to be provided in respect of any matters relating to the Collateral or makes any determination in respect of any matters relating to the Collateral (including, without limitation, extensions of time or waivers for the creation and perfection of security interests in, or the obtaining of title insurance, legal opinions or other deliverables with respect to, particular assets (including in connection with assets acquired, or Subsidiaries formed or acquired, after the Issue Date)), the Trustee and the Notes Collateral Agent shall be deemed to be satisfied with such deliveries and/or documents and the judgment of the Senior Credit Facilities Collateral Agent in respect of any such matters under the Senior Credit Facilities shall be deemed to be the judgment of the Trustee and the Notes Collateral Agent in respect of such matters under this Indenture and the Security Documents.

SECTION 12.02. Release of Collateral.

(a) Collateral may be released from the Liens and security interests created by the Security Documents at any time and from time to time in accordance with the provisions of the Security Documents, the Equal Priority Intercreditor Agreement and this Indenture. Notwithstanding anything to the contrary in the Security Documents, the Equal Priority Intercreditor Agreement and this Indenture, the applicable property and assets shall be automatically released from the Liens securing the Notes and Note Guarantees without the need for any further action by any Person under any one or more of the following circumstances:

(1) to enable the Issuer or any Note Guarantor to consummate any sale, transfer or other disposition of such Collateral to any Person other than the Issuer or a Note Guarantor, to the extent such sale, transfer or other disposition is not prohibited under Section 4.12;

(2) in the case of a Note Guarantor that is released from its Note Guarantee, with respect to the property and other assets of such Note Guarantor, upon the release of such Note Guarantor from its Note Guarantee;

(3) with respect to Collateral that is Capital Stock, upon (i) the dissolution or liquidation of the issuer of that Capital Stock that is not prohibited by this Indenture or (ii) upon the designation by Holdings that such issuer of Capital Stock is an Unrestricted Subsidiary under this Indenture;

(4) with respect to any Collateral that becomes an “Excluded Asset,” upon it becoming an Excluded Asset;

(5) in accordance with Section 4.10(b);

(6) to the extent the Liens on the Collateral securing the Senior Credit Facilities Obligations are released by the Senior Credit Facilities Collateral Agent (other than any release by, or as a result of, payment of the Senior Credit Facilities Obligations), upon the release of such Liens;

(7) in connection with any enforcement action taken by the Controlling Collateral Agent in accordance with the terms of the Equal Priority Intercreditor Agreement; or

(8) as described under Article 9.

(b) The Liens on the Collateral securing the Notes and the related Note Guarantees also shall automatically and without the need for any further action by any Person be terminated and released:

(1) upon payment in full of the principal of, together with accrued and unpaid interest on, the Notes and all other Obligations in respect of the Notes under this Indenture, the related Note Guarantees and the Security Documents that are due and payable at or prior to the time such principal, together with accrued and unpaid interest, are paid;

(2) upon a Legal Defeasance or Covenant Defeasance with respect to the Notes under this Indenture as described under Sections 8.02 and 8.03, respectively, or a satisfaction and discharge of this Indenture with respect to the Notes as described under Section 11.01; or

(3) pursuant to the Equal Priority Intercreditor Agreement and the Security Documents with respect to the Notes,

in each case, other than any contingent obligations (including contingent indemnity obligations not yet due or payable).

(c) In addition, any Lien on any Collateral may be subordinated to the holder of any Lien on such Collateral that is created, incurred or assumed pursuant to clauses (1), (4), (5), (6) (solely to the extent such Lien related to Indebtedness incurred under Section 4.06(b)(4)), (7), (8), (9), (11), (12), (14) (other than any Lien on the Equity Interests of any Subsidiary Guarantor), (17), (18), (19), (20), (22), (23), (25), (26) (to the extent the relevant Lien covers cash collateral posted to secure the relevant obligation), (29), (30), (31), (32), (33), (35), (37), (38), (39) (to the extent the relevant Lien is of the type to which the Lien of the Notes Collateral Agent is otherwise required or, if requested by Holdings, permitted to be subordinated pursuant to any of the other exceptions included in this paragraph), (42), (44) and/or (46) of the definition of “Permitted Liens” to the extent required by the terms of the Obligations secured by such Liens.

(d) With respect to any release of Collateral, upon receipt of an Officer’s Certificate stating that all conditions precedent under this Indenture and the Security Documents and the Equal Priority Intercreditor Agreement, as applicable, to such release have been met and that it is permitted for the Trustee or Notes Collateral Agent to execute and deliver the documents requested by Holdings in connection with such release and any necessary or proper instruments of termination, satisfaction or release prepared by the Issuer, the Trustee and the Notes Collateral Agent shall execute, deliver or acknowledge (at Holdings’ expense) such instruments or releases to evidence the release of any Collateral permitted to be released pursuant to this Indenture or the Security Documents or the Equal Priority Intercreditor Agreement and shall do or cause to be done (at the Issuer’s expense) all acts reasonably requested of them to release such Lien as soon as is reasonably practicable. Neither the Trustee nor the Notes Collateral Agent shall be liable for any such release undertaken in reliance upon any such Officer’s Certificate, and notwithstanding any term hereof or in any Security Document or in the Equal Priority Intercreditor Agreement to the contrary, the Trustee and the Notes Collateral Agent shall not be under any obligation to release any such Lien and security interest, or execute and deliver any such instrument of release, satisfaction or termination, unless and until it receives such Officer’s Certificate.

SECTION 12.03. Suits to Protect the Collateral.

Subject to the provisions of Article 7 and the Security Documents and the Equal Priority Intercreditor Agreement, the Trustee may or may direct the Notes Collateral Agent to take all actions it determines in order to:

(a) enforce any of the terms of the Security Documents; and

(b) collect and receive any and all amounts payable in respect of the Obligations hereunder.

Subject to the provisions of the Security Documents and the Equal Priority Intercreditor Agreement, the Trustee and the Notes Collateral Agent shall have power to institute and to maintain such suits and proceedings as the Trustee may determine to prevent any impairment of the Collateral by any acts which may be unlawful or in violation of any of the Security Documents or this Indenture, and such suits and proceedings as the Trustee may determine to preserve or protect its interests and the interests of the Holders in the Collateral. Nothing in this Section 12.03 shall be considered to impose any such duty or obligation to act on the part of the Trustee or the Notes Collateral Agent.

SECTION 12.04. Authorization of Receipt of Funds by the Trustee Under the Security Documents.

Subject to the provisions of the Equal Priority Intercreditor Agreements, the Trustee is authorized to receive any funds for the benefit of the Holders distributed under the Security Documents, and to make further distributions of such funds to the Holders according to the provisions of this Indenture.

SECTION 12.05. Purchaser Protected.

In no event shall any purchaser in good faith of any property purported to be released hereunder be bound to ascertain the authority of the Notes Collateral Agent or the Trustee to execute the applicable release or to inquire as to the satisfaction of any conditions required by the provisions hereof for the exercise of such authority or to see to the application of any consideration given by such purchaser or other transferee; nor shall any purchaser or other transferee of any property or rights permitted by this Article 12 to be sold be under any obligation to ascertain or inquire into the authority of the Issuer or the applicable Guarantor to make any such sale or other transfer.

SECTION 12.06. Powers Exercisable by Receiver or Trustee.

In case the Collateral shall be in the possession of a receiver or trustee, lawfully appointed, the powers conferred in this Article 12 upon the Issuer or a Guarantor with respect to the release, sale or other disposition of such property may be exercised by such receiver or trustee, and an instrument signed by such receiver or trustee shall be deemed the equivalent of any similar instrument of the Issuer or a Guarantor or of any Officer or Officers thereof required by the provisions of this Article 12; and if the Trustee shall be in the possession of the Collateral under any provision of this Indenture, then such powers may be exercised by the Trustee.

SECTION 12.07. Certain Limitations on Collateral.

Notwithstanding anything in this Indenture or any other Security Document, it is understood and agreed that:

(a) the Notes Collateral Agent may waive or grant extensions of time for the creation and perfection of security interests in, or obtaining Mortgages, policies of title insurance, legal opinions, surveys, appraisals or other deliverables with respect to, particular assets or the provision of any Note Guarantee by any Restricted Subsidiary;

(b) (1) perfection by control shall not be required with respect to assets requiring perfection through control agreements or other control arrangements, including deposit accounts, securities accounts and commodities accounts (other than control or possession of pledged Equity Interests (to the extent certificated) and material debt instruments that constitute Collateral) and (2) no blocked account agreement, deposit account control agreement or similar agreement shall be required for any Deposit Account, securities account or commodities account;

(c) no actions shall be required to be taken, and the Notes Collateral Agent will not be authorized to take any action, in any non-U.S. jurisdiction or required by the laws of any non-U.S. jurisdiction to create any security interests in assets located or titled outside of the U.S. or to perfect or make enforceable any security interests in any such assets (it being understood that there shall be no security agreements or pledge agreements governed under the laws of any non-U.S. jurisdiction and no non-U.S. intellectual property filings, searches or schedules); and

(d) no actions shall be required to perfect a security interest in (1) any vehicle or other asset subject to a certificate of title, (2) letter-of-credit rights not constituting supporting obligations of other Collateral, (3) the Equity Interests of any Immaterial Subsidiary, (4) the Equity Interests of any Person that is not a Subsidiary or (5) commercial tort claims with a value of less than $50,000,000, except in the case of each of clauses (1) through (5), perfection actions limited solely to the filing of a Uniform Commercial Code financing statement.

SECTION 12.08. Notes Collateral Agent.

(a) The Issuer and each of the Holders by acceptance of the Notes hereby designates and appoints the Notes Collateral Agent as its agent under this Indenture, the Security Documents and the Equal Priority Intercreditor Agreement, and the Issuer and each of the Holders by acceptance of the Notes hereby irrevocably authorizes the Notes Collateral Agent to take such action on its behalf under the provisions of this Indenture, the Security Documents and the Equal Priority Intercreditor Agreement and to exercise such powers and perform such duties as are expressly delegated to the Notes Collateral Agent by the terms of this Indenture, the Security Documents and the Equal Priority Intercreditor Agreement, and consents and agrees to the terms of the Equal Priority Intercreditor Agreement and each Security Document, as the same may be in effect or may be amended, restated, supplemented or otherwise modified from time to time in accordance with their respective terms. The Notes Collateral Agent agrees to act as such on the express conditions contained in this Section 12.08. Each Holder agrees that any action taken by the Notes Collateral Agent in accordance with the provision of this Indenture, the Equal Priority Intercreditor Agreement and the Security Documents, and the exercise by the Notes Collateral Agent of any rights or remedies set forth herein and therein shall be authorized and binding upon all Holders. Notwithstanding any provision to the contrary contained elsewhere in this Indenture, the Security Documents and the Equal Priority Intercreditor Agreements, the duties of the Notes Collateral Agent shall be ministerial and administrative in nature, and the Notes Collateral Agent shall not have any duties or responsibilities, except those expressly set forth herein and in the Security Documents and the Equal Priority Intercreditor Agreements to which the Notes Collateral Agent is a party, nor shall the Notes Collateral Agent have or be deemed to have any trust or other fiduciary relationship with the Trustee, any Holder or any Grantor, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Indenture, the Security Documents and the Equal Priority Intercreditor Agreement or otherwise exist against the Notes Collateral Agent. Without limiting the generality of the foregoing sentence, the use of the term “agent” in this Indenture with reference to the Notes Collateral Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties.

(b) The Notes Collateral Agent may perform any of its duties under this Indenture, the Security Documents or the Equal Priority Intercreditor Agreement by or through receivers, agents, employees, attorneys-in-fact or with respect to any specified Person, such Person’s Affiliates, and the respective officers, directors, employees, agents, advisors and attorneys-in-fact of such Person and its Affiliates (a “Related Person”), and shall be entitled to advice of counsel concerning all matters pertaining to such duties, and shall be entitled to act upon, and shall be fully protected in taking action in reliance upon any advice or opinion given by legal counsel. The Notes Collateral Agent shall not be responsible for the negligence or misconduct of any receiver, agent, employee, attorney-in-fact or Related Person that it selects as long as such selection was made in good faith and with due care.

(c) None of the Notes Collateral Agent or any of its respective Related Persons shall (i) be liable for any action taken or omitted to be taken by any of them under or in connection with this Indenture or the transactions contemplated hereby (except for its own gross negligence or willful misconduct) or under or in connection with any Security Document or the Equal Priority Intercreditor Agreement or the transactions contemplated thereby (except for its own gross negligence or willful misconduct), or (ii) be responsible in any manner to any of the Trustee or any Holder for any recital, statement, representation, warranty, covenant or agreement made by the Issuer or any other Grantor or Affiliate of any Grantor, or any Officer or Related Person thereof, contained in this Indenture, the Security Documents or the Equal Priority Intercreditor Agreement, or in any certificate, report, statement or other document referred to or provided for in, or received by the Notes Collateral Agent under or in connection with, this Indenture, the Security Documents or the Equal Priority Intercreditor Agreements, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Indenture, the Security Documents or the Equal Priority Intercreditor Agreement, or for any failure of any Grantor or any other party to this Indenture, the Security Documents or the Equal Priority Intercreditor Agreement to perform its obligations hereunder or thereunder. None of the Notes Collateral Agent or any of its respective Related Persons shall be under any obligation to the Trustee or any Holder to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Indenture, the Security Documents or the Equal Priority Intercreditor Agreement or to inspect the properties, books, or records of any Grantor or any Grantor’s Affiliates.

(d) The Notes Collateral Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, notice, consent, certificate, affidavit, letter, telegram, facsimile, certification, telephone message, statement, or other communication, document or conversation (including those by telephone or e-mail) believed by it to be genuine and correct and to have been signed, sent, or made by the proper Person or Persons, and upon advice and statements of legal counsel (including, without limitation, counsel to the Issuer or any other Grantor), independent accountants and other experts and advisors selected by the Notes Collateral Agent. The Notes Collateral Agent shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, or other paper or document. The Notes Collateral Agent shall be fully justified in failing or refusing to take any action under this Indenture, the Security Documents or the Equal Priority Intercreditor Agreement unless it shall first receive such advice or concurrence of the Trustee or the Holders of a majority in aggregate principal amount of the Notes as it determines and, if it so requests, it shall first be indemnified to its reasonable satisfaction by the Holders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Notes Collateral Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Indenture, the Security Documents or the Equal Priority Intercreditor Agreement in accordance with a request, direction, instruction or consent of the Trustee or the Holders of a majority in aggregate principal amount of the then outstanding Notes and such request and any action taken or failure to act pursuant thereto shall be binding upon all of the Holders.

(e) The Notes Collateral Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default, unless a Responsible Officer of the Notes Collateral Agent shall have received written notice from the Trustee or the Issuer referring to this Indenture, describing such Default or Event of Default and stating that such notice is a “notice of default.” The Notes Collateral Agent shall take such action with respect to such Default or Event of Default as may be requested by the Trustee in accordance with Article 6 or the Holders of a majority in aggregate principal amount of the Notes (subject to this Section 12.08).

(f) The Notes Collateral Agent may resign at any time by notice to the Trustee and the Issuer, such resignation to be effective upon the acceptance of a successor agent to its appointment as Notes Collateral Agent. If the Notes Collateral Agent resigns under this Indenture, the Issuer shall appoint a successor collateral agent. If no successor collateral agent is appointed prior to the intended effective date of the resignation of the Notes Collateral Agent (as stated in the notice of resignation), the Trustee, at the direction of the Holders of a majority of the aggregate principal amount of the Notes then outstanding, may appoint a successor collateral agent, subject to the consent of the Issuer (which consent shall not be unreasonably withheld and which shall not be required during a continuing Event of Default). If no successor collateral agent is appointed and consented to by the Issuer pursuant to the preceding sentence within thirty (30) days after the intended effective date of resignation (as stated in the notice of resignation) the Notes Collateral Agent shall be entitled to petition a court of competent jurisdiction to appoint a successor. Upon the acceptance of its appointment as successor collateral agent hereunder, such successor collateral agent shall succeed to all the rights, powers and duties of the retiring Notes Collateral Agent, and the term “Notes Collateral Agent” shall mean such successor collateral agent, and the retiring Notes Collateral Agent’s appointment, powers and duties as the Notes Collateral Agent shall be terminated. After the retiring Notes Collateral Agent’s resignation hereunder, the provisions of this Section 12.08 shall continue to inure to its benefit and the retiring Notes Collateral Agent shall not by reason of such resignation be deemed to be released from liability as to any actions taken or omitted to be taken by it while it was the Notes Collateral Agent under this Indenture.

(g) The Trustee shall initially act as Notes Collateral Agent and shall be authorized to appoint co-Notes Collateral Agents as necessary in its sole discretion. Except as otherwise explicitly provided herein or in the Security Documents or the Equal Priority Intercreditor Agreement, neither the Notes Collateral Agent nor any of its respective officers, directors, employees or agents or other Related Persons shall be liable for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of any other Person or to take any other action whatsoever with regard to the Collateral or any part thereof. The Notes Collateral Agent shall be accountable only for amounts that it actually receives as a result of the exercise of such powers, and neither the Notes Collateral Agent nor any of its officers, directors, employees or agents shall be responsible for any act or failure to act hereunder, except for its own gross negligence or willful misconduct.

(h) The Notes Collateral Agent is authorized and directed to (i) enter into the Security Documents to which it is party, whether executed on or after the Issue Date, (ii) enter into the Equal Priority Intercreditor Agreement, whether executed on or after the Issue Date, (iii) make the representations of the Holders set forth in the Security Documents and Equal Priority Intercreditor Agreement, (iv) bind the Holders on the terms as set forth in the Security Documents and the Equal Priority Intercreditor Agreement and (v) perform and observe its obligations under the Security Documents and the Equal Priority Intercreditor Agreement.

(i) If at any time or times the Trustee shall receive (i) by payment, foreclosure, set-off or otherwise, any proceeds of Collateral or any payments with respect to the Obligations arising under, or relating to, this Indenture, except for any such proceeds or payments received by the Trustee from the Notes Collateral Agent pursuant to the terms of this Indenture, or (ii) payments from the Notes Collateral Agent in excess of the amount required to be paid to the Trustee pursuant to Article 6, the Trustee shall promptly turn the same over to the Notes Collateral Agent, in kind, and with such endorsements as may be required to negotiate the same to the Notes Collateral Agent such proceeds to be applied by the Notes Collateral Agent pursuant to the terms of this Indenture, the Security Documents and the Equal Priority Intercreditor Agreement.

(j) The Notes Collateral Agent is each Holder’s agent for the purpose of perfecting the Holders’ security interest in assets which, in accordance with Article 9 of the Uniform Commercial Code can be perfected only by possession. Should the Trustee obtain possession of any such Collateral, upon request from the Issuer, the Trustee shall notify the Notes Collateral Agent thereof and promptly shall deliver such Collateral to the Notes Collateral Agent or otherwise deal with such Collateral in accordance with the Notes Collateral Agent’s instructions.

(k) The Notes Collateral Agent shall have no obligation whatsoever to the Trustee or any of the Holders to assure that the Collateral exists or is owned by any Grantor or is cared for, protected, or insured or has been encumbered, or that the Notes Collateral Agent’s Liens have been properly or sufficiently or lawfully created, perfected, protected, maintained or enforced or are entitled to any particular priority, or to determine whether all of the Grantor’s property constituting Collateral intended to be subject to the Lien and security interest of the Security Documents has been properly and completely listed or delivered, as the case may be, or the genuineness, validity, marketability or sufficiency thereof or title thereto, or to exercise at all or in any particular manner or under any duty of care, disclosure or fidelity, or to continue exercising, any of the rights, authorities, and powers granted or available to the Notes Collateral Agent pursuant to this Indenture, any Security Document or the Equal Priority Intercreditor Agreement other than pursuant to the instructions of the Trustee or the Holders of a majority in aggregate principal amount of the Notes or as otherwise provided in the Security Documents.

(l) No provision of this Indenture, the Equal Priority Intercreditor Agreement or any Security Document shall require the Notes Collateral Agent (or the Trustee) to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or thereunder or to take or omit to take any action hereunder or thereunder or take any action at the request or direction of Holders (or the Trustee in the case of the Notes Collateral Agent) unless it shall have received indemnity reasonably satisfactory to the Notes Collateral Agent and the Trustee against potential costs and liabilities incurred by the Notes Collateral Agent relating thereto. Notwithstanding anything to the contrary contained in this Indenture, the Equal Priority Intercreditor Agreement or the Security Documents, in the event the Notes Collateral Agent is entitled or required to commence an action to foreclose or otherwise exercise its remedies to acquire control or possession of the Collateral, the Notes Collateral Agent shall not be required to commence any such action or exercise any remedy or to inspect or conduct any studies of any property under the mortgages or take any such other action if the Notes Collateral Agent has determined that the Notes Collateral Agent may incur personal liability as a result of the presence at, or release on or from, the Collateral or such property, of any hazardous substances. The Notes Collateral Agent shall at any time be entitled to cease taking any action described in this clause if it no longer reasonably deems any indemnity, security or undertaking from the Issuer or the Holders to be sufficient.

(m) The Notes Collateral Agent (i) shall not be liable for any action taken or omitted to be taken by it in connection with this Indenture, the Equal Priority Intercreditor Agreement and the Security Documents or instrument referred to herein or therein, except to the extent that any of the foregoing are found by a final, non-appealable judgment of a court of competent jurisdiction to have resulted from its own gross negligence or willful misconduct, (ii) shall not be liable for interest on any money received by it except as the Notes Collateral Agent may agree in writing with the Issuer (and money held in trust by the Notes Collateral Agent need not be segregated from other funds except to the extent required by law) and (iii) may consult with counsel of its selection and the advice or opinion of such counsel as to matters of law shall be full and complete authorization and protection from liability in respect of any action taken, omitted or suffered by it in good faith and in accordance with the advice or opinion of such counsel. The grant of permissive rights or powers to the Notes Collateral Agent shall not be construed to impose duties to act.

(n) Neither the Notes Collateral Agent nor the Trustee shall be liable for delays or failures in performance resulting from acts beyond its control. Such acts shall include but not be limited to acts of God, strikes, lockouts, riots, acts of war, epidemics, governmental regulations superimposed after the fact, fire, communication line failures, computer viruses, power failures, earthquakes or other disasters. Neither the Notes Collateral Agent nor the Trustee shall be liable for any indirect, special, punitive, incidental or consequential damages (included but not limited to lost profits) whatsoever, even if it has been informed of the likelihood thereof and regardless of the form of action.

(o) The Notes Collateral Agent does not assume any responsibility for any failure or delay in performance or any breach by the Issuer or any other Grantor under this Indenture, the Equal Priority Intercreditor Agreement and the Security Documents. The Notes Collateral Agent shall not be responsible to the Holders or any other Person for any recitals, statements, information, representations or warranties contained in this Indenture, the Security Documents, the Equal Priority Intercreditor

Agreement or in any certificate, report, statement, or other document referred to or provided for in, or received by the Notes Collateral Agent under or in connection with, this Indenture, the Equal Priority Intercreditor Agreement or any Security Document; the execution, validity, genuineness, effectiveness or enforceability of the Equal Priority Intercreditor Agreement and any Security Documents of any other party thereto; the genuineness, enforceability, collectability, value, sufficiency, location or existence of any Collateral, or the validity, effectiveness, enforceability, sufficiency, extent, perfection or priority of any Lien therein; the validity, enforceability or collectability of any Obligations; the assets, liabilities, financial condition, results of operations, business, creditworthiness or legal status of any obligor; or for any failure of any obligor to perform its Obligations under this Indenture, the Equal Priority Intercreditor Agreement and the Security Documents. The Notes Collateral Agent shall have no obligation to any Holder or any other Person to ascertain or inquire into the existence of any Default or Event of Default, the observance or performance by any obligor of any terms of this Indenture, the Equal Priority Intercreditor Agreement and the Security Documents, or the satisfaction of any conditions precedent contained in this Indenture, the Equal Priority Intercreditor Agreement and any Security Documents. The Notes Collateral Agent shall not be required to initiate or conduct any litigation or collection or other proceeding under this Indenture, the Equal Priority Intercreditor Agreement and the Security Documents unless expressly set forth hereunder or thereunder. The Notes Collateral Agent shall have the right at any time to seek instructions from the Holders with respect to the administration of this Indenture, the Security Documents and the Equal Priority Intercreditor Agreement.

(p) The parties hereto and the Holders hereby agree and acknowledge that neither the Notes Collateral Agent nor the Trustee shall assume, be responsible for or otherwise be obligated for any liabilities, claims, causes of action, suits, losses, allegations, requests, demands, penalties, fines, settlements, damages (including foreseeable and unforeseeable), judgments, expenses and costs (including but not limited to, any remediation, corrective action, response, removal or remedial action, or investigation, operations and maintenance or monitoring costs, for personal injury or property damages, real or personal) of any kind whatsoever, pursuant to any environmental law as a result of this Indenture, the Equal Priority Intercreditor Agreement, the Security Documents or any actions taken pursuant hereto or thereto. Further, the parties hereto and the Holders hereby agree and acknowledge that in the exercise of its rights under this Indenture, the Equal Priority Intercreditor Agreement and the Security Documents, the Notes Collateral Agent may hold or obtain indicia of ownership primarily to protect the security interest of the Notes Collateral Agent in the Collateral and that any such actions taken by the Notes Collateral Agent shall not be construed as or otherwise constitute any participation in the management of such Collateral. In the event that the Notes Collateral Agent or the Trustee is required to acquire title to an asset for any reason, or take any managerial action of any kind in regard thereto, in order to carry out any fiduciary or trust obligation for the benefit of another, which in the Notes Collateral Agent or the Trustee’s sole discretion may cause the Notes Collateral Agent or the Trustee to be considered an “owner or operator” under the provisions of the Comprehensive Environmental Response, Compensation and Liability Act (“CERCLA”), 42 U.S.C. §9601, et seq., or otherwise cause the Notes Collateral Agent or the Trustee to incur liability under CERCLA or any other federal, state or local law, the Notes Collateral Agent and the Trustee reserves the right, instead of taking such action, to either resign as the Notes Collateral Agent or the Trustee or arrange for the transfer of the title or control of the asset to a court-appointed receiver. Neither the Notes Collateral Agent nor the Trustee shall be liable to the Issuer, the Note Guarantors or any other Person for any environmental claims or contribution actions under any federal, state or local law, rule or regulation by reason of the Notes Collateral Agent or the Trustee’s actions and conduct as authorized, empowered and directed hereunder or relating to the discharge, release or threatened release of hazardous materials into the environment. If at any time it is necessary or advisable for property to be possessed, owned, operated or managed by any Person (including the Notes Collateral Agent or the Trustee) other than the Issuer or the Note Guarantors, a majority in interest of Holders shall direct the Notes Collateral Agent or the Trustee to appoint an appropriately qualified Person (excluding the Notes Collateral Agent or the Trustee) who they shall designate to possess, own, operate or manage, as the case may be, the property.

(q) Upon the receipt by the Notes Collateral Agent of a written request of the Issuer signed by an Officer (a “Security Document Order”), the Notes Collateral Agent is hereby authorized to execute and enter into, and shall execute and enter into, without the further consent of any Holder or the Trustee, any Security Document to be executed after the Issue Date. Such Security Document Order shall (i) state that it is being delivered to the Notes Collateral Agent pursuant to, and is a Security Document Order referred to in, this Section 12.08(q), and (ii) instruct the Notes Collateral Agent to execute and enter into such Security Document. Any such execution of a Security Document shall be at the direction and expense of the Issuer, upon delivery to the Notes Collateral Agent of an Officer’s Certificate stating that all conditions precedent to the execution and delivery of the Security Document have been satisfied. The Holders, by their acceptance of the Notes, hereby authorize and direct the Notes Collateral Agent to execute such Security Documents.

(r) Subject to the provisions of the applicable Security Documents and the Equal Priority Intercreditor Agreement, each Holder, by acceptance of the Notes, agrees that the Notes Collateral Agent shall execute and deliver the Equal Priority Intercreditor Agreement and the Security Documents to which it is a party and all agreements, documents and instruments incidental thereto, and act in accordance with the terms thereof. For the avoidance of doubt, the Notes Collateral Agent shall have no discretion under this Indenture, the Equal Priority Intercreditor Agreement or the Security Documents and shall not be required to make or give any determination, consent, approval, request or direction without the written direction of the Holders of a majority in aggregate principal amount of the then outstanding Notes or the Trustee, as applicable.

(s) After the occurrence and continuance of an Event of Default, the Trustee, acting at the direction of the Holders of a majority of the aggregate principal amount of the Notes then outstanding, may direct the Notes Collateral Agent in connection with any action required or permitted by this Indenture, the Security Documents or the Equal Priority Intercreditor Agreement.

(t) The Notes Collateral Agent is authorized to receive any funds for the benefit of itself, the Trustee and the Holders distributed under the Security Documents or the Equal Priority Intercreditor Agreement and to the extent not prohibited under the Equal Priority Intercreditor Agreement, for turnover to the Trustee to make further distributions of such funds to itself, the Trustee and the Holders in accordance with the provisions of Section 6.10 and the other provisions of this Indenture.

(u) In each case that the Notes Collateral Agent may or is required hereunder or under any Security Document or the Equal Priority Intercreditor Agreement to take any action (an “Action”), including without limitation to make any determination, to give consents, to exercise rights, powers or remedies, to release or sell Collateral or otherwise to act hereunder or under any Security Document or the Equal Priority Intercreditor Agreement, the Notes Collateral Agent may seek direction from the Holders of a majority in aggregate principal amount of the then outstanding Notes. The Notes Collateral Agent shall not be liable with respect to any Action taken or omitted to be taken by it in accordance with the direction from the Holders of a majority in aggregate principal amount of the then outstanding Notes. If the Notes Collateral Agent shall request direction from the Holders of a majority in aggregate principal amount of the then outstanding Notes with respect to any Action, the Notes Collateral Agent shall be entitled to refrain from such Action unless and until the Notes Collateral Agent shall have received direction from the Holders of a majority in aggregate principal amount of the then outstanding Notes, and the Notes Collateral Agent shall not incur liability to any Person by reason of so refraining.

(v) Notwithstanding anything to the contrary in this Indenture or in any Security Document or the Equal Priority Intercreditor Agreement, in no event shall the Notes Collateral Agent or the Trustee be responsible for, or have any duty or obligation with respect to, the recording, filing, registering, perfection, protection or maintenance of the security interests or Liens intended to be created by this Indenture, the Security Documents or the Equal Priority Intercreditor Agreement (including without limitation the filing or continuation of any Uniform Commercial Code financing or continuation statements or similar documents or instruments), nor shall the Notes Collateral Agent or the Trustee be responsible for, and neither the Notes Collateral Agent nor the Trustee makes any representation regarding, the validity, effectiveness or priority of any of the Security Documents or the security interests or Liens intended to be created thereby.

(w) Before the Notes Collateral Agent acts or refrains from acting in each case at the request or direction of the Issuer or the Note Guarantors, it may require an Officer’s Certificate, which shall conform to the provisions of this Section 12.08 and Sections 13.03 and 13.04; provided, that no Officer’s Certificate shall be required in connection with the Security Documents and the Equal Priority Intercreditor Agreement to be entered by the Notes Collateral Agent on the Issue Date. The Notes Collateral Agent shall not be liable for any action it takes or omits to take in good faith in reliance on such certificate.

(x) Notwithstanding anything to the contrary contained herein, the Notes Collateral Agent shall act pursuant to the instructions of the Holders and the Trustee solely with respect to the Security Documents and the Collateral.

(y) The rights, privileges, benefits, immunities, indemnities and other protections given to the Trustee are extended to, and shall be enforceable by, the Notes Collateral Agent as if the Notes Collateral Agent were named as the Trustee herein and the Security Documents were named as this Indenture herein.

(z) The Issuer and the Guarantors shall furnish to the Trustee and the Notes Collateral Agent, within 120 days after the end of each fiscal year (beginning with the first fiscal year ending after the Issue Date and after giving effect to any fiscal year end change effected on or after the Issue Date), an Officer’s Certificate either (i) (x) stating that such action has been taken with respect to the recording, filing, re-recording, and refiling of this Indenture or the Security Documents, as applicable, as are necessary to maintain the perfected Liens of the applicable Security Documents securing the Obligations under applicable law to the extent required by the Security Documents other than any action as described therein to be taken, and (y) stating that on the date of such Officer’s Certificate, all financing statements, financing statement amendments and continuation statements have been or will be executed and filed that are necessary, as of such date or promptly thereafter and during the succeeding 12 months, fully to maintain the perfection (to the extent required by the Security Documents) of the security interests of the Notes Collateral Agent securing the Obligations thereunder and under the Security Documents with respect to the Collateral; provided that if there is a required filing of a continuation statement or other instrument within such 12-month period and such continuation statement or amendment is not effective if filed at the time of the Officer’s Certificate, such Officer’s Certificate may so state and in that case the Issuer and the Note Guarantors shall cause a continuation statement or amendment to be timely filed and become effective so as to maintain such Liens and security interests securing Obligations or (ii) stating that no such action is necessary to maintain such Liens or security interests.

(aa) Section 7.07 of this Indenture shall apply mutatis mutandis to the Notes Collateral Agent in its capacity as such.

ARTICLE 13

MISCELLANEOUS

SECTION 13.01. [Intentionally Omitted].

SECTION 13.02. Notices.

Any notice or communication by Holdings, the Issuer, any Subsidiary Guarantor, the Trustee or the Notes Collateral Agent to the others shall be in writing and delivered in person or mailed by first-class mail (registered or certified, return receipt requested), facsimile or other electronic delivery, or overnight air courier guaranteeing next day delivery, addressed as follows:

if to Holdings, the Issuer or any Subsidiary Guarantor:

GrafTech International Ltd.

982 Keynote Circle

Brooklyn Heights, OH 44131

Attention: Quinn J. Coburn, Chief Financial Officer, Vice President Financial and Treasurer

Facsimile: (216) 676-2526

with a copies to:

GrafTech International Ltd.

982 Keynote Circle

Brooklyn Heights, OH 44131

Attention: Gina K. Gunning, Chief Legal Officer and Corporate Secretary

Facsimile: (216) 676-2526

and

Jones Day

901 Lakeside Avenue

Cleveland, OH 44114

Attention: Michael J. Solecki

Facsimile: (216) 579-0212

if to the Trustee or the Notes Collateral Agent:

U.S. Bank National Association

1350 Euclid Avenue, Suite 1100

Cleveland, OH 44115

Attention: Global Corporate Trust

Facsimile: (216) 623-9259

Holdings, the Issuer, any Subsidiary Guarantor, the Trustee or the Notes Collateral Agent by notice to the others may designate additional or different addresses for subsequent notices or communications.

All notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when receipt acknowledged, if sent by facsimile or other electronic delivery; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery. Notwithstanding the foregoing, notices to the Trustee or the Notes Collateral Agent shall be effective only upon receipt and notices delivered to the Trustee or the Notes Collateral Agent, as applicable, shall be effective on the date received if received prior to 3:00 p.m., New York City time, on the day of receipt.

Any notice or communication to a Holder shall be mailed by first class mail, or delivered by overnight air courier guaranteeing next day delivery, in each case to such Holder’s address as it appears on the registration books of the Registrar, and shall be sufficiently given if so mailed within the time prescribed in this Indenture, if any.

Failure to provide a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders. If a notice or communication is provided in the manner provided above, it is duly given, whether or not the addressee receives it.

SECTION 13.03. Communication by Holders with Other Holders.

Holders may communicate with other Holders with respect to their rights under this Indenture or the Notes.

SECTION 13.04. Certificate and Opinion as to Conditions Precedent.

Upon any request or application by the Issuer or any Note Guarantor to the Trustee or the Notes Collateral Agent to take or refrain from taking any action under this Indenture, the Issuer or such Note Guarantor, as the cash may be, shall furnish to the Trustee or, if such action relates to a Security Document or the Equal Priority Intercreditor Agreement, the Notes Collateral Agent:

(a) an Officer’s Certificate in form and substance reasonably satisfactory to the Trustee stating that, in the opinion of the signer, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

(b) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

SECTION 13.05. Statements Required in Certificate or Opinion.

Each certificate or opinion with respect to compliance with a covenant or condition provided for in this Indenture (other than pursuant to Section 4.04) shall include:

(a) a statement that the individual making such certificate or opinion has read such covenant or condition;

(b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(c) a statement that, in the opinion of such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(d) a statement as to whether or not, in the opinion of such individual, such covenant or condition has been complied with.

SECTION 13.06. When Notes Disregarded.

In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Issuer, any Note Guarantor or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Issuer or any Note Guarantor shall be disregarded and deemed not to be outstanding, except that, for the purpose of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes which the Trustee knows are so owned shall be so disregarded. Subject to the foregoing, only Notes outstanding at the time shall be considered in any such determination.

SECTION 13.07. Rules by Trustee, Paying Agent and Registrar.

The Trustee may make reasonable rules for action by or a meeting of Holders. The Registrar and the Paying Agent may make reasonable rules for their functions.

SECTION 13.08. Legal Holidays.

A “Legal Holiday” is a Saturday, a Sunday or other day on which banking institutions are not required by law or regulation to be open in the State of New York. If a payment date is a Legal Holiday, payment shall be made on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period. If a regular record date is a Legal Holiday, the record date shall not be affected.

SECTION 13.09. Governing Law.

THIS INDENTURE AND THE NOTES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

SECTION 13.10. Waiver of Jury Trial.

Holdings, the Issuer, the Subsidiary Guarantors, the Trustee and the Notes Collateral Agent hereby irrevocably waive, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Indenture or the transactions contemplated hereby.

SECTION 13.11. No Recourse Against Others.

A past, present or future director, officer, employee, incorporator, member, partner or stockholder, as such, of Holdings, the Issuer or any Subsidiary Guarantor or any of their respective parent companies or subsidiaries (other than the Issuer and the Note Guarantors) shall not have any liability for any obligations of Holdings, the Issuer or any of the Subsidiary Guarantors under the Notes, the Note Guarantees, the Indenture, the Equal Priority Intercreditor Agreement or any Security Document or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Note, each Holder shall waive and release all such liability. The waiver and release shall be part of the consideration for the issue of the Notes.

SECTION 13.12. Successors.

All agreements of Holdings, the Issuer and each Subsidiary Guarantor in this Indenture and the Notes shall bind its successors. All agreements of the Trustee in this Indenture shall bind its successors.

SECTION 13.13. Multiple Originals.

The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. One signed copy is enough to prove this Indenture.

SECTION 13.14. Table of Contents; Headings.

The table of contents, cross-reference sheet and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not intended to be considered a part hereof and shall not modify or restrict any of the terms or provisions hereof.

SECTION 13.15. Severability.

In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 13.16. Electronic Signatures.

For the avoidance of doubt, for all purposes of this Indenture and any document to be signed or delivered in connection with or pursuant to this Indenture, the words “Execution,” “signed,” “signature,” “delivery” and words of like import shall be deemed to include electronic signatures, deliveries or the keeping of records in electronic form, as the case may be, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery or the use of a paper based recordkeeping system, as the case may be, and the parties hereto consent to conduct the transactions contemplated hereunder by electronic means. The Issuer agrees to assume all risks arising out of using digital signatures and electronic methods to submit communications to the Trustee, including the risk of the Trustee acting on unauthorized instructions, and the risk of interception and misuse by third parties, except to the extent such risk arises from the Trustee’s negligent action, its own negligent failure to act or its own willful misconduct.

SECTION 13.17. U.S.A. Patriot Act.

The parties hereto acknowledge that in order to help the United States government fight the funding of terrorism and money laundering activities, pursuant to Federal regulations that became effective on October 1, 2003 (Section 326 of the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001))), all financial institutions are required to obtain, verify, record and update information that identifies each person establishing a relationship or opening an account. Each party to this agreement agrees that it shall provide to the Trustee such information as the Trustee may request, from time to time, required for the Trustee to satisfy the requirements of the USA PATRIOT Act, including the name, address, tax identification number and other information that shall allow it to identify the individual or entity who is establishing the relationship or opening the account and may also ask for formation documents such as articles of incorporation or other identifying documents to be provided.

SECTION 13.18. Intercreditor Agreements and Subordination Agreements.

Each Holder, by its acceptance of a Note, (a) agrees that it will be bound by and will take no actions contrary to the provisions of the Equal Priority Intercreditor Agreement and (b) authorizes and instructs the Trustee and the Notes Collateral Agent to enter into the Equal Priority Intercreditor Agreement on the Issue Date in accordance with Section 9.01(14), in each case as Trustee and as Notes Collateral Agent, as the case may be, and on behalf of such Holder, including without limitation, making the representations of the Holders contained therein. The foregoing provisions as they relate to the Equal Priority Intercreditor Agreement are intended as an inducement to the lenders under the Senior Credit Facilities to extend credit and such lenders are intended third party beneficiaries of such provisions and the provisions of the Equal Priority Intercreditor Agreement.

Each Holder, by its acceptance of a Note, agrees that the Trustee and/or the Notes Collateral Agent may enter into any intercreditor agreement and/or subordination agreement pursuant to, or contemplated by, the terms of this Indenture (including with respect to Indebtedness permitted pursuant to Section 4.06, any applicable Liens on Collateral permitted pursuant to Section 4.10 and, in each case, together with the defined terms referenced therein) on its behalf and agrees to be bound by the terms thereof.

IN WITNESS WHEREOF, the parties have caused this Indenture to be duly executed as of the date first written above.

Issuer:

GRAFTECH FINANCE INC.

By:	/s/ Quinn J. Coburn
Name: Quinn J. Coburn
Title: Vice President and Treasurer

Guarantors:

GRAFTECH INTERNATIONAL LTD.

By:	/s/ Quinn J. Coburn
Name: Quinn J. Coburn
Title: Chief Financial Officer, Vice President Finance and Treasurer

GRAFTECH ADVANCED GRAPHITE MATERIALS LLC

GRAFTECH DE LLC

GRAFTECH GLOBAL ENTERPRISES INC.

GRAFTECH HOLDINGS INC.

GRAFTECH INTERNATIONAL HOLDINGS INC.

GRAFTECH NY INC.

GRAFTECH SEADRIFT HOLDING CORP.

GRAFTECH TECHNOLOGY LLC

GRAFTECH USA LLC

GRAPHITE ELECTRODE NETWORK LLC

SEADRIFT COKE L.P.

By:	/s/ Quinn J. Coburn
Name: Quinn J. Coburn
Title: Vice President and Treasurer

[Signature Page to this Indenture]

U.S. BANK NATIONAL ASSOCIATION, as Trustee and Notes Collateral Agent

By:	/s/ David A. Schlabach
Name: David A. Schlabach
Title: Vice President

[Signature Page to this Indenture]

APPENDIX A

PROVISIONS RELATING TO THE NOTES

1. Definitions.

1.1 Definitions.

Capitalized terms used in this Appendix A and not otherwise defined shall have the meanings provided in the Indenture. For the purposes of this Appendix A and the Indenture as a whole, the following terms shall have the meanings indicated below:

“Applicable Procedures” means, with respect to any transfer or transaction involving a Regulation S Global Note or beneficial interest therein, the rules and procedures of the Depositary for such Global Note, Euroclear and Clearstream, in each case to the extent applicable to such transaction and as in effect from time to time.

“Clearstream” means Clearstream Banking, société anonyme, or any successor securities clearing agency.

“Definitive Note” means a certificated Initial Note or Additional Note (bearing the Restricted Notes Legend if the transfer of such Note is restricted by applicable law) that does not include the Global Notes Legend.

“Depositary” means The Depository Trust Company, its nominees and their respective successors.

“Euroclear” means the Euroclear Clearance System or any successor securities clearing agency.

“Global Notes Legend” means the legend set forth under that caption in Exhibit A to this Indenture.

“Initial Purchasers” means (a) with respect to the Initial Notes issued on the Issue Date, J.P. Morgan Securities LLC, HSBC Securities (USA) Inc., Citigroup Global Markets Inc., Credit Suisse Securities (USA) LLC and RBC Capital Markets, LLC and (b) with respect to each issuance of Additional Notes, the Persons purchasing such Additional Notes under the related Purchase Agreement.

“Purchase Agreement” means (a) the Purchase Agreement, dated December 8, 2020, among the Issuer, the Note Guarantors and J.P. Morgan Securities LLC, as representative of the Initial Purchasers, and (b) any other similar purchase or underwriting agreement relating to Additional Notes.

“QIB” means a “qualified institutional buyer” as defined in Rule 144A.

“Regulation S” means Regulation S under the Securities Act.

“Regulation S Notes” means all Notes offered and sold outside the United States in reliance on Regulation S.

“Restricted Period”, with respect to any Notes, means the period of 40 consecutive days beginning on and including the later of (a) the day on which such Notes are first offered to persons other than distributors (as defined in Regulation S under the Securities Act) in reliance on Regulation S, notice of which day shall be promptly given by the Issuer to the Trustee, and (b) the issue date with respect to such Notes.

“Restricted Notes Legend” means the legend set forth in Section 2.3(e)(i) herein.

“Rule 144A” means Rule 144A under the Securities Act.

“Rule 144A Notes” means all Notes offered and sold to QIBs in reliance on Rule 144A.

“Notes” means the Initial Notes and Additional Notes, if any, treated as a single class.

“Notes Custodian” means the custodian with respect to a Global Note (as appointed by the Depositary) or any successor person thereto, who shall initially be the Trustee.

“Transfer Restricted Notes” means Definitive Notes and any other Notes that bear or are required to bear the Restricted Notes Legend.

1.2 Other Definitions.

Term:	Defined in Section:
“Agent Members”	2.1(c)
“Global Note”	2.1(b)
“Regulation S Global Note”	2.1(b)
“Rule 144A Global Note”	2.1(b)

2. The Notes.

2.1 Form and Dating.

(a) The Notes issued on the date hereof shall be (i) offered and sold by the Issuer pursuant to the Purchase Agreement and (ii) resold, initially, only to (1) QIBs in reliance on Rule 144A and (2) Persons other than U.S. Persons (as defined in Regulation S) in reliance on Regulation S. Such Notes may thereafter be transferred to, among others, QIBs and purchasers in reliance on Regulation S. Additional Notes offered after the date hereof may be offered and sold by the Issuer from time to time pursuant to one or more Purchase Agreements in accordance with applicable law.

(b) Global Notes. Rule 144A Notes shall be issued initially in the form of one or more permanent global Notes in definitive, fully registered form (collectively, the “Rule 144A Global Note”) and Regulation S Notes shall be issued initially in the form of one or more global Notes (collectively, the “Regulation S Global Note”), in each case without interest coupons and bearing the Global Notes Legend and Restricted Notes Legend, which shall be deposited on behalf of the purchasers of the Notes represented thereby with the Notes Custodian, and registered in the name of the Depositary or a nominee of the Depositary, duly executed by the Issuer and authenticated by the Trustee as provided in this Indenture. Beneficial ownership interests in the Regulation S Global Note shall not be exchangeable for interests in the Rule 144A Global Note or any other Note without a Restricted Notes Legend until the expiration of the Restricted Period. The Rule 144A Global Note and the Regulation S Global Note are each referred to herein as a “Global Note” and are collectively referred to herein as “Global Notes”. The aggregate principal amount of the Global Notes may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Depositary or its nominee and on the schedules thereto as hereinafter provided.

2

(c) Book-Entry Provisions. This Section 2.1(c) shall apply only to a Global Note deposited with or on behalf of the Depositary.

The Issuer shall execute and the Trustee shall, in accordance with this Section 2.1(c) and Section 2.2 and pursuant to an Authentication Order of the Issuer signed by an Officer, authenticate and deliver initially one or more Global Notes that (i) shall be registered in the name of the Depositary for such Global Note or Global Notes or the nominee of such Depositary and (ii) shall be delivered by the Trustee to such Depositary or pursuant to such Depositary’s instructions or held by the Trustee as Notes Custodian.

Members of, or participants in, the Depositary (“Agent Members”) shall have no rights under this Indenture with respect to any Global Note held on their behalf by the Depositary or by the Trustee as Notes Custodian or under such Global Note, and the Depositary may be treated by the Issuer, the Trustee and any agent of the Issuer or the Trustee as the absolute owner of such Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Issuer, the Trustee or any agent of the Issuer or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and its Agent Members, the operation of customary practices of such Depositary governing the exercise of the rights of a holder of a beneficial interest in any Global Note.

(d) Definitive Notes. Except as provided in Section 2.3 or 2.4, owners of beneficial interests in Global Notes shall not be entitled to receive physical delivery of certificated Notes.

2.2 Authentication. The Trustee shall authenticate and deliver (a) on the Issue Date, an aggregate principal amount of $500,000,000 of the Issuer’s 4.625% Senior Secured Notes due 2028 and (b) subject to the terms of the Indenture, from time to time thereafter, any Additional Notes for an original issuance specified in the Authentication Order of the Issuer pursuant to Section 2.02 of the Indenture. Such order shall specify the amount of the Notes to be authenticated, the date on which the original issue of Notes is to be authenticated and, in the case of an issuance of Additional Notes pursuant to Section 2.13 of the Indenture, shall certify that such issuance is in compliance with Sections 2.13, 4.06 and 4.10 of the Indenture.

2.3 Transfer and Exchange.

(a) Transfer and Exchange of Definitive Notes. When Definitive Notes are presented to the Registrar with a request:

  (i) to register the transfer of such Definitive Notes; or

  (ii) to exchange such Definitive Notes for an equal principal amount of Definitive Notes of other authorized denominations;

the Registrar shall register the transfer or make the exchange as requested if its reasonable requirements for such transaction are met; provided, however, that the Definitive Notes surrendered for transfer or exchange:

3

(1) shall be duly endorsed or accompanied by a written instrument of transfer in form reasonably satisfactory to the Issuer and the Registrar, duly executed by the Holder thereof or his attorney duly authorized in writing; and

(2) in the case of Transfer Restricted Notes, are accompanied by the following additional information and documents, as applicable:

(A) if such Definitive Notes are being delivered to the Registrar by a Holder for registration in the name of such Holder, without transfer, a certification from such Holder to that effect (in the form set forth on the reverse side of the Initial Note);

(B) if such Definitive Notes are being transferred to the Issuer, a certification to that effect (in the form set forth on the reverse side of the Initial Note); or

(C) if such Definitive Notes are being transferred pursuant to an exemption from registration in reliance upon an exemption from the registration requirements of the Securities Act, (x) a certification to that effect (in the form set forth on the reverse side of the Initial Note) and (y) if the Issuer so requests, an opinion of counsel of recognized standing or other evidence reasonably satisfactory to it as to the compliance with the restrictions set forth in the legend set forth in Section 2.3(e)(i).

(b) Restrictions on Transfer of a Definitive Note for a Beneficial Interest in a Global Note. A Definitive Note may not be exchanged for a beneficial interest in a Global Note except upon satisfaction of the requirements set forth below. Upon receipt by the Trustee of a Definitive Note, duly endorsed or accompanied by a written instrument of transfer in form reasonably satisfactory to the Issuer and the Registrar, together with:

  (i) certification (in the form set forth on the reverse side of the Initial Note) that such Definitive Note is being transferred (1) to the Issuer, (2) to the Registrar for registration in the name of a Holder, without transfer, (3) pursuant to an effective registration statement under the Securities Act, (4) to a QIB in accordance with Rule 144A, (5) outside the United States in an offshore transaction within the meaning of Regulation S and in compliance with Rule 904 under the Securities Act or (6) pursuant to another available exemption from the registration requirements of the Securities Act; and

  (ii) written instructions directing the Trustee to make, or to direct the Notes Custodian to make, an adjustment on its books and records with respect to such Global Note to reflect an increase in the aggregate principal amount of the Notes represented by the Global Note, such instructions to contain information regarding the Depositary account to be credited with such increase;

then, the Trustee shall cancel such Definitive Note and cause, or direct the Notes Custodian to cause, in accordance with the standing instructions and procedures existing between the Depositary and the Notes Custodian, the aggregate principal amount of Notes represented by the Global Note to be increased by the aggregate principal amount of the Definitive Note to be exchanged and shall credit or cause to be credited to the account of the Person specified in such instructions a beneficial interest in the Global Note equal to the principal amount of the Definitive Note so canceled. If no Global Notes are then outstanding and the Global Note has not been previously exchanged for certificated securities pursuant to Section 2.4, the Issuer shall issue and the Trustee shall authenticate, upon written order of the Issuer in the form of an Officer’s Certificate, a new Global Note in the appropriate principal amount.

4

(c) Transfer and Exchange of Global Notes. (i) The transfer and exchange of Global Notes or beneficial interests therein shall be effected through the Depositary, in accordance with this Indenture (including applicable restrictions on transfer set forth herein, if any) and the procedures of the Depositary therefor. A transferor of a beneficial interest in a Global Note shall deliver a written order given in accordance with the Depositary’s procedures containing information regarding the participant account of the Depositary to be credited with a beneficial interest in such Global Note or another Global Note and such account shall be credited in accordance with such order with a beneficial interest in the applicable Global Note and the account of the Person making the transfer shall be debited by an amount equal to the beneficial interest in the Global Note being transferred. Transfers by an owner of a beneficial interest in the Rule 144A Global Note to a transferee who takes delivery of such interest through the Regulation S Global Note, whether before or after the expiration of the Restricted Period, shall be made only upon receipt by the Trustee of a certification in the form provided on the reverse of the Initial Notes from the transferor to the effect that such transfer is being made in accordance with Regulation S or (if available) Rule 144 under the Securities Act and that, if such transfer is being made prior to the expiration of the Restricted Period, the interest transferred shall be held immediately thereafter through Euroclear or Clearstream.

(ii) If the proposed transfer is a transfer of a beneficial interest in one Global Note to a beneficial interest in another Global Note, the Registrar shall reflect on its books and records the date and an increase in the principal amount of the Global Note to which such interest is being transferred in an amount equal to the principal amount of the interest to be so transferred, and the Registrar shall reflect on its books and records the date and a corresponding decrease in the principal amount of the Global Note from which such interest is being transferred.

(iii) Notwithstanding any other provisions of this Appendix A (other than the provisions set forth in Section 2.4), a Global Note may not be transferred as a whole except by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.

(d) Restrictions on Transfer of Regulation S Global Note. (i) Prior to the expiration of the Restricted Period, interests in the Regulation S Global Note may be held only through Euroclear or Clearstream. During the Restricted Period, beneficial ownership interests in the Regulation S Global Note may be sold, pledged or transferred only through Euroclear or Clearstream in accordance with the Applicable Procedures and only (1) to the Issuer, (2) so long as such security is eligible for resale pursuant to Rule 144A, to a person whom the selling holder reasonably believes is a QIB that purchases for its own account or for the account of a QIB to whom notice is given that the resale, pledge or transfer is being made in reliance on Rule 144A, (3) in an offshore transaction in accordance with Regulation S, (4) pursuant to another available exemption from the registration requirements of under the Securities Act or (5) pursuant to an effective registration statement under the Securities Act, in each case in accordance with any applicable securities laws of any state of the United States. Prior to the expiration of the Restricted Period, transfers by an owner of a beneficial interest in the Regulation S Global Note to a transferee who takes delivery of such interest through the Rule 144A Global Note shall be made only in accordance with Applicable Procedures and upon receipt by the Trustee of a written certification from the transferor of the beneficial interest in the form provided on the reverse of the Initial Note to the effect that such transfer is being made to a QIB within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A.

(ii) Upon the expiration of the Restricted Period, beneficial ownership interests in the Regulation S Global Note shall be transferable in accordance with applicable law and the other terms of this Indenture.

5

(e) Legend.

  (i) Except as permitted by the following paragraphs (ii), (iii) or (iv), each Note certificate evidencing the Global Notes and the Definitive Notes (and all Notes issued in exchange therefor or in substitution thereof) shall bear a legend in substantially the following form (each defined term in the legend being defined as such for purposes of the legend only):

  “THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION.

  THE HOLDER OF THIS SECURITY, BY ITS ACCEPTANCE HEREOF, AGREES ON ITS OWN BEHALF AND ON BEHALF OF ANY INVESTOR ACCOUNT FOR WHICH IT HAS PURCHASED SECURITIES, TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE (THE “RESALE RESTRICTION TERMINATION DATE”) THAT IS [IN THE CASE OF RULE 144A NOTES: SIX MONTHS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF, THE ORIGINAL ISSUE DATE OF THE ISSUANCE OF ANY ADDITIONAL NOTES AND THE LAST DATE ON WHICH THE ISSUER OR ANY AFFILIATE OF THE ISSUER WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY),] [IN THE CASE OF REGULATION S NOTES: 40 DAYS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF, THE ORIGINAL ISSUE DATE OF THE ISSUANCE OF ANY ADDITIONAL NOTES AND THE DATE ON WHICH THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY) WAS FIRST OFFERED TO PERSONS OTHER THAN DISTRIBUTORS (AS DEFINED IN RULE 902 OF REGULATION S UNDER THE SECURITIES ACT (“REGULATION S”)) IN RELIANCE ON REGULATION S], ONLY (A) TO GRAFTECH FINANCE INC. (THE “ISSUER”), GRAFTECH INTERNATIONAL LTD. OR ANY SUBSIDIARY THEREOF, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”), TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES TO NON-U.S. PERSONS THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S [UNDER THE SECURITIES ACT], OR (E) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE ISSUER’S AND THE TRUSTEE’S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSES (D) OR (E) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE. [IN THE CASE OF REGULATION S NOTES: BY ITS ACQUISITION HEREOF, THE HOLDER HEREOF REPRESENTS THAT IT IS NOT A U.S. PERSON NOR IS IT PURCHASING FOR THE ACCOUNT OF A U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH REGULATION S.]”

6

  BY ITS ACQUISITION OF THIS SECURITY, THE HOLDER THEREOF WILL BE DEEMED TO HAVE REPRESENTED AND WARRANTED THAT EITHER (1) NO PORTION OF THE ASSETS USED BY SUCH HOLDER TO ACQUIRE OR HOLD THIS SECURITY CONSTITUTES THE ASSETS OF (A) AN EMPLOYEE BENEFIT PLAN THAT IS SUBJECT TO TITLE I OF THE U.S. EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), (B) A PLAN, INDIVIDUAL RETIREMENT ACCOUNT OR OTHER ARRANGEMENT THAT IS SUBJECT TO SECTION 4975 OF THE U.S. INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”), (C) AN ENTITY WHOSE UNDERLYING ASSETS ARE DEEMED TO CONSTITUTE THE ASSETS OF ANY SUCH EMPLOYEE BENEFIT PLAN OR PLAN, (D) A GOVERNMENTAL PLAN (AS DEFINED IN SECTION 3(32) OF ERISA), (E) A CHURCH PLAN (AS DEFINED IN SECTION 3(33) OF ERISA) THAT HAS NOT MADE AN ELECTION UNDER SECTION 410(d) OF THE CODE, OR (F) A NON-U.S. PLAN, OR (2) THE ACQUISITION, HOLDING, AND DISPOSITION OF THIS SECURITY WILL NOT CONSTITUTE A NON-EXEMPT PROHIBITED TRANSACTION UNDER SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE OR A SIMILAR VIOLATION UNDER ANY OTHER APPLICABLE FEDERAL, STATE, LOCAL, NON-U.S. OR OTHER LAWS OR REGULATIONS THAT ARE SIMILAR TO SUCH PROVISIONS OF ERISA OR THE CODE.

Each Definitive Note shall bear the following additional legend:

  “IN CONNECTION WITH ANY TRANSFER, THE HOLDER SHALL DELIVER TO THE REGISTRAR AND TRANSFER AGENT SUCH CERTIFICATES, OPINIONS OF COUNSEL AND OTHER INFORMATION AS SUCH TRANSFER AGENT MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.”

  (i) Upon any sale or transfer of a Transfer Restricted Note that is a Definitive Note, the Registrar shall permit the Holder thereof to exchange such Transfer Restricted Note for a Definitive Note that does not bear the legends set forth above and rescind any restriction on the transfer of such Transfer Restricted Note if the Holder certifies in writing to the Registrar that its request for such exchange was made in reliance on Rule 144 (such certification to be in the form set forth on the reverse of the Initial Note).

  (ii) Upon a sale or transfer after the expiration of the Restricted Period of any Initial Note acquired pursuant to Regulation S, all requirements that such Initial Note bear the Restricted Notes Legend shall cease to apply and the requirements requiring any such Initial Note be issued in global form shall continue to apply.

  (vii) Any Additional Notes sold in a registered offering shall not be required to bear the Restricted Notes Legend.

(f) Cancellation or Adjustment of Global Note. At such time as all beneficial interests in a Global Note have either been exchanged for Definitive Notes, transferred, redeemed, repurchased or canceled, such Global Note shall be returned by the Depositary to the Trustee for cancellation or retained and canceled by the Trustee. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for Definitive Notes, transferred in exchange for an interest in another Global Note, redeemed, repurchased or canceled, the principal amount of Notes represented by such Global Note shall be reduced and an adjustment shall be made on the books and records of the Trustee (if it is then the Notes Custodian for such Global Note) with respect to such Global Note, by the Trustee or the Notes Custodian, to reflect such reduction.

7

(g) Obligations with Respect to Transfers and Exchanges of Notes.

  (i) To permit registrations of transfers and exchanges, the Issuer shall execute and the Trustee shall authenticate, Definitive Notes and Global Notes at the Registrar’s request.

  (ii) No service charge shall be made for any registration of transfer or exchange, but the Issuer may require payment of a sum sufficient to cover any transfer tax, assessments, or similar governmental charge payable in connection therewith (other than any such transfer taxes, assessments or similar governmental charge payable upon exchanges pursuant to Sections 2.07, 3.06, 4.03, 4.12 and 9.05 of the Indenture).

  (iii) Prior to the due presentation for registration of transfer of any Note, the Issuer, the Trustee, the Paying Agent or the Registrar may deem and treat the person in whose name a Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and interest on such Note and for all other purposes whatsoever, whether or not such Note is overdue, and none of the Issuer, the Trustee, the Paying Agent or the Registrar shall be affected by notice to the contrary.

  (iv) All Notes issued upon any transfer or exchange pursuant to the terms of this Indenture shall evidence the same debt and shall be entitled to the same benefits under this Indenture as the Notes surrendered upon such transfer or exchange.

(h) No Obligation of the Trustee.

  (i) The Trustee shall have no responsibility or obligation to any beneficial owner of a Global Note, a member of, or a participant in the Depositary or any other Person with respect to the accuracy of the records of the Depositary or its nominee or of any participant or member thereof, with respect to any ownership interest in the Notes or with respect to the delivery to any participant, member, beneficial owner or other Person (other than the Depositary) of any notice (including any notice of redemption or repurchase) or the payment of any amount, under or with respect to such Notes. All notices and communications to be given to the Holders and all payments to be made to Holders under the Notes shall be given or made only to the registered Holders (which shall be the Depositary or its nominee in the case of a Global Note). The rights of beneficial owners in any Global Note shall be exercised only through the Depositary subject to the applicable rules and procedures of the Depositary. The Trustee may rely and shall be fully protected in relying upon information furnished by the Depositary with respect to its members, participants and any beneficial owners.

  (ii) The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among Depositary participants, members or beneficial owners in any Global Note) other than to require delivery of such certificates, opinions and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

8

2.4 Definitive Notes. (a) A Global Note deposited with the Depositary or with the Trustee as Notes Custodian pursuant to Section 2.1 shall be transferred to the beneficial owners thereof in the form of Definitive Notes in an aggregate principal amount equal to the principal amount of such Global Note, in exchange for such Global Note, only if such transfer complies with Section 2.3 and (i) the Depositary notifies the Issuer that it is unwilling or unable to continue as a Depositary for such Global Note or if at any time the Depositary ceases to be a “clearing agency” registered under the Exchange Act, and, in either case, a successor depositary is not appointed by the Issuer within 90 days of such notice or after the Issuer becomes aware of such event, (ii) an Event of Default has occurred and is continuing or (iii) the Issuer, in its sole discretion, notifies the Trustee in writing that it elects to cause the issuance of certificated Notes under this Indenture.

(b) Any Global Note that is transferable to the beneficial owners thereof pursuant to this Section 2.4 shall be surrendered by the Depositary to the Trustee, to be so transferred, in whole or from time to time in part, without charge, and the Trustee shall authenticate and deliver, upon such transfer of each portion of such Global Note, an equal aggregate principal amount of Definitive Notes of authorized denominations. Any portion of a Global Note transferred pursuant to this Section 2.4 shall be executed, authenticated and delivered only in denominations of $2,000 and in larger denominations in integral multiples of $1,000 and registered in such names as the Depositary shall direct. Any certificated Initial Note in the form of a Definitive Note delivered in exchange for an interest in the Global Note shall, except as otherwise provided by Section 2.3(e), bear the Restricted Notes Legend.

(c) Subject to the provisions of Section 2.4(b), the registered Holder of a Global Note may grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Notes.

(d) In the event of the occurrence of any of the events specified in Section 2.4(a)(i), (ii) or (iii), the Issuer shall promptly make available to the Trustee a reasonable supply of Definitive Notes in fully registered form without interest coupons.

9

EXHIBIT A

[FORM OF FACE OF NOTE]

[Global Notes Legend]

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), NEW YORK, NEW YORK, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO DTC, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.

[[FOR REGULATION S GLOBAL NOTE ONLY] UNTIL 40 DAYS AFTER THE LATER OF COMMENCEMENT OR COMPLETION OF THE OFFERING, AN OFFER OR SALE OF SECURITIES WITHIN THE UNITED STATES BY A DEALER (AS DEFINED IN THE SECURITIES ACT) MAY VIOLATE THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT IF SUCH OFFER OR SALE IS MADE OTHERWISE THAN IN ACCORDANCE WITH RULE 144A THEREUNDER.]

[Restricted Notes Legend]

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION.

THE HOLDER OF THIS SECURITY, BY ITS ACCEPTANCE HEREOF, AGREES ON ITS OWN BEHALF AND ON BEHALF OF ANY INVESTOR ACCOUNT FOR WHICH IT HAS PURCHASED SECURITIES, TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE (THE “RESALE RESTRICTION TERMINATION DATE”) THAT IS [IN THE CASE OF RULE 144A NOTES: SIX MONTHS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF, THE ORIGINAL ISSUE DATE OF THE ISSUANCE OF ANY ADDITIONAL NOTES AND THE LAST DATE ON WHICH THE ISSUER OR ANY AFFILIATE OF THE ISSUER WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY),] [IN THE CASE OF REGULATION S NOTES: 40 DAYS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF, THE ORIGINAL ISSUE DATE OF THE ISSUANCE OF ANY ADDITIONAL NOTES AND THE DATE ON WHICH THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY) WAS FIRST OFFERED TO PERSONS OTHER THAN DISTRIBUTORS (AS DEFINED IN RULE 902 OF REGULATION S UNDER THE SECURITIES ACT (“REGULATION S”)) IN RELIANCE ON REGULATION S], ONLY (A) TO GRAFTECH FINANCE INC. (THE “ISSUER”),

GRAFTECH INTERNATIONAL LTD. OR ANY SUBSIDIARY THEREOF, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”), TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES TO NON-U.S. PERSONS THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, OR (E) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE ISSUER’S AND THE TRUSTEE’S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSES (D) OR (E) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE. [IN THE CASE OF REGULATION S NOTES: BY ITS ACQUISITION HEREOF, THE HOLDER HEREOF REPRESENTS THAT IT IS NOT A U.S. PERSON NOR IS IT PURCHASING FOR THE ACCOUNT OF A U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH REGULATION S UNDER THE SECURITIES ACT.]

BY ITS ACQUISITION OF THIS SECURITY, THE HOLDER THEREOF WILL BE DEEMED TO HAVE REPRESENTED AND WARRANTED THAT EITHER (1) NO PORTION OF THE ASSETS USED BY SUCH HOLDER TO ACQUIRE OR HOLD THIS SECURITY CONSTITUTES THE ASSETS OF (A) AN EMPLOYEE BENEFIT PLAN THAT IS SUBJECT TO TITLE I OF THE U.S. EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), (B) A PLAN, INDIVIDUAL RETIREMENT ACCOUNT OR OTHER ARRANGEMENT THAT IS SUBJECT TO SECTION 4975 OF THE U.S. INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”), (C) AN ENTITY WHOSE UNDERLYING ASSETS ARE DEEMED TO CONSTITUTE THE ASSETS OF ANY SUCH EMPLOYEE BENEFIT PLAN OR PLAN, (D) A GOVERNMENTAL PLAN (AS DEFINED IN SECTION 3(32) OF ERISA, (E) A CHURCH PLAN (AS DEFINED IN SECTION 3(33) OF ERISA) THAT HAS NOT MADE AN ELECTION UNDER SECTION 410(d) OF THE CODE, OR (F) A NON-U.S. PLAN, OR (2) THE ACQUISITION, HOLDING, AND DISPOSITION OF THIS SECURITY WILL NOT CONSTITUTE A NON-EXEMPT PROHIBITED TRANSACTION UNDER SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE OR A SIMILAR VIOLATION UNDER ANY OTHER APPLICABLE FEDERAL, STATE, LOCAL, NON-U.S. OR OTHER LAWS OR REGULATIONS THAT ARE SIMILAR TO SUCH PROVISIONS OF ERISA OR THE CODE.

Each Definitive Note shall bear the following additional legend:

IN CONNECTION WITH ANY TRANSFER, THE HOLDER SHALL DELIVER TO THE REGISTRAR AND TRANSFER AGENT SUCH CERTIFICATES, OPINIONS OF COUNSEL AND OTHER INFORMATION AS SUCH TRANSFER AGENT MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.

2

CUSIP No. ______

ISIN ______1

[RULE 144A][REGULATION S] GLOBAL NOTE

4.625% Senior Secured Note due 2028

No. ___	[$_______________]

GRAFTECH FINANCE INC.

promises to pay to CEDE & CO., or registered assigns, the principal sum [set forth on the Schedule of Increases or Decreases in Global Note attached hereto]2 [of ____________________ United States Dollars ]3 on December 15, 2028.

Interest Payment Dates: June 15 and December 15

Record Dates: June 1 and December 1

Additional provisions of this Note are set forth on the other side of this Note.

[1]	Rule 144A Note CUSIP: 384311 AA4

Rule	144A Note ISIN: US384311AA42

Regulation	S Note CUSIP: U3826GAA5

Regulation	S Note ISIN: USU3826GAA59

[2]	Use bracketed language for a Global Note.
[3]	Use bracketed language for a Definitive Note.

IN WITNESS WHEREOF, the parties have caused this instrument to be duly executed.

GRAFTECH FINANCE INC.

By:
Name:
Title:

Dated: TRUSTEE’S CERTIFICATE OF AUTHENTICATION
U.S. BANK NATIONAL ASSOCIATION,
as Trustee, certifies that this is one of the Notes referred to in the Indenture.

By:
Authorized Signatory

2

[FORM OF REVERSE SIDE OF NOTE]

4.625% Senior Secured Note due 2028

1. Interest

GRAFTECH FINANCE INC., a Delaware corporation (such corporation, and its successors and assigns under the Indenture (as defined below), being herein called the “Issuer”), promises to pay interest on the principal amount of this Note at the rate per annum shown above. The Issuer shall pay interest semiannually on June 15 and December 15 of each year. Interest on the Notes shall accrue from the most recent date to which interest has been paid or duly provided for or, if no interest has been paid or duly provided for, from December 22, 2020 until the principal hereof is due. Interest shall be computed on the basis of a 360-day year of twelve 30-day months.

2. Method of Payment

The Issuer shall pay interest on the Notes (except defaulted interest) to the Persons who are registered Holders at the close of business on the June 1 or December 1 next preceding the interest payment date even if Notes are canceled after the record date and on or before the interest payment date. Holders must surrender Notes to a Paying Agent to collect principal payments. The Issuer shall pay principal, premium, if any, and interest in money of the United States of America that at the time of payment is legal tender for payment of public and private debts. Cash payments in respect of the Notes represented by a Global Note (including principal, premium, if any, and interest) shall be made by wire transfer of immediately available funds to the accounts specified by The Depository Trust Company or its nominee or any successor depositary. The Issuer shall make all cash payments of principal, premium, if any, and interest with respect to certificated Notes by wire transfer to a U.S. dollar account maintained by the payee with a bank in the United States by giving written notice to the Trustee or the Paying Agent to such effect designating such account no later than 30 days immediately preceding the relevant due date for payment (or such other date as the Trustee may accept in its discretion).

3. Paying Agent and Registrar

Initially, U.S. Bank National Association, a national banking association (the “Trustee”), will act as Paying Agent and Registrar. The Issuer may appoint and change any Paying Agent or Registrar without notice. The Issuer or any of its domestically incorporated Wholly-Owned Subsidiaries may act as Paying Agent or Registrar.

4. Indenture

The Issuer issued the Notes under the Indenture, dated as of December 22, 2020 (the “Indenture”), among the Issuer, the Note Guarantors and the Trustee, as trustee and notes collateral agent. The terms of the Notes include those stated in the Indenture. Terms defined in the Indenture and not defined herein have the meanings ascribed thereto in the Indenture. The Notes are subject to all terms and provisions of the Indenture, and Holders (as defined in the Indenture) are referred to the Indenture for a statement of such terms and provisions. To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling.

The Notes are senior secured obligations of the Issuer. The Issuer shall be entitled to issue Additional Notes pursuant to Section 2.13 of the Indenture. The Initial Notes and any Additional Notes shall be treated as a single class for all purposes of the Indenture.

3

To guarantee the due and punctual payment of the principal of and interest on the Notes and all other amounts payable by the Issuer under the Indenture and the Notes when and as the same shall be due and payable, whether at maturity, by acceleration or otherwise, according to the terms of the Notes and the Indenture, the Note Guarantors have jointly and severally unconditionally guaranteed the Guaranteed Obligations on a senior secured basis pursuant to the terms of the Indenture.

5. Optional Redemption

Except as set forth in the following paragraphs of this Section 5, the Notes shall not be redeemable at the option of the Issuer prior to December 15, 2023.

On and after December 15, 2023, the Issuer may at its option redeem the Notes, in whole or in part, on one or more occasions, upon not less than 10 nor more than 60 days’ prior notice, at the redemption prices (expressed as percentages of principal amount of the Notes to be redeemed) set forth below, plus accrued and unpaid interest, if any, to, but not including, the applicable date of redemption (the “Redemption Date”), subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date, if redeemed during the twelve-month period beginning on December 15 of each of the years indicated below:

Year	Percentage
2023	102.313%
2024	101.156%
2025 and thereafter	100.000%

At any time prior to December 15, 2023, the Issuer may, at its option and on one or more occasions, redeem up to 40% of the aggregate principal amount of Notes issued as of the time of such redemption (including Additional Notes, if any), upon not less than 10 nor more than 60 days’ prior notice, at a redemption price equal to the sum of: (a) 104.625% of the aggregate principal amount thereof, plus (b) accrued and unpaid interest, if any, to, but not including, the Redemption Date, subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date, with the net cash proceeds received by it from one or more Equity Offerings or a contribution to the Issuer’s common equity capital made with the net cash proceeds of a concurrent Equity Offering; provided, that:

(1) Notes in an aggregate principal amount equal to at least 60% of the aggregate principal amount of Notes originally issued under the Indenture (including Additional Notes, if any, but excluding Notes held by Holdings and its Subsidiaries) remains outstanding immediately after the occurrence of each such redemption; and

(2) each such redemption occurs within 120 days of the date of closing of each such Equity Offering.

In addition, at any time prior to December 15, 2023, the Issuer may, at its option on one or more occasions, redeem all or a part of the Notes, upon not less than 10 nor more than 60 days’ prior notice, at a redemption price equal to the sum of: (a) 100% of the principal amount of the Notes redeemed, plus (b) the Applicable Premium as of the Redemption Date, plus (c) accrued and unpaid interest, if any, to, but not including, the Redemption Date, subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date.

4

6. Sinking Fund

The Notes are not subject to any sinking fund.

7. Notice of Redemption

Notice of redemption will be electronically delivered or mailed by first-class mail at least 10 days but not more than 60 days before the Redemption Date to each Holder of Notes to be redeemed at his or her registered address, except that redemption notices may be electronically delivered or mailed more than 60 days prior to the Redemption Date if the notice is issued in connection with a defeasance of the Notes or a satisfaction and discharge of the Indenture. Any inadvertent defect in the notice of redemption, including an inadvertent failure to give notice to any Holder selected for redemption, shall not impair or affect the validity of the redemption of any other Note redeemed in accordance with provisions of the Indenture. Notes in denominations larger than $2,000 may be redeemed in part but only in whole multiples of $1,000. If money sufficient to pay the redemption price of and accrued and unpaid interest, if any, on all Notes (or portions thereof) to be redeemed on the Redemption Date is deposited with the Paying Agent on or before the Redemption Date and certain other conditions are satisfied, on and after such date, interest ceases to accrue on such Notes (or such portions thereof) called for redemption. Any notice of redemption may be subject to the satisfaction of one or more conditions precedent.

8. Repurchase of Notes at the Option of Holders upon Change of Control Triggering Event and Certain Asset Sales

The Notes may be the subject of a Change of Control Offer and an Asset Sale Offer as further described in the Indenture.

9. Denominations; Transfer; Exchange

The Notes are in registered form without coupons in denominations of $2,000 and in larger denominations in integral multiples of $1,000. A Holder may transfer or exchange Notes in accordance with the Indenture. Upon any transfer or exchange, the Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements or transfer documents and to pay any taxes required by law or permitted by the Indenture. The Issuer need not transfer or exchange any Note selected for redemption or tendered (and not withdrawn) for repurchase in connection with a Change of Control Offer or an Asset Sale Offer. Also, the Issuer need not be required to issue, register the transfer of or exchange any Notes during the period of 15 days before the sending or mailing of a notice of redemption of Notes to be redeemed.

10. Persons Deemed Owners

Except as provided in Section 2 hereof, the registered Holder of this Note may be treated as the owner of it for all purposes.

11. Unclaimed Money

If money for the payment of principal or interest remains unclaimed for two years, the Trustee and the Paying Agent shall pay the money back to the Issuer at its written request unless an applicable abandoned property law designates another Person. After any such payment, Holders entitled to the money must look to the Issuer for payment as general creditors and the Trustee and the Paying Agent shall have no further liability with respect to such monies.

5

12. Discharge and Defeasance

Subject to certain conditions set forth in the Indenture, the Issuer at any time may terminate some of or all its obligations and those of each Note Guarantor under the Indenture, the Notes, the Note Guarantees, the applicable Security Documents and the Equal Priority Intercreditor Agreement if the Issuer deposits with the Trustee cash in U.S. dollars, U.S. dollar-denominated Government Securities, or a combination thereof, for the payment of principal of, and interest on, the Notes to redemption or maturity, as the case may be.

13. Amendment, Waiver

The Indenture, the Note Guarantees, the Notes, the Security Documents or the Equal Priority Intercreditor Agreement may be amended or supplemented as provided in the Indenture.

14. Defaults and Remedies

The Events of Default relating to the Notes are defined in Section 6.01(a) of the Indenture. Upon the occurrence of an Event of Default, the rights and obligations of the Issuer, the Note Guarantors, the Trustee, the Notes Collateral Agent and the Holders shall be as set forth in the applicable provisions of the Indenture.

15. Trustee Dealings with the Issuer

The Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with and collect obligations owed to it by the Issuer or its Affiliates and may otherwise deal with the Issuer or its Affiliates with the same rights it would have if it were not Trustee.

16. No Recourse Against Others

No past, present or future director, officer, employee, incorporator, member, partner or stockholder of the Issuer or any Note Guarantor or any of their respective parent companies or subsidiaries (other than the Issuer and the Note Guarantors) shall have any liability for any obligations of the Issuer or the Note Guarantors under the Notes, the Note Guarantees, the Indenture, the Equal Priority Intercreditor or any Security Document or for any claim based on, in respect of, or by reason of such obligations or their creation. Each Holder by accepting Notes waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. Such waiver may not be effective to waive liabilities under the federal securities laws, and it is the view of the SEC that such a waiver is against public policy.

17. Authentication

This Note shall not be valid until an authorized signatory of the Trustee (or an authenticating agent) manually signs the certificate of authentication on the other side of this Note.

18. Abbreviations

Customary abbreviations may be used in the name of a Holder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors Act).

6

19. Governing Law

THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

20. CUSIP and ISIN Numbers

The Issuer has caused CUSIP and ISIN numbers to be printed on the Notes and has directed the Trustee to use CUSIP and ISIN numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

The Issuer shall furnish to any Holder of Notes upon written request and without charge to the Holder a copy of the Indenture, which has in it the text of this Note.

21. Security.

The Notes and the Note Guarantees will be secured by the Collateral on the terms and subject to the conditions set forth in the Indenture and the Security Documents. The Trustee and Notes Collateral Agent, as the case may be, hold the Collateral in trust for the benefit of the Holders of the Notes, in each case pursuant to the Security Documents and the Equal Priority Intercreditor Agreement. Each Holder, by accepting this Note, consents and agrees to the terms of the Security Documents (including the provisions providing for the foreclosure and release of Collateral) and the Equal Priority Intercreditor Agreement as the same may be in effect or may be amended from time to time in accordance with their terms and the Indenture and authorizes and directs the Notes Collateral Agent to enter into the Security Documents and the Equal Priority Intercreditor Agreement on the Issue Date, and at any time after the Issue Date, as applicable, to perform its obligations and exercise its rights thereunder in accordance therewith.

7

ASSIGNMENT FORM

To assign this Note, fill in the form below:

I or we assign and transfer this Note to

(Print or type assignee’s name, address and zip code)

(Insert assignee’s soc. sec. or tax I.D. No.)

and irrevocably appoint                agent to transfer this Note on the books of the Issuer. The agent may substitute another to act for him.

Date: ____________________ Your Signature: _________________________________

Sign exactly as your name appears on the other side of this Note.

8

CERTIFICATE TO BE DELIVERED UPON EXCHANGE OR REGISTRATION OF TRANSFER RESTRICTED SECURITIES

This certificate relates to $_________ principal amount of Notes held in (check applicable space) ____ book-entry or _____ definitive form by the undersigned.

The undersigned (check one box below):

0

has requested the Trustee by written order to deliver in exchange for its beneficial interest in the Global Note held by the Depositary a Note or Notes in definitive, registered form of authorized denominations and an aggregate principal amount equal to its beneficial interest in such Global Note (or the portion thereof indicated above); or

0	has requested the Trustee by written order to exchange or register the transfer of a Note or Notes.

In connection with any transfer of any of the Notes evidenced by this certificate occurring prior to the expiration of the period referred to in Rule 144(k) under the Securities Act, the undersigned confirms that such Notes are being transferred in accordance with its terms:

CHECK ONE BOX BELOW

(1)	0	to the Issuer; or

(2)	0	to the Registrar for registration in the name of the Holder, without transfer; or

(3)	0	pursuant to an effective registration statement under the Securities Act of 1933; or

(4)	0	inside the United States to a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act of 1933) that is purchasing for its own account or for the account of a qualified institutional buyer to whom notice is given that such transfer is being made in reliance on Rule 144A, in each case pursuant to and in compliance with Rule 144A under the Securities Act of 1933; or

(5)	0	outside the United States in an offshore transaction within the meaning of Regulation S under the Securities Act of 1933 in compliance with Rule 904 under the Securities Act of 1933 and such Note shall be held immediately after the transfer through Euroclear or Clearstream until the expiration of the Restricted Period (as defined in the Indenture); or

(6)	0	pursuant to another available exemption from the registration requirements of the Securities Act of 1933.

Unless one of the boxes is checked, the Trustee shall refuse to register any of the Notes evidenced by this certificate in the name of any Person other than the registered Holder thereof; provided, however, that if box (5) or (6) is checked, the Trustee may require, prior to registering any such transfer of the Notes, such legal opinions, certifications and other information as the Issuer has reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act of 1933.

9

Your Signature
Signature Guarantee:

Date: ___________________

Signature must be guaranteed by a participant in a recognized signature guaranty medallion program or other signature guarantor acceptable to the Trustee	Signature of Signature Guarantee

TO BE COMPLETED BY PURCHASER IF (4) ABOVE IS CHECKED.

The undersigned represents and warrants that it is purchasing this Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act of 1933, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Issuer and the Note Guarantors as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned’s foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Dated: ___________________
NOTICE: To be executed by an executive officer

10

[TO BE ATTACHED TO GLOBAL NOTES]

SCHEDULE OF INCREASES OR DECREASES IN GLOBAL NOTE

The initial principal amount of this Global Note is $[                ]. The following increases or decreases in this Global Note have been made:

Date of exchange	Amount of decrease in principal amount of this Global Note	Amount of increase in principal amount of this Global Note	Principal amount of this Global Note following such decrease or increase	Signature of authorized signatory of Trustee or Notes Custodian

11

OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Note purchased by the Issuer pursuant to Section 4.03 or 4.12 of the Indenture, check the appropriate box below:

[    ] Section 4.03 [    ] Section 4.12

If you want to elect to have only part of this Note purchased by the Issuer pursuant to Section 4.03 or Section 4.12 of the Indenture, state the amount you elect to have purchased:

$_______________

Date: _____________________

Your Signature:
(Sign exactly as your name appears on the face of this Note)
Tax Identification No.:

Signature Guarantee:* __________________________________

*	Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

12

[FORM OF SUPPLEMENTAL INDENTURE]

SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”) dated as of                 , among [GUARANTOR] (the “New Guarantor”), a subsidiary of GRAFTECH INTERNATIONAL LTD., a Delaware corporation, or its successor (such corporation or its successor, “Holdings”), GRAFTECH FINANCE INC., a Delaware corporation (the “Issuer”), and U.S. BANK NATIONAL ASSOCIATION, a national banking association, as trustee (in such capacity, the “Trustee”) and as notes collateral agent under the Indenture referred to below

W I T N E S S E T H :

WHEREAS, the Issuer, Holdings, as a Note Guarantor, and certain of Holdings’ other subsidiaries, as Note Guarantors, have heretofore executed and delivered to the Trustee an Indenture (the “Indenture”), dated as of December 22, 2020, providing for the issuance of 4.625% Senior Secured Notes due 2028 (the “Notes”);

WHEREAS, Section 10.07 of the Indenture provides that under certain circumstances Holdings is required to cause the New Guarantor to execute and deliver to the Trustee a supplemental indenture pursuant to which the New Guarantor shall unconditionally guarantee all of the Issuer’s obligations under the Notes pursuant to a Note Guarantee on the terms and conditions set forth herein; and

WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee, the Issuer and Holdings are authorized to execute and deliver this Supplemental Indenture;

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the New Guarantor, the Issuer, Holdings and the Trustee mutually covenant and agree for the equal and ratable benefit of the holders of the Notes as follows:

1. Agreement to Guarantee. The New Guarantor hereby agrees, jointly and severally with all the existing Note Guarantors, to unconditionally guarantee the Issuer’s obligations under the Notes on the terms and subject to the conditions set forth in Article 10 of the Indenture and to be bound by all other applicable provisions of the Indenture and the Notes.

2. Ratification of Indenture; Supplemental Indentures Part of Indenture. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every holder of Notes heretofore or hereafter authenticated and delivered shall be bound hereby.

3. Governing Law. THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

4. Trustee Makes No Representation. The Trustee makes no representation as to the validity or sufficiency of this Supplemental Indenture.

5. Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. One signed copy is enough to prove this Supplemental Indenture.

6. Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction thereof.

[Remainder of page intentionally blank]

2

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.

[NEW GUARANTOR]

By:
Name:
Title:

GRAFTECH FINANCE INC.

By:
Name:
Title:

GRAFTECH INTERNATIONAL LTD.

By:
Name:
Title:

U.S. BANK NATIONAL ASSOCIATION, as Trustee

By:
Name:
Title:

3